Evergreen Southern State Municipal Bond Funds: Annual Report as of August 31, 2002

INVESTMENTS THAT STAND THE TEST OF TIME

Year in and year out, Evergreen Investments seeks to provide each client with sound, time-tested investment strategies designed for sustainable long-term success. With $215 billion* in assets under management, we manage diverse investments from institutional portfolios to mutual funds, variable annuities to retirement plans, alternative investments to private accounts. Our commitment to every one of our clients is reflected in the rigor and discipline with which we manage investments.

We offer a complete family of mutual funds designed to help investors meet a wide range of financial goals. From money market funds that meet short-term needs to international funds that involve greater risk but seek potentially higher returns, Evergreen provides a broad array of flexible investment options. Across all investment styles, we are committed to providing investors with investment excellence day after day, quarter after quarter and year after year.

*As of August 31, 2002

This annual report must be preceded or accompanied by a prospectus of an Evergreen fund contained herein. The prospectus contains more complete information, including fees and expenses, and should be read carefully before investing or sending money.

Mutual Funds:	NOT FDIC INSURED	MAY LOSE VALUE	NOT BANK GUARANTEED

Evergreen InvestmentsSM is a service mark of Evergreen Investment
Management Company, LLC. Copyright 2002.

Evergreen Funds are distributed by Evergreen Distributor, Inc.,
90 Park Avenue, 10th Floor, New York, NY 10016.

Letter to Shareholders
October 2002

William M. Ennis President and Chief Executive Officer	Dennis H. Ferro President and Chief Investment Officer

Dear Evergreen Shareholders,

We are pleased to provide the annual report for the Evergreen Southern State Municipal Bond Funds, which covers the 12-month period ended August 31, 2002.

Market analysis

Over the past year, investors have faced many challenges. Continued weakness in the economy, the tragedies of September 11, and the accounting scandals all contributed to investor malaise. In addition, fears of further terrorist attacks and a potential war with Iraq provided a higher degree of uncertainty than many investors have ever before experienced. This unease, however, has reinforced the importance of diversification and enabled many fixed income investors to balance the risks of these challenging times.

Over the past year, the municipal bond market provided investors with solid relative performance. Despite a very challenging environment for the financial markets, several dynamics emerged which proved to benefit investors. First, the weak economy resulted in lower tax receipts for states, thereby increasing the need for debt issuance in order to fund many state programs. Second, this increased supply was met by healthy demand for bonds that were suitable for a broad range of investment needs. Third, many investors exiting the equity markets placed their assets in short term, liquid issues. This enabled many tax-free money market funds to outperform longer-term issues during the course of the year. Fourth, as the year progressed, the yield curve began to flatten as buyers on the long end gradually emerged. Finally, those issues emphasizing total return outperformed income-based products, benefiting from both price increases and declining yields.

Perhaps the most interesting development was the solid performance of municipal bonds despite the increased supply of issues. Ordinarily, extra supply hinders return potential, yet uncertainty in the equity markets resulted in higher-than-normal demand for total return and income securities. Money flowed from equity funds due to the uncertain economy, and as the accounting scandal widened, flows increased further into a wide variety of bond structures.

Looking forward, we believe several of the uncertainties currently affecting investors will continue, resulting in a more narrow range for yields. Concerns about the extent of the economic recovery may linger in coming months, providing further opportunities for total return investors in the municipal market. As we gain clarity regarding the recovery, however, yields will likely increase, potentially rewarding income-oriented investors. In addition, the potential war with Iraq and fears of terrorism may also positively affect performance, as investors continue to seek the relative stability and return potential of the municipal bond market.

Diversification remains important

An environment like the past 12 months offers many reasons for building and maintaining a diversified portfolio, rather than trying to make investment decisions based on anticipated market movements. Exposure to various types of investments should remain a key component of a well-balanced portfolio. Establishing a Systematic Investment Plan (SIP) could be an appropriate tool to help you achieve your investment goals. As with all investment decisions, remember to consult your financial advisor to develop a strategy that will support your long-term objectives.

Please visit our newly enhanced Web site, EvergreenInvestments.com, for more information about our funds and other investment products available to you. From the Web site, you can also access our quarterly online shareholder newsletter, Evergreen Events, through the “About Evergreen Investments” menu tab. Thank you for your continuing support of Evergreen Investments.

William M. Ennis
President and Chief Executive Officer
Evergreen Investment Company, Inc.

Dennis H. Ferro
President and Chief Investment Officer
Evergreen Investment Management Company, LLC

EVERGREEN
Florida High Income Municipal Bond Fund
Fund at a Glance as of August 31, 2002

“The fund’s long-term emphasis on income, yield and price stability benefited investors as interest rates declined.”

PORTFOLIO MANAGEMENT

Richard K. Marrone

PERFORMANCE AND RETURNS1

Portfolio Inception Date: 6/17/1992	Class A	Class B	Class C	Class I
Class Inception Date	6/17/1992	7/10/1995	3/6/1998	9/20/1995

Average Annual Returns*

1 year with sales charge	-1.15%	-1.91%	1.03%	N/A

1 year w/o sales charge	3.77%	2.99%	2.99%	4.03%

5 year	3.38%	3.28%	3.69%	4.65%

10 year	5.85%	5.80%	6.01%	6.55%

Maximum Sales Charge	4.75%	5.00%	2.00%	N/A

Front End	CDSC	CDSC

30-day SEC yield	5.23%	4.74%	4.74%	5.75%

Taxable Equivalent Yield**	8.52%	7.72%	7.72%	9.36%

12-month income distributions per share	$0.58	$0.50	$0.50	$0.61

* Adjusted for maximum applicable sales charge, unless noted. ** Assumes maximum 38.6% federal tax rate. Results for investors subject to lower tax rates would not be as advantageous.

LONG-TERM GROWTH

Comparison of a $10,000 investment in Evergreen Florida High Income Municipal Bond Fund Class A shares,1 versus a similar investment in the Lehman Brothers Municipal Bond Index (LBMBI) and the Consumer Price Index (CPI).

The LBMBI is an unmanaged market index and does not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

1 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in loads, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions. Performance shown does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

Historical performance shown for Classes B, C and I prior to their inception is based on the performance of Class A, the original class offered. The historical returns for Classes B, C and I have not been adjusted to reflect the effect of each class’ 12b-1 fee. These fees are 0.25% for Class A and 1.00% for Classes B and C. Class I does not pay a 12b-1 fee. If these fees had been reflected, returns for Classes B and C would have been lower while returns for Class I would have been higher. The advisor is waiving a portion of its advisory fee. Had the fee not been waived, returns would have been lower.

Class I shares are only available to investment advisory clients of an investment advisor of an Evergreen fund (or the investment advisor’s affiliates) through special arrangements entered into on behalf of Evergreen funds with certain financial service firms, certain institutional investors and persons who owned Class Y shares in registered name in an Evergreen fund on or before December 31, 1994.

The fund’s investment objective is non-fundamental and may be changed without the vote of the fund’s shareholders.

Funds that invest in high yield, lower-rated bonds may contain more risks due to the increased possibility of default.

The fund’s yield will fluctuate, and there can be no guarantee that the fund will achieve its objective or any particular tax-exempt yield. Income may be subject to federal alternative minimum tax.

Funds that concentrate their investments in a single state may face increased risk of price fluctuation over more diversified funds due to adverse developments within that state.

All data is as of August 31, 2002, and subject to change.

EVERGREEN
Florida High Income Municipal Bond Fund
Portfolio Manager Interview

How did the fund perform?

The fund’s Class A shares had a total return of 3.77% for the 12-month period ended August 31, 2002, excluding any applicable sales charges. During the same period, the Lehman Brothers Municipal Bond Index (LBMBI) returned 6.24%, while the median return of funds in Lipper’s Florida municipal debt category was 4.87%. Lipper Inc. is an independent monitor of mutual fund performance.

What factors affected performance?

The lag in performance relative to the LBMBI is attributable to a difference in investment objectives and mutual fund expenses. Whereas the LBMBI only reflects total return, the fund seeks to maximize income, yield and price stability. Bonds selected for their income orientation and price stability have different characteristics than those chosen for their total return potential. As yields decline, as they have over the past year, income-oriented bonds typically underperform securities with greater potential for total return. Conversely, as yields rise, securities with a heavier income orientation tend to outperform securities with higher total return potential. Another drag on performance was the fund’s holdings in uninsured airlines-backed bonds. The prices of uninsured airlines-backed bonds plunged after September 11, 2001. Although there were periods when prices rebounded, they remained considerably lower than where they stood prior to the tragedy. The fund’s position in airlines-backed bonds always remained under 2.50%; however, because the price declines were significant, the presence of even a minimal position detracted from performance.

PORTFOLIO CHARACTERISTICS

Total Net Assets	$446,694,356

Average Credit Quality*	BBB-

Effective Maturity	10.9 years

Average Duration	6.2 years

*Source: Standard & Poor’s

Why did yields decline?

Economic uncertainty and the stock market’s challenging conditions pushed municipal bond yields lower and prices higher. As the period opened, the economy was in the early stages of a recovery. When September 11 occurred, however, many investors believed the economy was headed for a deep recession. Fortunately, the Federal Reserve Board’s swift and aggressive actions enabled the economy to avert a downturn. Their interest rate cuts put the recovery back on track and restored confidence in the financial markets.

The strength and direction of the recovery remained uncertain, keeping interest rates low. The situation fueled concerns among stock investors. Anticipating the effect of economic weakness on corporate revenue growth, particularly in light of surfacing improprieties about corporate governance and misstated expenses, many investors fled the stock market for the relative safety and security of municipal bonds. As a result, prices rose in the tax-exempt sector, pushing bond yields lower. According to the municipal bond index AAA rated scale, five-year yields plunged 0.62%, 10-year yields dropped 0.37%, and 20-year yields moved 0.10% lower between August 31, 2001, and August 31, 2002.

The trend of higher prices and lower yields that ultimately emerged did not take place without fluctuations. The yield on AAA rated five-year municipal bonds moved within a 1.30% band and 10-year AAA rated municipal bond yields swung by 0.90%. Yields fluctuated less in the longer end of the yield curve; for example, 20-year AAA rated yields moved by 0.50%. These yield ranges were wide for the tax-exempt sector; however, on a comparative basis, municipal bonds continued to exhibit greater price stability than many other investment alternatives.

PORTFOLIO COMPOSITION
(as a percentage of 8/31/2002 portfolio assets)

EVERGREEN
Florida High Income Municipal Bond Fund
Portfolio Manager Interview

How did supply and demand affect municipal bond prices?

Supply and demand played a critical role in the sector’s performance. Supply was heavy and demand was strong. From January to August 2002, tax-exempt issuance was on pace for a record setting year of supply. Beginning in January, deals of over $500 million (which are considered massive for the municipal bond sector) were brought to market once or twice a month. Such a tremendous amount of bonds could have weighed heavily on prices. Demand was extraordinary, however, and investors devoured the supply. In fact, many investors believed the hefty supply contributed to the rally because of the attractive variety of bond structures that became available. Consequently, investors were able to secure the appropriate bond structures for almost every investment need.

What strategies did you use to manage the fund?

Our primary focus was to maximize yield and rid the fund of uninsured airlines-backed bonds. We also took advantage of changes in the yield curve to add to performance. Throughout the year, we carefully monitored the situation of uninsured airlines bonds. We selectively and continually sold portions of these holdings into periods of price improvement, eliminating the securities entirely by July 2002. We emphasized yield by investing in tobacco bonds. These bonds were secured by the revenues owed to municipalities from their legal settlements with tobacco companies. Typically, the tobacco issues were large, liquid and offered attractive yields. Another strategy we employed was to reduce holdings in bonds with maturities eight years and shorter to reinvest in the 14 to 18-year range. This strategy enabled the fund to benefit from the sharp drop in yields (and rise in price) that took place in shorter maturities, while capturing the higher yields and potential for more significant price appreciation available in longer-term bonds. During the past year, bonds with 15-year maturities generated higher returns than bonds in any other maturity range.

PORTFOLIO QUALITY
(as a percentage of 8/31/2002 portfolio assets)

AAA	12.8%

AA	0.8%

A	9.3%

BBB	14.2%

BB	0.9%

B	1.0%

Not Rated	61.0%

What is your outlook?

We expect yields to stay within a narrow range, perhaps ultimately moving lower. While yields are at historically low levels, we think several of the forces that drove them downward over the past year could remain in place in the near term. For example, we believe the recovery could remain fragile, and uncertainty and lack of investor confidence could continue to affect the stock market. In fact, it is our opinion that yields could fall further if the situation with Iraq intensifies.

We believe the fund offers particularly attractive value in this type of market environment. The fund’s long-term emphasis on income, yield and price stability benefited investors as interest rates declined. On August 31, 2002, the Class A share tax-exempt yield was 5.23%, a tax-equivalent yield of 8.52% based on a 38.6% federal tax rate. In our opinion, this is an attractive alternative relative to the lower yields currently available to investors. Finally, the fund offers professional credit analysis and a management team to monitor credit developments and price movement. Income, liquidity and credit analysis always have been cornerstones of prudent money management. Their importance is underscored as the possibility of further challenges and uncertainty increases.

EVERGREEN
Florida Municipal Bond Fund
Fund at a Glance as of August 31, 2002

“The fund’s long-term emphasis on income, yield and price stability benefited investors as yields declined.”

PORTFOLIO MANAGEMENT

Richard K. Marrone

PERFORMANCE AND RETURNS1

Portfolio Inception Date: 5/11/1988	Class A	Class B	Class C	Class I
Class Inception Date	5/11/1988	6/30/1995	1/26/1998	6/30/1995

Average Annual Returns*

1 year with sales charge	-0.86%	-1.77%	1.21%	N/A

1 year w/o sales charge	4.12%	3.19%	3.19%	4.23%

5 year	3.92%	3.67%	4.07%	5.03%

10 year	5.43%	5.25%	5.50%	6.01%

Maximum Sales Charge	4.75%	5.00%	2.00%	N/A

	Front End	CDSC	CDSC

30-day SEC yield	4.36%	3.71%	3.70%	4.71%

Taxable Equivalent Yield**	7.10%	6.04%	6.03%	7.67%

12-month income distributions per share	$0.46	$0.37	$0.37	$0.47

* Adjusted for maximum applicable sales charge, unless noted. ** Assumes maximum 38.6% federal tax rate. Results for investors subject to lower tax rates would not be as advantageous.

LONG-TERM GROWTH

Comparison of a $10,000 investment in Evergreen Florida Municipal Bond Fund Class A shares,2 versus a similar investment in the Lehman Brothers Municipal Bond Index (LBMBI) and the Consumer Price Index (CPI).

The LBMBI is an unmanaged market index and does not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Box is based on a portfolio date as of 6/30/2002.

The fixed income Style Box placement is based on a fund’s average effective maturity or duration and the average credit rating of the bond portfolio.

1 Source: 2002 Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in loads, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions. Performance shown does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

Historical performance shown for Classes B, C and I prior to their inception is based on the performance of Class A, the original class offered. The historical returns for Classes B, C and I have not been adjusted to reflect the effect of each class’ 12b-1 fee. These fees are 0.25% for Class A and 1.00% for Classes B and C. Class I does not pay a 12b-1 fee. If these fees had been reflected, returns for Classes B and C would have been lower while returns for Class I would have been higher. The advisor is waiving a portion of its advisory fee for the fund and the distributor is waiving a portion of the 12b-1 fee for Class A. Had the fee not been waived, returns would have been lower.

Class I shares are only available to investment advisory clients of an investment advisor of an Evergreen fund (or the investment advisor’s affiliates) through special arrangements entered into on behalf of Evergreen funds with certain financial service firms, certain institutional investors and persons who owned Class Y shares in registered name in an Evergreen fund on or before December 31, 1994.

The fund’s investment objective is non-fundamental and may be changed without the vote of the fund’s shareholders.

Funds that invest in high yield, lower-rated bonds may contain more risks due to the increased possibility of default.

The fund’s yield will fluctuate, and there can be no guarantee that the fund will achieve its objective or any particular tax-exempt yield. Income may be subject to federal alternative minimum tax.

Funds that concentrate their investments in a single state may face increased risk of price fluctuation over more diversified funds due to adverse developments within that state.

All data is as of August 31, 2002, and subject to change.

EVERGREEN
Florida Municipal Bond Fund
Portfolio Manager Interview

How did the fund perform?

The fund’s Class A shares had a total return of 4.12% for the 12-month period ended August 31, 2002, excluding any applicable sales charges. During the same period, the Lehman Brothers Municipal Bond Index (LBMBI) returned 6.24%, while the median return of funds in Lipper’s Florida municipal debt category was 4.87%. Lipper Inc. is an independent monitor of mutual fund performance.

What factors affected performance?

The lag in performance relative to the LBMBI is attributable to a difference in investment objectives and mutual fund expenses. Whereas the LBMBI only reflects total return, the fund seeks to maximize income, yield and price stability. Bonds selected for their income orientation and price stability have different characteristics than those chosen for their total return potential. As yields decline, as they have over the past year, income-oriented bonds typically underperform securities with greater potential for total return. Conversely, as yields rise, securities with a heavier income orientation tend to outperform securities with higher total return potential. Another drag on performance was the fund’s holdings in uninsured airlines-backed bonds. The prices of uninsured airlines-backed bonds plunged after September 11, 2001. Although there were periods when prices rebounded, they remained considerably lower than where they stood prior to the tragedy. The fund’s position in airlines-backed bonds always remained under 2.50%; however, because the price declines were significant, the presence of even a minimal position detracted from performance.

PORTFOLIO CHARACTERISTICS

Total Net Assets	$454,142,106

Average Credit Quality*	AA+

Effective Maturity	7.1 years

Average Duration	5.4 years

*Source: Standard & Poor’s

What pushed yields lower, and prices higher, over the past year?

Uncertainty regarding the direction and strength of the economy, as well as challenging conditions in the stock market drove price movement in the tax-exempt sector. Cash flowed out of stock funds and into the relative safety and stability of municipal bonds. According to the municipal bond index AAA rated scale, five-year yields plunged 0.62%, 10-year yields fell 0.37%, and 20-year yields dropped 0.10% between August 31, 2001, and August 31, 2002.

As the period opened, the economy was in the early stages of a fragile recovery. When the tragic events of September 11 occurred, many investors believed the attacks would throw the economy into a steep recession. Subsequently, the Federal Reserve Board lowered interest rates, acting swiftly and aggressively to stave off an economic downturn. The Fed’s moves were successful; by the end of calendar year 2001, economic growth had resumed and confidence was restored to the financial markets.

Despite an accommodative monetary policy, however, the strength and duration of the recovery remained uncertain. Consequently, interest rates remained low, but concerns abounded among stock investors regarding corporate revenue growth. Stock prices weakened, and became increasingly volatile as questions about corporate governance and misstated expenses surfaced.

The demand for municipal bonds increased enough to devour a record-setting level of supply. While heavy supply typically pushes prices lower, the supply may have actually contributed to the municipal bond market’s rally during the 2002 calendar year. Whereas investors are often challenged to find the right type of bonds when supply is light, they found a wide variety of bond structures among the hefty supply.

The ultimate trend toward lower yields and higher prices was accompanied by wide fluctuations. According to the AAA rated municipal bond index, five-year municipal bond yields moved within a 1.30% band and 10-year yields swung by 0.90%. Yields moved less, however, in the longer end of the yield curve, where 20-year yields moved by 0.50%. Whereas these yield fluctuations were wide for the tax-exempt sector, municipal bond prices were relatively stable versus many other investment alternatives.

EVERGREEN
Florida Municipal Bond Fund
Portfolio Manager Interview

PORTFOLIO COMPOSITION
(as a percentage of 8/31/2002 portfolio assets)

What strategies did you use to manage the fund?

We sought higher-yielding bonds with better-than-average price stability, capitalized on fluctuations in the yield curve, and focused on reducing the fund’s uninsured airlines-backed bond position. We constantly monitored the fund’s uninsured airlines-backed holdings, taking advantage of temporary price improvement to sell the securities.

To boost yield, we increased the fund’s holdings in tobacco bonds and found opportunities in changing yield relationships in the hospital industry. Tobacco bonds are secured by the revenues owed to municipalities from their legal settlements with tobacco companies. Typically, tobacco deals were large, liquid and offered attractive yields. In the hospital industry, we took advantage of the changing yield relationships between credit tiers. Demand was heavy for many A rated hospitals, forcing their yields to fall faster (and prices to rise faster) than hospital bonds in other quality tiers. We sold several holdings into that price strength and, after careful credit analysis, reinvested in some BBB rated hospitals, picking up 1.00% in yield. Fluctuations in the yield curve also presented opportunities to improve returns. We sold some of the fund’s holdings in maturities of eight years and shorter, capturing the strong price appreciation that took place in that part of the curve. We reinvested in bonds in the 14 to 18-year maturity range, which provided higher yields and the potential for greater price appreciation.

PORTFOLIO QUALITY
(as a percentage of 8/31/2002 portfolio assets)

What is your outlook?

We believe yields could move within a narrow range and perhaps decline, pushing prices higher. We expect many of the trends we saw over the past year to continue, including uncertainty regarding the strength and duration of the recovery and ongoing concerns in the stock market. Furthermore, an intensifying situation with Iraq could force yields lower.

In our opinion, the fund potentially offers attractive value in such an environment. The fund’s long-term emphasis on income, yield and price stability benefited investors as yields declined. Providing Class A shareholders a tax-exempt yield of 4.36% on August 31, 2002 (a tax-equivalent yield of 7.10% in the 38.6% federal tax bracket), the fund offers a higher yield than those that are currently available. Finally, the fund provides diversification and professional credit analysis. The fund’s management team constantly monitors credit developments and price movement. Income, liquidity and credit analysis always have played critical roles in prudent money management. In this time of challenge and uncertainty, their importance is appreciated even more.

EVERGREEN
Georgia Municipal Bond Fund
Fund at a Glance as of August 31, 2002

“In the coming months, we believe there will be more opportunities to structure the portfolio for income and price stability as more new bond issues come to market.”

PORTFOLIO MANAGEMENT

Charles E. Jeanne, CFA

PERFORMANCE AND RETURNS2

Portfolio Inception Date: 7/2/1993	Class A	Class B	Class C	Class I
Class Inception Date	7/2/1993	7/2/1993	3/27/2002	2/28/1994

Average Annual Returns*

1 year with sales charge	0.10%	-0.67%	2.77%	N/A

1 year w/o sales charge	5.11%	4.33%	4.77%	5.37%

5 year	4.69%	4.58%	5.63%	5.97%

Since Portfolio Inception	4.76%	4.57%	5.28%	5.56%

Maximum Sales Charge	4.75%	5.00%	2.00%	N/A

	Front End	CDSC	CDSC

30-day SEC yield	3.77%	3.21%	3.21%	4.21%

Taxable Equivalent Yield**	6.14%	5.23%	5.23%	6.86%

12-month income distributions per share***	$0.45	$0.38	$0.16	$0.48

* Adjusted for maximum applicable sales charge, unless noted.

** Assumes maximum 38.6% federal tax rate. Results for investors subject to lower tax rates would not be as advantageous.

*** The distributions for Class C are for the period from its inception on March 27, 2002, through August 31, 2002.

LONG-TERM GROWTH

Comparison of a $10,000 investment in Evergreen Georgia Municipal Bond Fund Class A shares,2 versus a similar investment in the Lehman Brothers Municipal Bond Index (LBMBI) and the Consumer Price Index (CPI).

The LBMBI is an unmanaged market index and does not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Box is based on a portfolio date as of 6/30/2002.

The fixed income Style Box placement is based on a fund’s average effective maturity or duration and the average credit rating of the bond portfolio.

1 Source: 2002 Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in loads, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions. Performance shown does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

Historical performance shown for Classes C and I prior to its inception is based on the performance of Class A, one of the original classes offered along with Class B. The historical returns for Classes C and I have not been adjusted to reflect the effect of each class’ 12b-1 fee. These fees are 0.25% for Class A and 1.00% for Classes B and C. Class I does not pay a 12b-1 fee. If these fees had been reflected, returns for Class C would have been lower while returns for Class I would have been higher. The advisor is waiving a portion of its advisory fee. Had the fee not been waived, returns would have been lower.

Class I shares are only available to investment advisory clients of an investment advisor of an Evergreen fund (or the investment advisor’s affiliates) through special arrangements entered into on behalf of Evergreen funds with certain financial service firms, certain institutional investors and persons who owned Class Y shares in registered name in an Evergreen fund on or before December 31, 1994.

The fund’s investment objective is non-fundamental and may be changed without the vote of the fund’s shareholders.

Funds that invest in high yield, lower-rated bonds may contain more risks due to the increased possibility of default.

The fund’s yield will fluctuate, and there can be no guarantee that the fund will achieve its objective or any particular tax-exempt yield. Income may be subject to federal alternative minimum tax.

Funds that concentrate their investments in a single state may face increased risk of price fluctuation over more diversified funds due to adverse developments within that state.

All data is as of August 31, 2002, and subject to change.

EVERGREEN
Georgia Municipal Bond Fund
Portfolio Manager Interview

How did the fund perform?

The fund’s Class A shares had a total return of 5.11% for the 12-month period ended August 31, 2002, excluding any applicable sales charges. During the same period, the median return of funds in Lipper’s Georgia state municipal debt funds category was 5.05%, while the Lehman Brothers Municipal Bond Index (LBMBI) returned 6.24%. Lipper Inc. is an independent monitor of mutual fund performance.

What factors affected fund performance?

Performance was consistent with our investment objective and the market environment during the period, as the fund outperformed the median of its Lipper competitive group while trailing the LBMBI. It is important to note that whereas we manage the fund for income, yield and price stability, the benchmark only reflects total return. During a period when interest rates generally declined, bond prices rose, helping total return performance more than a management style based on yield. Moreover, because the LBMBI is unmanaged, its performance does not include the normal management expenses of a mutual fund.

PORTFOLIO CHARACTERISTICS

Total Net Assets	$233,849,576

Average Credit Quality*	AA

Effective Maturity	11.4 years

Average Duration	5.6 years

*Source: Standard & Poor’s

What was the environment like during the 12 months?

In a year colored by the September 11 terrorist attacks, the financial markets experienced great volatility. The municipal bond market was no exception. The anxieties surrounding the economy in the months after September 11 delayed the issuance of many new bonds, thus limiting supply. Over the full 12 months, interest rates tended to fluctuate, with rates on most maturities falling, although long-term municipal rates ended the period at about the same levels as they started. In contrast, yields of shorter maturity instruments declined considerably. One-year rates, for example, fell by 100 basis points.

In a period when the equity markets were roiled by concerns about the economy and controversies surrounding corporate governance and accounting issues, many investors pulled money out of stocks and invested in the municipal market, particularly in highly liquid short-term securities and tax-free money market funds. This flow of money helped overall municipal bond performance, most notably during June and July when large principal and interest payments increased the demand for bonds and helped push prices higher. As the 12-month period progressed, a few significant new deals came to market, adding to the supply.

PORTFOLIO COMPOSITION
(as a percentage of 8/31/2002 portfolio assets)

What were your principal strategies during the period?

Maintaining our long-term strategy of emphasizing income, yield and price stability, we focused our new investments on high-coupon bonds with maturities in the 15 to 20 year range. We invested in defensive bonds that provided protection for the fund’s principal and that produced a higher level of income. Many of our holdings had coupons in the 5% to 5.5% range and were structured to offer relative price stability.

We focused primarily on general obligation and essential service revenue bonds, such as those issued to support water and sewer services, and invested primarily in higher quality bonds rated either AA or AAA. In a market in which there was a relatively narrow spread between the yields of higher

EVERGREEN
Georgia Municipal Bond Fund
Portfolio Manager Interview

and lower-rated bonds, there was little incentive for us to buy lower-rated bonds. Consequently, we invested in lower-rated securities selectively.

In general, we avoided corporate-backed debt, especially from the power and airline industries, both of which experienced significant problems during the 12-month period.

Late in the period, as new bond issuance increased, we had greater ability to find bonds with structures consistent with the fund’s investment objective. When we could not find enough bonds to match our criteria, we invested in highly liquid bonds that could potentially benefit from a market rally and that could be easily sold as better-structured bonds became available.

PORTFOLIO QUALITY
(as a percentage of 8/31/2002 portfolio assets)

What is your outlook for the municipal market for the next 12 months?

At least for the next six months, we expect interest rates to continue to trend lower, especially if economic growth remains sluggish. However, if the economy starts to produce conclusive evidence of a revival, we anticipate that rates will rise.

Given this outlook, we plan to keep the fund conservatively positioned, emphasizing defensive bonds that may protect the fund’s principal value for the time when interest rates eventually start rising and the environment changes. In the coming months, we believe there will be more opportunities to structure the portfolio for income and price stability as more new bond issues come to market.

EVERGREEN
Maryland Municipal Bond Fund
Fund at a Glance as of August 31, 2002

“In this environment, we will maintain our income-producing strategy, which is consistent with the fund’s objective and has the potential to provide shareholders with tax-exempt income.”

PORTFOLIO MANAGEMENT

Keith D. Lowe, CFA

PERFORMANCE AND RETURNS2

Portfolio Inception Date: 10/30/1990	Class A	Class B	Class C	Class I
Class Inception Date	10/30/1990	3/27/1998	12/23/1998	10/30/1990

Average Annual Returns*

1 year with sales charge	0.53%	-0.23%	2.77%	N/A

1 year w/o sales charge	5.56%	4.77%	4.77%	5.82%

5 year	4.11%	4.05%	4.61%	5.39%

10 year	4.68%	4.94%	5.05%	5.44%

Maximum Sales Charge	4.75%	5.00%	2.00%	N/A

	Front End	CDSC	CDSC

30-day SEC yield	3.95%	3.39%	3.39%	4.40%

Taxable Equivalent Yield**	6.43%	5.52%	5.52%	7.17%

12-month income distributions per share	$0.46	$0.38	$0.38	$0.49

* Adjusted for maximum applicable sales charge, unless noted. ** Assumes maximum 38.6% federal tax rate. Results for investors subject to lower tax rates would not be as advantageous.

LONG-TERM GROWTH

Comparison of a $10,000 investment in Evergreen Maryland Municipal Bond Fund Class A shares,2 versus a similar investment in the Lehman Brothers Municipal Bond Index (LBMBI) and the Consumer Price Index (CPI).

The LBMBI is an unmanaged market index and does not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Box is based on a portfolio date as of 6/30/2002.

The fixed income Style Box placement is based on a fund’s average effective maturity or duration and the average credit rating of the bond portfolio.

1 Source: 2002 Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in loads, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions. Performance shown does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

Historical performance shown for Classes B and C prior to their inception is based on the performance of Class I, one of the original classes offered along with Class A. The historical returns for Classes B and C have not been adjusted to reflect the effect of each class’ 12b-1 fee. These fees are 0.25% for Class A and 1.00% for Classes B and C. Class I does not pay a 12b-1 fee. If these fees had been reflected, returns for Classes B and C would have been lower. Returns reflect expense limits previously in effect for all classes, without which returns would have been lower.

Class I shares are only available to investment advisory clients of an investment advisor of an Evergreen fund (or the investment advisor’s affiliates) through special arrangements entered into on behalf of Evergreen funds with certain financial service firms, certain institutional investors and persons who owned Class Y shares in registered name in an Evergreen fund on or before December 31, 1994.

The fund’s investment objective is non-fundamental and may be changed without the vote of the fund’s shareholders.

Funds that invest in high yield, lower-rated bonds may contain more risk due to the increased possibility of default.

The fund’s yield will fluctuate, and there can be no guarantee that the fund will achieve its objective or any particular tax-exempt yield. Income may be subject to federal alternative minimum tax.

Funds that concentrate their investments in a single state may face increased risk of price fluctuation over more diversified funds due to adverse developments within that state.

All data is as of August 31, 2002, and subject to change.

EVERGREEN
Maryland Municipal Bond Fund
Portfolio Manager Interview

How did the fund perform?

For the 12-month period ended August 31, 2002, the fund’s Class A shares had a total return of 5.56%, excluding any applicable sales charges. The Lehman Brothers Municipal Bond Index (LBMBI) returned 6.24% for the same period. Mutual funds are subject to certain expenses, which lower returns, while indexes do not incur such expenses. In addition, the fund seeks to maximize income and price stability, while the LBMBI reflects total return. At a time when interest rates generally declined and bond prices rose, bonds geared toward total return tended to outperform income-oriented securities like the ones in which your fund invests. The median return of the funds in the Lipper Maryland debt funds category was 5.17% for the 12-month period. Lipper Inc. is an independent monitor of mutual fund performance.

PORTFOLIO CHARACTERISTICS

Total Net Assets	$68,524,145

Average Credit Quality*	AA-

Effective Maturity	6.4 years

Average Duration	4.9 years

*Source: Standard & Poor’s

Describe the investment environment during the period.

Throughout the period, interest rates generally declined and bond prices rose. In the first four months of the period, the Federal Reserve Board cut interest rates four times in an attempt to boost sluggish economic growth. The Fed lowered rates 11 times in 2001 but has taken no action on interest rates in 2002. Lower interest rates had the effect of steepening the yield curve in the early months of the fiscal year, which means longer-term yields were higher than short-term yields. As the year progressed, however, the yield curve began to flatten as longer-term yields began to decline.

Slow economic growth and lower revenues have taken their toll on the budgets in many states, which have had to increase their debt issuance in order to fund state programs. In Maryland, however, the state’s conservative fiscal management during periods of economic strength has served it well during the downturn. The state generally keeps debt to a minimum, and we expect that its future issuance will be in line with rating agencies’ stable outlook for the state. This could potentially be positive for the securities in the portfolio.

PORTFOLIO COMPOSITION
(as a percentage of 8/31/2002 portfolio assets)

How did you manage the fund during the period?

As interest rates declined and bond prices rose, we aimed to keep the fund’s income level relatively high. Therefore, we maintained a mix of high-quality bonds and lower-rated securities that provided additional income for an appropriate amount of risk. Most of our investment opportunities came from the housing, healthcare and education areas. In addition, our credit research team uncovered bonds of some out-of-the-ordinary issuing authorities, such as a social service provider and a college of art. The fund’s duration remained relatively short, and this added a measure of stability to the fund. Expressed in years, duration measures the fund’s sensitivity to interest rate changes. A longer duration increases price sensitivity and conversely, a shorter duration enhances price stability. One of the disappointments in the portfolio was an investment in a Puerto Rico Industrial Development Authority backed by a corporate guaranty from American Airlines, which is tax exempt in the state of Maryland. Because travel has declined over the fiscal year, many airlines have struggled. The weakness in the airline business was reflected in the performance of this bond. Over time, however, we believe this position in the portfolio should stabilize.

EVERGREEN
Maryland Municipal Bond Fund
Portfolio Manager Interview

PORTFOLIO QUALITY
(as a percentage of 8/31/2002 portfolio assets)

What is your outlook over the next six months?

In general, we believe that municipal bond investing should continue to be rewarding for investors. We expect the relatively weak economic recovery will dampen stock market results. Therefore, we believe investors will continue to turn to the relative safety, stability and the potential for solid returns that bonds may offer. As we move toward the end of 2002, we think the bond market could see more volatility, as market interest rates will likely fluctuate in response to economic data. In this environment, we will maintain our income-producing strategy, which is consistent with the fund’s objective and has the potential to provide shareholders with tax-exempt income.

EVERGREEN
North Carolina Municipal Bond Fund
Fund at a Glance as of August 31, 2002

“Lack of economic strength, combined with a cautious attitude toward corporate integrity, could keep investors guarded about stocks. Consequently, investors may continue to be focused on the relative security of municipal bonds.”

PORTFOLIO MANAGEMENT

Richard K. Marrone

PERFORMANCE AND RETURNS1

Portfolio Inception Date: 1/11/1993	Class A	Class B	Class C	Class I
Class Inception Date	1/11/1993	1/11/1993	3/27/2002	2/28/1994

Average Annual Returns*

1 year with sales charge	0.51%	-0.23%	3.22%	N/A

1 year w/o sales charge	5.56%	4.77%	5.22%	5.82%

5 year	4.31%	4.21%	5.27%	5.60%

Since Portfolio Inception	5.07%	4.87%	5.57%	5.84%

Maximum Sales Charge	4.75%	5.00%	2.00%	N/A

Front End	CDSC	CDSC

30-day SEC yield	3.93%	3.39%	3.32%	4.38%

Taxable Equivalent Yield**	6.40%	5.53%	5.41%	7.13%

12-month income distributions per share***	$0.49	$0.41	$0.17	$0.51

* Adjusted for maximum applicable sales charge, unless noted.

** Assumes maximum 38.6% federal tax rate. Results for investors subject to lower tax rates would not be as advantageous.

*** The distributions for Class C are for the period from its inception on March 27, 2002, through August 31, 2002.

LONG-TERM GROWTH

Comparison of a $10,000 investment in Evergreen North Carolina Municipal Bond Fund Class A shares,2 versus a similar investment in the Lehman Brothers Municipal Bond Index (LBMBI) and the Consumer Price Index (CPI).

The LBMBI is an unmanaged market index and does not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Box is based on a portfolio date as of 6/30/2002.

The fixed income Style Box placement is based on a fund’s average effective maturity or duration and the average credit rating of the bond portfolio.

1 Source: 2002 Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in loads, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions. Performance shown does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

Historical performance shown for Classes C and I prior to its inception is based on the performance of Class A, one of the original classes offered along with Class B. The historical returns for Classes C and I have not been adjusted to reflect the effect of each class’ 12b-1 fee. These fees are 0.25% for Class A and 1.00% for Classes B and C. Class I does not pay a 12b-1 fee. If these fees had been reflected, returns for Class C would have been lower while returns for Class I would have been higher. The advisor is waiving a portion of its advisory fee. Had the fee not been waived, returns would have been lower.

Class I shares are only available to investment advisory clients of an investment advisor of an Evergreen fund (or the investment advisor’s affiliates) through special arrangements entered into on behalf of Evergreen funds with certain financial service firms, certain institutional investors and persons who owned Class Y shares in registered name in an Evergreen fund on or before December 31, 1994.

The fund’s investment objective is non-fundamental and may be changed without the vote of the fund’s shareholders.

Funds that invest in high yield, lower-rated bonds may contain more risks due to the increased possibility of default.

The fund’s yield will fluctuate, and there can be no guarantee that the fund will achieve its objective or any particular tax-exempt yield. Income may be subject to federal alternative minimum tax.

Funds that concentrate their investments in a single state may face increased risk of price fluctuation over more diversified funds due to adverse developments within that state.

All data is as of August 31, 2002, and subject to change.

EVERGREEN
North Carolina Municipal Bond Fund
Portfolio Manager Interview

How did the fund perform?

The fund’s Class A shares had a total return of 5.56% for the 12-month period ended August 31, 2002, excluding any applicable sales charges. During the same period, the Lehman Brothers Municipal Bond Index (LBMBI) returned 6.24%, while the median return of funds in Lipper’s North Carolina municipal debt category was 5.23%. Lipper Inc. is an independent monitor of mutual fund performance.

What factors affected performance?

The lag in performance relative to the LBMBI is attributable to a difference in investment objectives and mutual fund expenses. Whereas the LBMBI only reflects total return, the fund seeks to maximize income, yield and price stability. Bonds selected for their income orientation and price stability have different characteristics than those chosen for their total return potential. When yields decline, as they have over the past year, income-oriented bonds typically underperform securities with greater potential for total return. Conversely, as yields rise, securities with a heavier income orientation tend to outperform securities with higher total return potential.

PORTFOLIO CHARACTERISTICS

Total Net Assets	$691,573,690

Average Credit Quality*	AA+

Effective Maturity	7.1 Years

Average Duration	5.4 Years

*Source: Standard & Poor’s

What was the environment like over the past 12 months?

The investment environment was favorable. Uncertainty about the economy’s strength kept interest rates low, while volatility in the stock market prompted many investors to seek the relative safety and stability of municipal bonds. Ultimately, yields fell and prices rose in the tax-exempt sector, although there were considerable fluctuations during the period.

The year opened with the tragedy of the September 11 terrorist attacks. Prior to the attacks, the economy had begun a fragile recovery. Subsequently, the economy seemed destined to plunge into a sharp recession. To try to avert the seemingly inevitable pullback, the Federal Reserve Board aggressively lowered interest rates. The Fed’s moves were successful. The economy avoided a severe slowdown, and normalcy and confidence were restored to the financial markets.

The strength and duration of the recovery, however, remained uncertain for the rest of the fiscal period. Furthermore, concerns about corporate governance and misstated expenses, coupled with the effect of a weak economy on corporate revenues, created volatility in stock prices. Cash flowed out of stock funds and into municipal bond funds, stimulating the demand for tax-exempt debt. In fact, investor appetite for municipal bonds was so strong that it devoured a record-setting level of supply. Typically, heavy supply puts downward pressure on prices. In this case, however, many investors believed the ample supply contributed to the market’s rally, because a wide variety of bond structures became available. The strong supply enabled investors to secure bonds appropriate for a broad spectrum of investment needs.

The combination of positive economic fundamentals and an advantageous supply/demand relationship drove prices higher across all maturity ranges. Between August 31, 2001, and August 31, 2002, yields in five-year maturities plunged 0.62%, 10-year yields dropped 0.37%, and 20-year yields moved 0.10% lower, according to the municipal bond index AAA rated scale. The ultimate march to lower yields was accompanied by considerable fluctuations, however. According to the same index, five-year municipal bond yields moved within a 1.30% band, 10-year yields swung by 0.90%, and 20-year yields fluctuated by 0.50%. While these bands were wide for municipal bonds, on a comparative basis the sector demonstrated greater price stability than many other investment alternatives.

EVERGREEN
North Carolina Municipal Bond Fund
Portfolio Manager Interview

PORTFOLIO COMPOSITION
(as a percentage of 8/31/2002 portfolio assets)

What happened with North Carolina municipal bonds?

The bonds performed well. Supply was more limited than in the general market, but demand was steady. A notable event was the downgrade of the state’s general obligation bonds to Aa1 from Aaa by Moody’s Investor Service, a premier rating agency. Moody’s cited the state’s strong population growth as a potential stress on resources to finance infrastructure needs. The rating continues to be high, however, and the downgrade had little effect on trading. In fact, North Carolina’s general obligation bonds continue to carry a AAA rating from Standard & Poor’s, another widely-recognized credit rating agency.

What strategies did you use to manage the fund?

We focused on income, yield and price stability. Specifically, we sold bonds with lower coupons to reinvest in bonds with higher coupons, and also took advantage of opportunities to boost yield. One industry that offered value was hospitals. Many hospitals in North Carolina are well managed and more financially stable than their counterparts in other parts of the country, yet they still provided attractive yields. After careful credit analysis, we selectively took advantage of opportunities to sell some A rated hospital bonds and reinvest in some BBB rated hospital bonds to pick up an increase of 1.00% in yield. We also increased the fund’s position in bonds issued by Puerto Rican municipalities. These securities had the structure we sought: coupons that were 5.5% or higher and bonds with better price stability.

PORTFOLIO QUALITY
(as a percentage of 8/31/2002 portfolio assets)

What is your outlook?

We expect many of the trends that kept yields low over the past year to continue. In particular, we think the recovery’s durability could remain questionable. Lack of economic strength, combined with a cautious attitude toward corporate integrity, could keep investors guarded about stocks. Consequently, investors may continue to be focused on the relative security of municipal bonds.

We believe the fund offers strong potential value in the current market environment. The fund’s long-term emphasis on income and price stability benefited investors as yields declined. At 3.93% on August 31, 2002, the tax-exempt yield for Class A (a tax equivalent yield of 6.40% based on a 38.6% federal tax rate) is an attractive alternative to the lower yields currently available. Finally, the fund’s management team carefully follows credit developments, price movements and yield relationships, which is particularly valuable as challenges and uncertainty abound in the financial markets.

EVERGREEN
South Carolina Municipal Bond Fund
Fund at a Glance as of August 31, 2002

“. . . we plan to keep the fund conservatively positioned, emphasizing defensive bonds that could potentially protect the fund’s principal and provide additional income. This should position the fund for the time when interest rates start rising again.”

PORTFOLIO MANAGEMENT

Charles E. Jeanne, CFA

PERFORMANCE AND RETURNS2

Portfolio Inception Date: 1/3/1994	Class A	Class B	Class C	Class I
Class Inception Date	1/3/1994	1/3/1994	3/27/2002	2/28/1994

Average Annual Returns*

1 year with sales charge	0.51%	-0.27%	3.17%	N/A

1 year w/o sales charge	5.51%	4.73%	5.17%	5.77%

5 year	4.57%	4.47%	5.52%	5.85%

Since Portfolio Inception	4.94%	4.77%	5.50%	5.79%

Maximum Sales Charge	4.75%	5.00%	2.00%	N/A

Front End	CDSC	CDSC

30-day SEC yield	3.72%	3.15%	3.15%	4.16%

Taxable Equivalent Yield**	6.06%	5.13%	5.13%	6.78%

12-month income distributions per share***	$0.44	$0.36	$0.15	$0.46

* Adjusted for maximum applicable sales charge, unless noted.

** Assumes maximum 38.6% federal tax rate. Results for investors subject to lower tax rates would not be as advantageous.

*** The distributions for Class C are for the period from its inception on March 27, 2002, through August 31, 2002.

LONG-TERM GROWTH

Comparison of a $10,000 investment in Evergreen South Carolina Municipal Bond Fund Class A shares,2 versus a similar investment in the Lehman Brothers Municipal Bond Index (LBMBI) and the Consumer Price Index (CPI).

The LBMBI is an unmanaged market index and does not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Box is based on a portfolio date as of 6/30/2002.

The fixed income Style Box placement is based on a fund’s average effective maturity or duration and the average credit rating of the bond portfolio.

1 Source: 2002 Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in loads, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions. Performance shown does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

Historical performance shown for Classes C and I prior to their inception is based on the performance of Class A, one of the original classes offered along with Class B. The historical returns for Class C and I have not been adjusted to reflect the effect of each class’ 12b-1 fee. These fees are 0.25% for Class A and 1.00% for Classes B and C. Class I does not pay a 12b-1 fee. If these fees had been reflected, returns for Class C would have been lower while returns for Class I would have been higher. The advisor is waiving a portion of its advisory fee for the fund. Had the fee not been waived, returns would have been lower.

Class I shares are only available to investment advisory clients of an investment advisor of an Evergreen fund (or the investment advisor’s affiliates) through special arrangements entered into on behalf of Evergreen funds with certain financial service firms, certain institutional investors and persons who owned Class Y shares in registered name in an Evergreen fund on or before December 31, 1994.

The fund’s investment objective is non-fundamental and may be changed without the vote of the fund’s shareholders.

Funds that invest in high yield, lower-rated bonds may contain more risks due to the increased possibility of default.

The fund’s yield will fluctuate, and there can be no guarantee that the fund will achieve its objective or any particular tax-exempt yield. Income may be subject to federal alternative minimum tax.

Funds that concentrate their investments in a single state may face increased risk of price fluctuation over more diversified funds due to adverse developments within that state.

All data is as of August 31, 2002, and subject to change.

EVERGREEN
South Carolina Municipal Bond Fund
Portfolio Manager Interview

How did the fund perform?

The fund’s Class A shares had a total return of 5.51% for the 12-month period ended August 31, 2002, excluding any applicable sales charges. During the same period, the median return of funds in Lipper’s South Carolina state municipal funds category was 4.73%, while the Lehman Brothers Municipal Bond Index (LBMBI) returned 6.24%. Lipper Inc. is an independent monitor of mutual fund performance.

What factors affected fund performance?

The fund substantially outperformed its competitive peer group, although it trailed the LBMBI. This is consistent with the way we manage the fund and with the investment environment experienced during the 12-month period. The LBMBI only reflects total return, whereas the fund is managed for income, yield and price stability. During a period in which interest rates declined and bond prices increased, total return performance is helped more than a management style based on yield. Moreover, because the LBMBI is unmanaged, its performance does not include the normal management expenses of a mutual fund.

PORTFOLIO CHARACTERISTICS

Total Net Assets	$412,897,374

Average Credit Quality*	AA

Effective Maturity	12.4 years

Average Duration	5.5 years

*Source: Standard & Poor’s

What was the environment like during the 12 months?

It was a challenging period for the financial markets, beginning with the terrorist attacks of September 11. The municipal bond market did not escape the volatility. The anxieties surrounding the economy in the months after September 11 delayed the issuance of many new bonds, limiting supply. Over the full 12 months, interest rates tended to fluctuate, with rates on most maturities falling, although long-term municipal rates ended the period at about the same levels as they started. In contrast, yields of shorter maturity instruments finished the period considerably lower. One-year rates, for example, fell by 100 basis points.

As the year progressed, the municipal market enjoyed a flow of new money, much of it from investors who pulled assets out of stocks. Concerns about the economy and controversies about corporate governance and accounting issues roiled the equity markets. Within the municipal market, investors tended to emphasize highly liquid short-term securities and tax-free money market funds. This movement of money into the municipal market helped the overall performance of municipal bonds. The best performance occurred during June and July when large principal and interest payments increased the demand for bonds and helped push prices higher. As the 12-month period progressed, a few significant new deals came to market, thus adding to the supply.

PORTFOLIO COMPOSITION
(as a percentage of 8/31/2002 portfolio assets)

What were your principal strategies during the 12 months?

In pursuit of our long-term strategy of emphasizing income, yield and price stability, we focused on higher quality, high-coupon bonds with maturities in the 15 to 20 year range. As we emphasized defensive bonds that provide some protection for the fund’s principal while producing a high level of income, we invested in many bonds with coupons in the 5% to 5.5% range that were structured to offer relative price stability.

We focused primarily on general obligation and essential service revenue bonds, such as those issued to support water and sewer services, and invested primarily in securities rated either AA or AAA. In a market in which there was a relatively

EVERGREEN
South Carolina Municipal Bond Fund
Portfolio Manager Interview

narrow spread between the yields of higher and lower-rated bonds, there was little incentive to buy lower-rated bonds. In general, we avoided corporate-backed bonds, especially from the power and airline industries, both of which experienced significant problems.

Late in the period, as new bond issuance increased, we gained greater ability to invest in bonds structured to meet the fund’s objective. When we could not find enough bonds to match our criteria, we invested in highly liquid bonds that could benefit from the market rally and that could be easily sold as better-structured bonds became available.

PORTFOLIO QUALITY
(as a percentage of 8/31/2002 portfolio assets)

What is your outlook for the municipal market for the next 12 months?

We expect interest rates to continue to trend lower during the next six months, especially if economic growth does not increase significantly. When strong evidence does appear that the economy is gaining strength, we anticipate that rates will rise. Consequently, we plan to keep the fund conservatively positioned, emphasizing defensive bonds that could potentially protect the fund’s principal and provide additional income. This should position the fund for the time when interest rates start rising again. In the coming months, we believe there will be more opportunities to structure the portfolio for income and price stability as more new bond issues come to market.

EVERGREEN
Virginia Municipal Bond Fund
Fund at a Glance as of August 31, 2002

“We intend to keep the fund defensively positioned, emphasizing bonds that could potentially protect the fund’s principal. In the coming months, we believe there will be more opportunities to structure the portfolio for income and price stability as more new bond issues come to market.”

PORTFOLIO MANAGEMENT

Charles E. Jeanne, CFA

PERFORMANCE AND RETURNS2

Portfolio Inception Date: 7/2/1993	Class A	Class B	Class C	Class I
Class Inception Date	7/2/1993	7/2/1993	3/27/02	2/28/1994

Average Annual Returns*

1 year with sales charge	0.62%	-0.12%	3.33%	N/A

1 year w/o sales charge	5.67%	4.88%	5.33%	5.93%

5 year	4.82%	4.72%	5.77%	6.10%

Since Portfolio Inception	4.95%	4.76%	5.47%	5.75%

Maximum Sales Charge	4.75%	5.00%	2.00%	N/A

Front End	CDSC	CDSC

30-day SEC yield	3.88%	3.32%	3.29%	4.33%

Taxable Equivalent Yield**	6.32%	5.41%	5.36%	7.05%

12-month income distributions per share***	$0.45	$0.37	$0.16	$0.48

* Adjusted for maximum applicable sales charge, unless noted.

** Assumes maximum 38.6% federal tax rate. Results for investors subject to lower tax rates would not be as advantageous.

*** The distributions for Class C are for the period from its inception on March 27, 2002, through August 31, 2002.

LONG-TERM GROWTH

Comparison of a $10,000 investment in Evergreen Virginia Municipal Bond Fund Class A shares,2 versus a similar investment in the Lehman Brothers Municipal Bond Index (LBMBI) and the Consumer Price Index (CPI).

The LBMBI is an unmanaged market index and does not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Box is based on a portfolio date as of 6/30/2002.

The fixed income Style Box placement is based on a fund’s average effective maturity or duration and the average credit rating of the bond portfolio.

1 Source: 2002 Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in loads, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions. Performance shown does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

Historical performance shown for Classes C and I prior to their inception is based on the performance of Class A, one of the original classes offered along with Class B. The historical returns for Classes C and I have not been adjusted to reflect the effect of each class’ 12b-1 fee. These fees are 0.25% for Class A and 1.00% for Classes B and C. Class I does not pay a 12b-1 fee. If these fees had been reflected, returns for Class C would have been lower while returns for Class I would have been higher. The advisor is waiving a portion of its advisory fee. Had the fees not been waived, returns would have been lower.

Class I shares are only available to investment advisory clients of an investment advisor of an Evergreen fund (or the investment advisor’s affiliates) through special arrangements entered into on behalf of Evergreen funds with certain financial service firms, certain institutional investors and persons who owned Class Y shares in registered name in an Evergreen fund on or before December 31, 1994.

The fund’s investment objective is non-fundamental and may be changed without the vote of the fund’s shareholders.

Funds that invest in high yield, lower-rated bonds may contain more risks due to the increased possibility of default.

The fund’s yield will fluctuate, and there can be no guarantee that the fund will achieve its objective or any particular tax-exempt yield. Income may be subject to federal alternative minimum tax.

Funds that concentrate their investments in a single state may face increased risk of price fluctuation over more diversified funds due to adverse developments within that state.

All data is as of August 31, 2002, and subject to change.

EVERGREEN
Virginia Municipal Bond Fund
Portfolio Manager Interview

How did the fund perform?

The fund’s Class A shares had a total return of 5.67% for the 12-month period ended August 31, 2002, excluding any applicable sales charges. During the same period, the median return of funds in Lipper’s Virginia state municipal funds category was 4.68%, while the Lehman Brothers Municipal Bond Index (LBMBI) returned 6.24%. Lipper Inc. is an independent monitor of mutual fund performance. What factors influenced fund performance?

The fund performed well ahead of its Lipper competitive universe, even though it trailed the LBMBI. The stronger performance by the LBMBI is indicative of the fact that the benchmark only reflects total return, while we manage the fund for income, yield and price stability. During a period when interest rates declined, it should not be surprising that a benchmark based only on total return would outpace a strategy emphasizing income and price stability. In addition, the performance of the LBMBI does not reflect the normal management expenses of a mutual fund. Overall, fund performance was in line with the market environment and the fund’s investment objective.

PORTFOLIO CHARACTERISTICS

Total Net Assets	$321,518,731

Average Credit Quality*	AA

Effective Maturity	12.4 years

Average Duration	5.3 years

*Source: Standard & Poor’s

What was the environment like during the 12 months?

The financial markets experienced great volatility, starting with the terrorist attacks of September 11. That volatility spread to the municipal bond market, where interest rates tended to fluctuate, particularly at the short end of the yield curve. Over the full 12 months, interest rates of most maturities declined, although long-term municipal rates ended the period at about the same levels as they started. In contrast, yields of shorter maturity instruments finished the period considerably lower. One-year rates, for example, fell by 100 basis points.

During a time of growing concern about the economy and controversies surrounding corporate governance and accounting issues, many investors pulled money out of stocks and invested in municipal bonds. Much of the new money in the market moved into highly liquid short-term securities and tax-free money market funds. This flow of money helped overall municipal bond performance, most notably during June and July when large principal and interest payments increased the demand for bonds and helped push prices higher. As the 12-month period progressed, a few significant new deals came to market, thus adding to the supply.

PORTFOLIO COMPOSITION
(as a percentage of 8/31/2002 portfolio assets)

What were your principal strategies during the 12 months?

Maintaining our long-term strategy of seeking income, yield and price stability, we focused on defensive bonds that provided protection for the fund’s net asset value while providing additional income. We sought high-coupon bonds with maturities in the 15 to 20 year range and invested in many bonds with coupons in the 5% to 5.5% range that were structured to offer relative price stability.

We focused primarily on general obligation and essential service revenue bonds, such as those issued to support water and sewer services, and invested primarily in higher quality bonds rated either AA or AAA. In a market in which there was a relatively narrow spread between the yields of higher and lower-rated bonds, there was little incentive to buy lower-rated bonds. We only invested in lower-rated securities

EVERGREEN
Virginia Municipal Bond Fund
Portfolio Manager Interview

selectively. We avoided corporate-backed bonds, especially from the power and airline industries, both of which experienced significant problems.

Late in the period, new issuance increased and we gained greater ability to find bonds with structures consistent with the fund’s investment objective of income and price stability. When we could not find enough bonds to match our criteria, we invested in highly liquid bonds that could benefit from the market rally and that could be easily sold as better-structured bonds became available.

PORTFOLIO QUALITY
(as a percentage of 8/31/2002 portfolio assets)

What is your outlook for the municipal market for the next 12 months?

At least for the next six months, we expect interest rates to continue to trend lower, especially if economic growth remains sluggish. However, when the economy starts to produce conclusive evidence of a revival, we expect rates to rise.

We intend to keep the fund defensively positioned, emphasizing bonds that could potentially protect the fund’s principal. In the coming months, we believe there will be more opportunities to structure the portfolio for income and price stability as more new bond issues come to market.

EVERGREEN
Florida High Income Municipal Bond Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended August 31,
	2002	2001	2000	1999	1998

CLASS A

Net asset value, beginning of period	$ 10.45	$ 10.24	$ 10.68	$ 11.26	$ 10.89

Income from investment operations

Net investment income	0.58	0.60	0.59	0.57	0.58

Net realized and unrealized gains or losses on securities	- 0.20	0.21	- 0.44	- 0.58	0.37

Total from investment operations	0.38	0.81	0.15	- 0.01	0.95

Distributions to shareholders from

Net investment income	- 0.58	- 0.60	- 0.59	- 0.57	- 0.58

Net realized gains	0	0	0	0 [1]	0

Total distributions to shareholders	- 0.58	- 0.60	- 0.59	- 0.57	- 0.58

Net asset value, end of period	$ 10.25	$ 10.45	$ 10.24	$ 10.68	$ 11.26

Total return [2]	3.77%	8.13%	1.57%	- 0.16%	8.94%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 196,678	$ 212,631	$ 212,410	$ 269,616	$ 279,079

Ratios to average net assets

Expenses [3]	0.88%	0.87%	0.87%	0.86%	0.89%

Net investment income	5.63%	5.77%	5.73%	5.10%	5.51%

Portfolio turnover rate	26%	17%	39%	29%	70%

	Year Ended August 31,
	2002	2001	2000	1999	1998

CLASS B

Net asset value, beginning of period	$ 10.45	$ 10.24	$ 10.68	$ 11.26	$ 10.89

Income from investment operations

Net investment income	0.50	0.52	0.51	0.48	0.50

Net realized and unrealized gains or losses on securities	- 0.20	0.21	- 0.44	- 0.58	0.37

Total from investment operations	0.30	0.73	0.07	- 0.10	0.87

Distributions to shareholders from

Net investment income	- 0.50	- 0.52	- 0.51	- 0.48	- 0.50

Net realized gains	0	0	0	0 [1]	0

Total distributions to shareholders	- 0.50	- 0.52	- 0.51	- 0.48	- 0.50

Net asset value, end of period	$ 10.25	$ 10.45	$ 10.24	$ 10.68	$ 11.26

Total return [2]	2.99%	7.32%	0.81%	- 0.91%	8.13%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 135,832	$ 125,951	$ 115,352	$ 130,259	$ 103,309

Ratios to average net assets

Expenses [3]	1.63%	1.63%	1.62%	1.61%	1.64%

Net investment income	4.87%	5.02%	4.99%	4.34%	4.46%

Portfolio turnover rate	26%	17%	39%	29%	70%

1. Amount represents less than $0.005 per share. 2. Excluding applicable sales charges 3. The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

See Combined Notes to Financial Statements

EVERGREEN
Florida High Income Municipal Bond Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended August 31,
	2002	2001	2000	1999	1998 [1]

CLASS C

Net asset value, beginning of period	$ 10.45	$ 10.24	$ 10.68	$ 11.26	$ 11.11

Income from investment operations

Net investment income	0.50	0.52	0.51	0.48	0.24

Net realized and unrealized gains or losses on securities	- 0.20	0.21	- 0.44	- 0.58	0.15

Total from investment operations	0.30	0.73	0.07	- 0.10	0.39

Distributions to shareholders from

Net investment income	- 0.50	- 0.52	- 0.51	- 0.48	- 0.24

Net realized gains	0	0	0	0 [2]	0

Total distributions to shareholders	- 0.50	- 0.52	- 0.51	- 0.48	- 0.24

Net asset value, end of period	$ 10.25	$ 10.45	$ 10.24	$ 10.68	$ 11.26

Total return [3]	2.99%	7.32%	0.81%	- 0.91%	3.50%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 22,650	$ 13,516	$ 9,310	$ 6,749	$ 1,098

Ratios to average net assets

Expenses [4]	1.63%	1.62%	1.62%	1.61%	1.65%[5]

Net investment income	4.85%	4.99%	4.98%	4.31%	4.21%[5]

Portfolio turnover rate	26%	17%	39%	29%	70%

	Year Ended August 31,
	2002	2001	2000	1999	1998

CLASS I [6]

Net asset value, beginning of period	$ 10.45	$ 10.24	$ 10.68	$ 11.26	$ 10.89

Income from investment operations

Net investment income	0.61	0.62	0.62	0.60	0.61

Net realized and unrealized gains or losses on securities	- 0.20	0.21	- 0.44	- 0.58	0.37

Total from investment operations	0.41	0.83	0.18	0.02	0.98

Distributions to shareholders from

Net investment income	- 0.61	- 0.62	- 0.62	- 0.60	- 0.61

Net realized gains	0	0	0	0 [2]	0

Total distributions to shareholders	- 0.61	- 0.62	- 0.62	- 0.60	- 0.61

Net asset value, end of period	$ 10.25	$ 10.45	$ 10.24	$ 10.68	$ 11.26

Total return	4.03%	8.40%	1.83%	0.09%	9.22%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 91,535	$ 89,505	$ 66,120	$ 53,624	$ 29,152

Ratios to average net assets

Expenses [4]	0.63%	0.63%	0.62%	0.62%	0.65%

Net investment income	5.87%	6.02%	6.01%	5.38%	5.47%

Portfolio turnover rate	26%	17%	39%	29%	70%

1.    For the period from March 6, 1998 (commencement of class operations), to August 31, 1998.

2.    Amount represents less than $0.005 per share.

3.    Excluding applicable sales charges

4.    The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

5.    Annualized

6.    Effective at the close of business on May 11, 2001, Class\x11 Y shares were renamed as Institutional shares (Class I).

See Combined Notes to Financial Statements

EVERGREEN
Florida Municipal Bond Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended August 31,
	2002	2001	2000	1999	1998

CLASS A

Net asset value, beginning of period	$ 9.56	$ 9.24	$ 9.36	$ 10.15	$ 9.98

Income from investment operations

Net investment income	0.46	0.47	0.47	0.46	0.48

Net realized and unrealized gains or losses on securities	- 0.08	0.32	- 0.09	- 0.56	0.38

Total from investment operations	0.38	0.79	0.38	- 0.10	0.86

Distributions to shareholders from

Net investment income	- 0.46	- 0.47	- 0.47	- 0.46	- 0.48

Net realized gains	0	0	- 0.03	- 0.23	- 0.21

Total distributions to shareholders	- 0.46	- 0.47	- 0.50	- 0.69	- 0.69

Net asset value, end of period	$ 9.48	$ 9.56	$ 9.24	$ 9.36	$ 10.15

Total return [1]	4.12%	8.79%	4.22%	- 1.07%	8.96%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 132,375	$ 120,533	$ 114,159	$ 137,101	$ 164,255

Ratios to average net assets

Expenses [2]	0.58%	0.45%	0.42%	0.34%	0.46%

Net investment income	4.84%	5.03%	5.08%	4.71%	4.79%

Portfolio turnover rate	29%	18%	48%	57%	64%

	Year Ended August 31,
	2002	2001	2000	1999	1998

CLASS B

Net asset value, beginning of period	$ 9.56	$ 9.24	$ 9.36	$ 10.15	$ 9.98

Income from investment operations

Net investment income	0.37	0.39	0.38	0.37	0.38

Net realized and unrealized gains or losses on securities	- 0.08	0.32	- 0.09	- 0.56	0.39

Total from investment operations	0.29	0.71	0.29	- 0.19	0.77

Distributions to shareholders from

Net investment income	- 0.37	- 0.39	- 0.38	- 0.37	- 0.39

Net realized gains	0	0	- 0.03	- 0.23	- 0.21

Total distributions to shareholders	- 0.37	- 0.39	- 0.41	- 0.60	- 0.60

Net asset value, end of period	$ 9.48	$ 9.56	$ 9.24	$ 9.36	$ 10.15

Total return [1]	3.19%	7.83%	3.28%	- 1.97%	7.97%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 30,728	$ 39,746	$ 46,522	$ 59,783	$ 66,142

Ratios to average net assets

Expenses [2]	1.45%	1.34%	1.33%	1.26%	1.36%

Net investment income	4.01%	4.14%	4.17%	3.79%	3.88%

Portfolio turnover rate	29%	18%	48%	57%	64%

1. Excluding applicable sales charges 2. The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

See Combined Notes to Financial Statements

EVERGREEN
Florida Municipal Bond Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended August 31,
	2002	2001	2000	1999	1998 [1]

CLASS C

Net asset value, beginning of period	$ 9.56	$ 9.24	$ 9.36	$ 10.15	$ 10.06

Income from investment operations

Net investment income	0.38	0.39	0.38	0.37	0.23

Net realized and unrealized gains or losses on securities	- 0.09	0.32	- 0.09	- 0.56	0.09

Total from investment operations	0.29	0.71	0.29	- 0.19	0.32

Distributions to shareholders from

Net investment income	- 0.37	- 0.39	- 0.38	- 0.37	- 0.23

Net realized gains	0	0	- 0.03	- 0.23	0

Total distributions to shareholders	- 0.37	- 0.39	- 0.41	- 0.60	- 0.23

Net asset value, end of period	$ 9.48	$ 9.56	$ 9.24	$ 9.36	$ 10.15

Total return [2]	3.19%	7.83%	3.28%	- 1.97%	3.25%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 9,781	$ 6,839	$ 6,594	$ 9,111	$ 8,963

Ratios to average net assets

Expenses [3]	1.45%	1.34%	1.33%	1.26%	1.29%[4]

Net investment income	4.16%	4.14%	4.17%	3.79%	3.86%[4]

Portfolio turnover rate	29%	18%	48%	57%	64%

	Year Ended August 31,
	2002	2001	2000	1999	1998

CLASS I [5]

Net asset value, beginning of period	$ 9.56	$ 9.24	$ 9.36	$ 10.15	$ 9.98

Income from investment operations

Net investment income	0.47	0.48	0.47	0.47	0.48

Net realized and unrealized gains or losses on securities	- 0.08	0.32	- 0.09	- 0.56	0.39

Total from investment operations	0.39	0.80	0.38	- 0.09	0.87

Distributions to shareholders from

Net investment income	- 0.47	- 0.48	- 0.47	- 0.47	- 0.49

Net realized gains	0	0	- 0.03	- 0.23	- 0.21

Total distributions to shareholders	- 0.47	- 0.48	- 0.50	- 0.70	- 0.70

Net asset value, end of period	$ 9.48	$ 9.56	$ 9.24	$ 9.36	$ 10.15

Total return	4.23%	8.90%	4.32%	- 0.99%	9.05%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 281,258	$ 318,069	$ 364,159	$ 407,474	$ 418,847

Ratios to average net assets

Expenses [3]	0.45%	0.34%	0.33%	0.26%	0.33%

Net investment income	4.96%	5.14%	5.17%	4.79%	4.85%

Portfolio turnover rate	29%	18%	48%	57%	64%

1.    For the period from January 26, 1998 (commencement of class operations), to August 31, 1998.

2.    Excluding applicable sales charges

3.    The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

4.    Annualized

5.    Effective at the close of business May 11, 2001, Class\x11 Y shares were renamed as Institutional shares (Class I).

See Combined Notes to Financial Statements

EVERGREEN
Georgia Municipal Bond Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended August 31,
	2002	2001	2000	1999	1998

CLASS A

Net asset value, beginning of period	$ 10.19	$ 9.75	$ 9.78	$ 10.35	$ 9.90

Income from investment operations

Net investment income	0.45	0.48	0.49	0.49	0.49

Net realized and unrealized gains or losses on securities	0.05	0.44	- 0.03	- 0.53	0.45

Total from investment operations	0.50	0.92	0.46	- 0.04	0.94

Distributions to shareholders from

Net investment income	- 0.45	- 0.48	- 0.49	- 0.49	- 0.49

Net realized gains	0	0	0	- 0.04	0

Total distributions to shareholders	- 0.45	- 0.48	- 0.49	- 0.53	- 0.49

Net asset value, end of period	$ 10.24	$ 10.19	$ 9.75	$ 9.78	$ 10.35

Total return [1]	5.11%	9.65%	4.92%	- 0.50%	9.67%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 18,570	$ 10,577	$ 7,055	$ 4,358	$ 3,932

Ratios to average net assets

Expenses [2]	0.80%	0.77%	0.67%	0.51%	0.57%

Net investment income	4.43%	4.77%	5.10%	4.76%	4.81%

Portfolio turnover rate	10%	26%	41%	34%	50%

	Year Ended August 31,
	2002	2001	2000	1999	1998

CLASS B

Net asset value, beginning of period	$ 10.19	$ 9.75	$ 9.78	$ 10.35	$ 9.90

Income from investment operations

Net investment income	0.38	0.40	0.42	0.41	0.41

Net realized and unrealized gains or losses on securities	0.05	0.44	- 0.03	- 0.53	0.45

Total from investment operations	0.43	0.84	0.39	- 0.12	0.86

Distributions to shareholders from

Net investment income	- 0.38	- 0.40	- 0.42	- 0.41	- 0.41

Net realized gains	0	0	0	- 0.04	0

Total distributions to shareholders	- 0.38	- 0.40	- 0.42	- 0.45	- 0.41

Net asset value, end of period	$ 10.24	$ 10.19	$ 9.75	$ 9.78	$ 10.35

Total return [1]	4.33%	8.83%	4.14%	- 1.24%	8.86%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 17,575	$ 15,845	$ 12,796	$ 14,244	$ 12,559

Ratios to average net assets

Expenses [2]	1.55%	1.52%	1.40%	1.26%	1.34%

Net investment income	3.70%	4.03%	4.34%	4.01%	4.06%

Portfolio turnover rate	10%	26%	41%	34%	50%

1. Excluding applicable sales charges 2. The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

See Combined Notes to Financial Statements

EVERGREEN
Georgia Municipal Bond Fund
Financial Highlights
(For a share outstanding throughout each period)

Year Ended
August 31, 2002 [1]

CLASS C

Net asset value, beginning of period	$ 9.87

Income from investment operations

Net investment income	0.16

Net realized and unrealized gains on securities	0.37

Total from investment operations	0.53

Distributions to shareholders from

Net investment income	- 0.16

Net asset value, end of period	$ 10.24

Total return [2]	5.39%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 410

Ratios to average net assets

Expenses [3]	1.55%[4]

Net investment income	3.02%[4]

Portfolio turnover rate	10%

	Year Ended August 31,
	2002	2001	2000	1999	1998

CLASS I [5]

Net asset value, beginning of period	$ 10.19	$ 9.75	$ 9.78	$ 10.35	$ 9.90

Income from investment operations

Net investment income	0.48	0.50	0.51	0.51	0.51

Net realized and unrealized gains or losses on securities	0.05	0.44	- 0.03	- 0.53	0.45

Total from investment operations	0.53	0.94	0.48	- 0.02	0.96

Distributions to shareholders from

Net investment income	- 0.48	- 0.50	- 0.51	- 0.51	- 0.51

Net realized gains	0	0	0	- 0.04	0

Total distributions to shareholders	- 0.48	- 0.50	- 0.51	- 0.55	- 0.51

Net asset value, end of period	$ 10.24	$ 10.19	$ 9.75	$ 9.78	$ 10.35

Total return	5.37%	9.92%	5.18%	- 0.25%	9.94%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 197,295	$ 64,358	$ 63,689	$ 71,992	$ 67,630

Ratios to average net assets

Expenses [3]	0.54%	0.52%	0.40%	0.26%	0.24%

Net investment income	4.61%	5.04%	5.34%	5.02%	5.09%

Portfolio turnover rate	10%	26%	41%	34%	50%

1.    For the period from March 27, 2002 (commencement of class operations), to August 31, 2002.

2.    Excluding applicable sales charges

3.    The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

4.    Annualized

5.    Effective at the close of business on May 11, 2001, Class\x11 Y shares were renamed as Institutional shares (Class I).

See Combined Notes to Financial Statements

EVERGREEN
Maryland Municipal Bond Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended August 31,					Year Ended
	2002	2001	2000	1999	1998 [1,2]	September 30, 1997 [1]

CLASS A

Net asset value, beginning of period	$ 11.00	$ 10.57	$ 10.58	$ 11.16	$ 10.91	$ 10.56

Income from investment operations

Net investment income	0.46	0.48	0.49	0.47	0.36	0.37

Net realized and unrealized gains or losses on securities	0.13	0.44	- 0.01	- 0.49	0.25	0.35

Total from investment operations	0.59	0.92	0.48	- 0.02	0.61	0.72

Distributions to shareholders from

Net investment income	- 0.46	- 0.49	- 0.49	- 0.47	- 0.36	- 0.37

Net realized gains	0	0	0	- 0.09	0	0

Total distributions to shareholders	- 0.46	- 0.49	- 0.49	- 0.56	- 0.36	- 0.37

Net asset value, end of period	$ 11.13	$ 11.00	$ 10.57	$ 10.58	$ 11.16	$ 10.91

Total return [3]	5.56%	8.91%	4.74%	- 0.29%	5.70%	6.92%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 23,224	$ 22,771	$ 21,419	$ 23,114	$ 24,754	$ 27,786

Ratios to average net assets

Expenses [4]	0.94%	0.83%	0.81%	0.79%	1.52%[5]	1.69%

Net investment income	4.24%	4.49%	4.73%	4.27%	3.56%[5]	3.45%

Portfolio turnover rate	20%	6%	45%	40%	37%	13%

	Year Ended August 31,
	2002	2001	2000	1999	1998 [6]

CLASS B

Net asset value, beginning of period	$ 11.00	$ 10.57	$ 10.58	$ 11.16	$ 10.99

Income from investment operations

Net investment income	0.38	0.40	0.41	0.39	0.16

Net realized and unrealized gains or losses on securities	0.13	0.44	- 0.01	- 0.49	0.17

Total from investment operations	0.51	0.84	0.40	- 0.10	0.33

Distributions to shareholders from

Net investment income	- 0.38	- 0.41	- 0.41	- 0.39	- 0.16

Net realized gains	0	0	0	- 0.09	0

Total distributions to shareholders	- 0.38	- 0.41	- 0.41	- 0.48	- 0.16

Net asset value, end of period	$ 11.13	$ 11.00	$ 10.57	$ 10.58	$ 11.16

Total return [3]	4.77%	8.10%	3.96%	- 1.04%	2.99%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 9,161	$ 5,566	$ 3,489	$ 3,440	$ 990

Ratios to average net assets

Expenses [4]	1.69%	1.59%	1.56%	1.55%	1.49%[5]

Net investment income	3.48%	3.70%	3.98%	3.49%	3.41%[5]

Portfolio turnover rate	20%	6%	45%	40%	37%

1.    On February 28, 1998, Virtus Maryland Municipal Bond Fund sold substantially all of its net assets to Evergreen Maryland Municipal Bond Fund. As Virtus Maryland Municipal Bond Fund is the accounting survivor, its basis of accounting for assets and liabilities and its operating results for the periods prior to February 28, 1998 have been carried forward in these financial highlights.

2.    For the eleven months ended August 31, 1998. The fund changed its fiscal year end from September 30 to August 31, effective August 31, 1998.

3.    Excluding applicable sales charges

4.    The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

5.    Annualized

6.    For the period from March 27, 1998 (commencement of class operations), to August 31, 1998.

See Combined Notes to Financial Statements

EVERGREEN
Maryland Municipal Bond Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended August 31,
	2002	2001	2000	1999 [1]

CLASS C

Net asset value, beginning of period	$ 11.00	$ 10.57	$ 10.58	$ 11.11

Income from investment operations

Net investment income	0.38	0.41	0.41	0.26

Net realized and unrealized gains or losses on securities	0.13	0.43	- 0.01	- 0.53

Total from investment operations	0.51	0.84	0.40	- 0.27

Distributions to shareholders from

Net investment income	- 0.38	- 0.41	- 0.41	- 0.26

Net asset value, end of period	$ 11.13	$ 11.00	$ 10.57	$ 10.58

Total return [2]	4.77%	8.10%	3.96%	- 2.48%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 3,132	$ 1,309	$ 56	$ 30

Ratios to average net assets

Expenses [3]	1.69%	1.60%	1.56%	1.55%[4]

Net investment income	3.47%	3.42%	4.00%	3.51%[4]

Portfolio turnover rate	20%	6%	45%	40%

	Year Ended August 31,					Year Ended
	2002	2001	2000	1999	1998 [5,6]	September 30, 1997 [5]

CLASS I [7]

Net asset value, beginning of period	$ 11.00	$ 10.57	$ 10.58	$ 11.16	$ 10.91	$ 10.56

Income from investment operations

Net investment income	0.49	0.51	0.52	0.50	0.39	0.40

Net realized and unrealized gains or losses on securities	0.13	0.44	- 0.01	- 0.49	0.25	0.35

Total from investment operations	0.62	0.95	0.51	0.01	0.64	0.75

Distributions to shareholders from

Net investment income	- 0.49	- 0.52	- 0.52	- 0.50	- 0.39	- 0.40

Net realized gains	0	0	0	- 0.09	0	0

Total distributions to shareholders	- 0.49	- 0.52	- 0.52	- 0.59	- 0.39	- 0.40

Net asset value, end of period	$ 11.13	$ 11.00	$ 10.57	$ 10.58	$ 11.16	$ 10.91

Total return	5.82%	9.18%	5.00%	- 0.04%	5.94%	7.19%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 33,007	$ 23,720	$ 18,565	$ 13,190	$ 5,229	$ 5,683

Ratios to average net assets

Expenses [3]	0.69%	0.59%	0.56%	0.55%	1.25%[4]	1.44%

Net investment income	4.47%	4.74%	4.99%	4.55%	3.83%[4]	3.70%

Portfolio turnover rate	20%	6%	45%	40%	37%	13%

1.    For the period from December 23, 1998 (commencement of class operations), to August 31, 1999.

2.    Excluding applicable sales charges

3.    The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

4.    Annualized

5.    On February 28, 1998, Virtus Maryland Municipal Bond Fund sold substantially all of its net assets to Evergreen Maryland Municipal Bond Fund. As Virtus Maryland Municipal Bond Fund is the accounting survivor, its basis of accounting for assets and liabilities and its operating results for the period prior to February 28, 1998 have been carried forward in these financial highlights.

6.    For the eleven months ended August 31, 1998. The fund changed its fiscal year end from September 30 to August 31, effective August 31, 1998.

7.    Effective at the close of business on May 11, 2001, Class\x11 Y shares were renamed as Institutional shares (Class I).

See Combined Notes to Financial Statements

EVERGREEN
North Carolina Municipal Bond Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended August 31,
	2002	2001	2000	1999	1998

CLASS A

Net asset value, beginning of period	$ 10.36	$ 10.00	$ 10.19	$ 10.84	$ 10.37

Income from investment operations

Net investment income	0.49	0.50	0.50	0.50	0.51

Net realized and unrealized gains or losses on securities	0.07	0.36	- 0.13	- 0.59	0.47

Total from investment operations	0.56	0.86	0.37	- 0.09	0.98

Distributions to shareholders from

Net investment income	- 0.49	- 0.50	- 0.50	- 0.50	- 0.51

Net realized gains	0	0	- 0.06	- 0.06	0

Total distributions to shareholders	- 0.49	- 0.50	- 0.56	- 0.56	- 0.51

Net asset value, end of period	$ 10.43	$ 10.36	$ 10.00	$ 10.19	$ 10.84

Total return [1]	5.56%	8.85%	3.87%	- 0.92%	9.66%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 72,700	$ 35,930	$ 22,859	$ 17,990	$ 15,768

Ratios to average net assets

Expenses [2]	0.65%	0.60%	0.56%	0.49%	0.56%

Net investment income	4.65%	4.96%	5.05%	4.72%	4.81%

Portfolio turnover rate	20%	10%	25%	41%	53%

	Year Ended August 31,
	2002	2001	2000	1999	1998

CLASS B

Net asset value, beginning of period	$ 10.36	$ 10.00	$ 10.19	$ 10.84	$ 10.37

Income from investment operations

Net investment income	0.40	0.42	0.42	0.42	0.43

Net realized and unrealized gains or losses on securities	0.08	0.36	- 0.12	- 0.59	0.47

Total from investment operations	0.48	0.78	0.30	- 0.17	0.90

Distributions to shareholders from

Net investment income	- 0.41	- 0.42	- 0.43	- 0.42	- 0.43

Net realized gains	0	0	- 0.06	- 0.06	0

Total distributions to shareholders	- 0.41	- 0.42	- 0.49	- 0.48	- 0.43

Net asset value, end of period	$ 10.43	$ 10.36	$ 10.00	$ 10.19	$ 10.84

Total return [1]	4.77%	8.05%	3.10%	- 1.66%	8.85%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 18,372	$ 24,542	$ 35,847	$ 46,042	$ 49,320

Ratios to average net assets

Expenses [2]	1.40%	1.34%	1.31%	1.23%	1.33%

Net investment income	3.96%	4.21%	4.29%	3.96%	4.07%

Portfolio turnover rate	20%	10%	25%	41%	53%

1. Excluding applicable sales charges 2. The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

See Combined Notes to Financial Statements

EVERGREEN
North Carolina Municipal Bond Fund
Financial Highlights
(For a share outstanding throughout each period)

Year Ended
August 31, 2002 [1]

CLASS C

Net asset value, beginning of period	$ 10.09

Income from investment operations

Net investment income	0.17

Net realized and unrealized gains on securities	0.34

Total from investment operations	0.51

Distributions to shareholders from

Net investment income	- 0.17

Total distributions to shareholders	- 0.17

Net asset value, end of period	$ 10.43

Total return [2]	5.08%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 875

Ratios to average net assets

Expenses [3]	1.40%[4]

Net investment income	3.14%[4]

Portfolio turnover rate	20%

	Year Ended August 31,
	2002	2001	2000	1999	1998

CLASS I [5]

Net asset value, beginning of period	$ 10.36	$ 10.00	$ 10.19	$ 10.84	$ 10.37

Income from investment operations

Net investment income	0.51	0.52	0.52	0.52	0.54

Net realized and unrealized gains or losses on securities	0.07	0.36	- 0.12	- 0.58	0.47

Total from investment operations	0.58	0.88	0.40	- 0.06	1.01

Distributions to shareholders from

Net investment income	- 0.51	- 0.52	- 0.53	- 0.53	- 0.54

Net realized gains	0	0	- 0.06	- 0.06	0

Total distributions to shareholders	- 0.51	- 0.52	- 0.59	- 0.59	- 0.54

Net asset value, end of period	$ 10.43	$ 10.36	$ 10.00	$ 10.19	$ 10.84

Total return	5.82%	9.12%	4.14%	- 0.68%	9.93%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 599,628	$ 202,991	$ 217,202	$ 247,475	$ 256,231

Ratios to average net assets

Expenses [3]	0.39%	0.35%	0.31%	0.23%	0.20%

Net investment income	4.82%	5.21%	5.29%	4.96%	5.04%

Portfolio turnover rate	20%	10%	25%	41%	53%

1.    For the period from March 27, 2002 (commencement of class operations), to August 31, 2002.

2.    Excluding applicable sales charges

3.    The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

4.    Annualized

5.    Effective at the close of business on May 11, 2001, Class\x11 Y shares were renamed as Institutional shares (Class I).

See Combined Notes to Financial Statements

EVERGREEN
South Carolina Municipal Bond Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended August 31,
	2002	2001	2000	1999	1998

CLASS A

Net asset value, beginning of period	$ 10.25	$ 9.79	$ 9.84	$ 10.44	$ 10.08

Income from investment operations

Net investment income	0.44	0.45	0.46	0.46	0.46

Net realized and unrealized gains or losses on securities	0.11	0.46	0.02	- 0.50	0.39

Total from investment operations	0.55	0.91	0.48	- 0.04	0.85

Distributions to shareholders from

Net investment income	- 0.44	- 0.45	- 0.46	- 0.46	- 0.46

Net realized gains	0	0	- 0.07	- 0.10	- 0.03

Total distributions to shareholders	- 0.44	- 0.45	- 0.53	- 0.56	- 0.49

Net asset value, end of period	$ 10.36	$ 10.25	$ 9.79	$ 9.84	$ 10.44

Total return [1]	5.51%	9.54%	5.16%	- 0.56%	8.60%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 59,624	$ 3,638	$ 1,937	$ 2,324	$ 1,744

Ratios to average net assets

Expenses [2]	0.86%	0.89%	0.79%	0.70%	0.77%

Net investment income	4.12%	4.50%	4.81%	4.43%	4.56%

Portfolio turnover rate	17%	17%	55%	35%	31%

	Year Ended August 31,
	2002	2001	2000	1999	1998
CLASS B

Net asset value, beginning of period	$ 10.25	$ 9.79	$ 9.84	$ 10.44	$ 10.08

Income from investment operations

Net investment income	0.36	0.38	0.39	0.38	0.38

Net realized and unrealized gains or losses on securities	0.11	0.46	0.02	- 0.50	0.39

Total from investment operations	0.47	0.84	0.41	- 0.12	0.77

Distributions to shareholders from

Net investment income	- 0.36	- 0.38	- 0.39	- 0.38	- 0.38

Net realized gains	0	0	- 0.07	- 0.10	- 0.03

Total distributions to shareholders	- 0.36	- 0.38	- 0.46	- 0.48	- 0.41

Net asset value, end of period	$ 10.36	$ 10.25	$ 9.79	$ 9.84	$ 10.44

Total return [1]	4.73%	8.73%	4.38%	- 1.30%	7.79%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 8,165	$ 4,920	$ 4,627	$ 5,393	$ 4,542

Ratios to average net assets

Expenses [2]	1.61%	1.64%	1.53%	1.45%	1.53%

Net investment income	3.49%	3.77%	4.04%	3.68%	3.76%

Portfolio turnover rate	17%	17%	55%	35%	31%

1. Excluding applicable sales charges 2. The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

See Combined Notes to Financial Statements

EVERGREEN
South Carolina Municipal Bond Fund
Financial Highlights
(For a share outstanding throughout each period)

Year Ended
August 31, 2002 [1]

CLASS C

Net asset value, beginning of period	$ 9.97

Income from investment operations

Net investment income	0.15

Net realized and unrealized gains on securities	0.39

Total from investment operations	0.54

Distributions to shareholders from

Net investment income	- 0.15

Net realized gains	0

Total distributions to shareholders	- 0.15

Net asset value, end of period	$ 10.36

Total return [2]	5.46%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 204

Ratios to average net assets

Expenses [3]	1.61%[4]

Net investment income	3.15%[4]

Portfolio turnover rate	17%

	Year Ended August 31,
	2002	2001	2000	1999	1998

CLASS I [5]

Net asset value, beginning of period	$ 10.25	$ 9.79	$ 9.84	$ 10.44	$ 10.08

Income from investment operations

Net investment income	0.46	0.48	0.49	0.48	0.48

Net realized and unrealized gains or losses on securities	0.11	0.46	0.02	- 0.50	0.40

Total from investment operations	0.57	0.94	0.51	- 0.02	0.88

Distributions to shareholders from

Net investment income	- 0.46	- 0.48	- 0.49	- 0.48	- 0.49

Net realized gains	0	0	- 0.07	- 0.10	- 0.03

Total distributions to shareholders	- 0.46	- 0.48	- 0.56	- 0.58	- 0.52

Net asset value, end of period	$ 10.36	$ 10.25	$ 9.79	$ 9.84	$ 10.44

Total return	5.77%	9.82%	5.42%	- 0.31%	8.87%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 344,905	$ 50,292	$ 54,231	$ 61,314	$ 66,303

Ratios to average net assets

Expenses [3]	0.61%	0.64%	0.54%	0.45%	0.46%

Net investment income	4.40%	4.77%	5.04%	4.69%	4.71%

Portfolio turnover rate	17%	17%	55%	35%	31%

1.    For the period from March 27, 2002 (commencement of class operations), to August 31, 2002.

2.    Excluding applicable sales charges

3.    The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

4.    Annualized

5.    Effective at the close of business on May 11, 2001, Class\x11 Y shares were renamed as Institutional shares (Class I).

See Combined Notes to Financial Statements

EVERGREEN
Virginia Municipal Bond Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended August 31,
	2002	2001	2000	1999	1998

CLASS A

Net asset value, beginning of period	$ 10.36	$ 9.95	$ 9.93	$ 10.46	$ 10.05

Income from investment operations

Net investment income	0.45	0.46	0.47	0.49	0.48

Net realized and unrealized gains or losses on securities	0.12	0.41	0.05	- 0.45	0.42

Total from investment operations	0.57	0.87	0.52	0.04	0.90

Distributions to shareholders from

Net investment income	- 0.45	- 0.46	- 0.48	- 0.49	- 0.49

Net realized gains	0	0	- 0.02	- 0.08	0

Total distributions to shareholders	- 0.45	- 0.46	- 0.50	- 0.57	- 0.49

Net asset value, end of period	$ 10.48	$ 10.36	$ 9.95	$ 9.93	$ 10.46

Total return [1]	5.67%	9.00%	5.42%	0.23%	9.12%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 77,477	$ 55,863	$ 45,759	$ 50,341	$ 54,298

Ratios to average net assets

Expenses [2]	0.88%	0.85%	0.74%	0.51%	0.50%

Net investment income	4.33%	4.59%	4.87%	4.70%	4.71%

Portfolio turnover rate	19%	20%	52%	31%	46%

	Year Ended August 31,
	2002	2001	2000	1999	1998

CLASS B

Net asset value, beginning of period	$ 10.36	$ 9.95	$ 9.93	$ 10.46	$ 10.05

Income from investment operations

Net investment income	0.37	0.39	0.40	0.41	0.41

Net realized and unrealized gains or losses on securities	0.12	0.41	0.04	- 0.45	0.41

Total from investment operations	0.49	0.80	0.44	- 0.04	0.82

Distributions to shareholders from

Net investment income	- 0.37	- 0.39	- 0.40	- 0.41	- 0.41

Net realized gains	0	0	- 0.02	- 0.08	0

Total distributions to shareholders	- 0.37	- 0.39	- 0.42	- 0.49	- 0.41

Net asset value, end of period	$ 10.48	$ 10.36	$ 9.95	$ 9.93	$ 10.46

Total return [1]	4.88%	8.19%	4.63%	- 0.52%	8.31%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 22,293	$ 17,938	$ 15,119	$ 15,403	$ 8,935

Ratios to average net assets

Expenses [2]	1.63%	1.60%	1.49%	1.26%	1.35%

Net investment income	3.58%	3.83%	4.11%	3.93%	3.99%

Portfolio turnover rate	19%	20%	52%	31%	46%

1. Excluding applicable sales charges 2. The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

See Combined Notes to Financial Statements

EVERGREEN
Virginia Municipal Bond Fund
Financial Highlights
(For a share outstanding throughout each period)

Year Ended
August 31, 2002 [1]

CLASS C

Net asset value, beginning of period	$ 10.13

Income from investment operations

Net investment income	0.16

Net realized and unrealized gains on securities	0.35

Total from investment operations	0.51

Distributions to shareholders from

Net investment income	- 0.16

Net asset value, end of period	$ 10.48

Total return [2]	5.05%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 828

Ratios to average net assets

Expenses [3]	1.63%[4]

Net investment income	3.10%[4]

Portfolio turnover rate	19%

	Year Ended August 31,
	2002	2001	2000	1999 [5]	1998

CLASS I [6]

Net asset value, beginning of period	$ 10.36	$ 9.95	$ 9.93	$ 10.46	$ 10.05

Income from investment operations

Net investment income	0.48	0.49	0.50	0.51	0.51

Net realized and unrealized gains or losses on securities	0.12	0.41	0.04	- 0.45	0.41

Total from investment operations	0.60	0.90	0.54	0.06	0.92

Distributions to shareholders from

Net investment income	- 0.48	- 0.49	- 0.50	- 0.51	- 0.51

Net realized gains	0	0	- 0.02	- 0.08	0

Total distributions to shareholders	- 0.48	- 0.49	- 0.52	- 0.59	- 0.51

Net asset value, end of period	$ 10.48	$ 10.36	$ 9.95	$ 9.93	$ 10.46

Total return	5.93%	9.28%	5.68%	0.48%	9.39%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 220,921	$ 100,114	$ 108,222	$ 115,720	$ 105,931

Ratios to average net assets

Expenses [3]	0.62%	0.61%	0.49%	0.26%	0.25%

Net investment income	4.56%	4.84%	5.12%	4.95%	4.98%

Portfolio turnover rate	19%	20%	52%	31%	46%

1.    For the period from March 27, 2002 (commencement of class operations), to August 31, 2002.

2.    Excluding applicable sales charges

3.    The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

4.    Annualized

5.    Net investment income is based on average shares outstanding during the period.

6.    Effective at the close of business on May 11, 2001, Class\x11 Y shares were renamed as Institutional shares (Class I).

See Combined Notes to Financial Statements

EVERGREEN
Florida High Income Municipal Bond Fund
Schedule of Investments
August 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - 95.1%
AIRPORT - 0.9%
Wichita, KS Arpt. Auth. Arpt. Facs. RB, Cessna Citation Service Ctr. A, 6.25%, 06/15/2032	A	$ 4,000,000	$ 4,130,480
COMMUNITY DEVELOPMENT DISTRICT - 19.5%
Arbor Greene, FL CDD Spl. Assmt. RB:
5.75%, 05/01/2006	NR	328,000	329,476
6.30%, 05/01/2019	NR	455,000	461,647
7.60%, 05/01/2018	NR	675,000	713,752
Bayside, FL CDD Capital Impt. RB:
Ser. A, 5.95%, 05/01/2008	NR	1,099,000	1,099,418
Ser. B, 6.05%, 05/01/2008	NR	710,000	710,263
Ser. B, 6.375%, 05/01/2018	NR	1,625,000	1,647,912
Bobcat Trail, FL CDD RB:
Ser. A, 6.60%, 05/01/2021	NR	1,480,000	1,504,953
Ser. A, 7.50%, 05/01/2019	NR	2,278,000	2,367,343
Ser. B, 6.00%, 05/01/2006	NR	1,185,000	1,186,422
Ser. B, 6.75%, 05/01/2004	NR	2,365,000	2,380,964
Championsgate, FL CDD Capital Impt. RB:
Ser. A, 6.25%, 05/01/2020	NR	2,820,000	2,563,070
Ser. B, 5.70%, 05/01/2005	NR	2,790,000	2,741,817
Covington Park, FL CDD RB, 7.00%, 05/01/2031	NR	3,960,000	4,063,475
Eastlake Oaks, FL CDD RB, 7.75%, 05/01/2017	NR	1,285,000	1,345,639
Frederick Cnty., MD Spl. Obl. RB, Urbana CDA, 6.625%, 07/01/2025	NR	2,500,000	2,576,575
Gainesville & Hall Cnty., GA Dev. Auth. RB, Sr. Living Facs., Lanier Vlg. Estates, Ser. C, 7.25%, 11/15/2029	NR	5,000,000	5,029,200
Grand Haven, FL CDD Spl. Assmt. RB, Ser. A, 6.90%, 05/01/2019	NR	3,505,000	3,563,358
Heritage Isles, FL CDD Spl. Assmt. RB:
Ser. A, 5.75%, 05/01/2005	NR	1,475,000	1,470,192
Ser. B, 6.00%, 05/01/2020	NR	2,500,000	2,430,850
Heritage Oak Park, FL CDD Spl. Assmt. RB:
Ser. A, 6.50%, 05/01/2020	NR	2,790,000	2,818,681
Ser. B, 6.00%, 05/01/2005	NR	3,115,000	3,120,015
Heritage Pines, FL CDD Capital Impt. RB:
Ser. A, 6.10%, 05/01/2020	NR	2,575,000	2,498,960
Ser. B, 5.50%, 05/01/2005	NR	4,385,000	4,340,799
Indian Trace, FL CDD Wtr. Mgmt., Spl. Benefit GO, Sub. Ser. B, 8.25%, 05/01/2011	NR	2,500,000	2,807,275
Indigo, FL CDD Capital Impt. RB, Ser. C, 7.00%, 05/01/2030	NR	3,200,000	3,285,120
Journeys End CDD Spl. Assmt. RB, 7.00%, 05/01/2031	NR	2,300,000	2,393,564
Lake Bernadette, FL CDD Spl. Assmt. RB, Pub. Impt., Ser. A, 8.00%, 05/01/2017	NR	2,135,000	2,240,640
Lakeside Plantation, FL CDD RB:
Ser. B, 6.625%, 05/01/2006	NR	1,215,000	1,140,423
Ser. B, 6.95%, 05/01/2031	NR	2,335,000	2,197,212
Lexington Oaks, FL CDD RB, Ser. A, 6.125%, 05/01/2019	NR	960,000	944,659
Meadow Point II, FL CDD Capital Impt. RB, 7.75%, 05/01/2018	NR	1,115,000	1,149,732
Mediterra South, FL CDD RB, Ser. A, 6.95%, 05/01/2031	NR	2,910,000	3,034,082
Northwood, FL CDD RB, 7.60%, 05/01/2017	NR	1,300,000	1,341,496
Overoaks, FL CDD Capital Impt. RB, 8.25%, 05/01/2017	NR	520,000	568,490
Poinciana, FL CDD Spl. Assmt. RB, Ser. A, 7.125%, 05/01/2031	NR	4,960,000	5,165,542
Quantum, FL CDD Spl. Assmt. RB, 7.75%, 03/01/2014	NR	1,235,000	1,268,481
Remington, FL CDD RB, 6.95%, 05/01/2009	NR	1,930,000	1,970,627
River Ridge, FL CDD RB, 5.75%, 05/01/2008	NR	470,000	466,155

EVERGREEN
Florida High Income Municipal Bond Fund
Schedule of Investments (continued)
August 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
COMMUNITY DEVELOPMENT DISTRICT - continued
Westchase East, FL CDD Capital Impt. RB:
7.30%, 05/01/2018	NR	$ 1,350,000	$ 1,432,094
7.50%, 05/01/2017	NR	1,525,000	1,574,837
Winston Trails, FL CDD Spl. Obl. RB, 6.50%, 10/01/2031	NR	3,185,000	3,238,763
			87,183,973
CONTINUING CARE RETIREMENT COMMUNITY - 16.0%
Brevard Cnty., FL Hlth. Facs. Auth. RB, Courtenay Springs Vlg., 7.50%, 11/15/2012	NR	1,875,000	2,137,706
Escambia Cnty., FL Hlth. Facs. Auth. RB, Azalea Trace, Inc.:
6.00%, 01/01/2015	NR	2,905,000	2,840,451
6.10%, 01/01/2019	NR	2,250,000	2,136,150
Fleming Island Plantation, FL CDD Spl. Assmt. RB, Ser. A, 6.30%, 02/01/2005	NR	1,285,000	1,297,503
Florida Capital Proj. Fin. Auth. RB, Glenridge on Palmer Ranch-A, 8.00%, 06/01/2032	NR	3,000,000	2,984,220
Fulton Cnty., GA Residential Care Facs. RB, Sr. Lien RHA Assisted Living, Ser. A, 7.00%, 07/01/2029	NR	3,360,000	3,234,000
Hialeah Gardens, FL IDA RRB, Waterford Convalescent, Ser. A, 7.875%, 12/01/2007	NR	1,100,000	1,132,802
Hillsborough Cnty., FL IDA RB, Lakeshore Villas Proj., Sr. Ser. A, 6.70%, 07/01/2021	NR	1,590,000	1,452,131
Homestead, FL IDA RB, Community Rehabilitation Providers Program, Ser. A, 7.95%, 11/01/2018	NR	3,115,000	3,188,483
Jacksonville, FL Hlth. Facs. Auth. IDRB, Natl. Benevolant Assn., 8.00%, 12/01/2015	Baa3	500,000	529,420
Jacksonville, FL Hlth. Facs. Auth. RB, Cypress Vlg. Proj., 7.00%, 12/01/2014	Baa3	1,250,000	1,276,525
Lee Cnty., FL IDA Hlth. Care Facs. RB:
Cypress Cove Hlth. Proj.:
Ser. A, 6.25%, 10/01/2017	NR	3,290,000	3,064,997
Ser. A, 6.375%, 10/01/2025	NR	6,575,000	6,044,134
Ser. B, 5.875%, 10/01/2027	NR	1,155,000	1,158,604
Shell Point Vlg. Proj.:
Ser. A, 5.50%, 11/15/2029	BBB-	2,200,000	2,001,230
Ser. A, 5.75%, 11/15/2011	BBB-	1,015,000	1,063,233
Lee Cnty., FL IDA RRB, Encore Nursing Ctr., 8.125%, 12/01/2007	NR	530,000	547,188
Orange Cnty., FL Hlth. Facs. Auth. RB, Orlando Lutheran Tower:
8.40%, 07/01/2014	NR	395,000	423,610
8.75%, 07/01/2026	NR	370,000	397,432
Palm Beach Cnty., FL Hlth. Facs. Auth. RB:
Abbey Delray South Proj., 5.50%, 10/01/2011	BBB	2,750,000	2,767,050
JFK Med. Ctr., Inc. Proj., 5.10%, 10/01/2005	BBB	920,000	938,722
Waterford Proj.:
5.20%, 10/01/2006	BBB	965,000	981,830
5.30%, 10/01/2007	BBB	990,000	1,004,691
5.50%, 10/01/2015	BBB	6,500,000	6,422,130
Palm Beach Cnty., FL IDA RB, Geriatric Care, Inc. Proj., 6.55%, 12/01/2016, (LOC: Allied Irish Bank Plc)	A	1,500,000	1,772,385
Pinellas Cnty., FL Hlth. Facs. Auth. RB, Sunshine Vlg. Nursing Home:
7.25%, 10/01/2002	NR	200,000	199,786
8.00%, 10/01/2008	NR	1,100,000	1,064,470

EVERGREEN
Florida High Income Municipal Bond Fund
Schedule of Investments (continued)
August 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
CONTINUING CARE RETIREMENT COMMUNITY - continued
Sarasota Cnty., FL Hlth. Facs. Auth. RB, Sunnyside Properties, 6.00%, 05/15/2010	NR	$ 1,000,000	$ 964,080
St. John’s Cnty., FL IDA RB:
Bayview Proj., Ser. A, 7.10%, 10/01/2026	NR	2,500,000	2,288,250
Glenmoor St. John’s Proj.:
Ser. A, 8.00%, 01/01/2020	NR	5,000,000	5,022,250
Ser. A, 8.00%, 01/01/2023	NR	6,000,000	6,026,700
Vicars Landing Proj., Ser. A, 6.75%, 02/15/2012	BBB-	2,510,000	2,602,694
Volusia Cnty., FL IDA, First Mtge. RB, Bishop Glenn Proj., 7.625%, 11/01/2026	NR	2,000,000	2,441,020
			71,405,877
EDUCATION - 4.7%
Hillsborough Cnty., FL Sch. Board COP, 5.60%, 07/01/2005	AAA	3,700,000	4,037,810
Pinellas Cnty., FL Edl. Facs. Auth. RB:
Barry Univ. Proj., 5.875%, 10/01/2025	AA	3,185,000	3,417,601
Clearwater Christian College, 8.00%, 02/01/2011	NR	2,760,000	3,195,086
Eckerd College, 7.75%, 07/01/2014	NR	620,000	632,989
Volusia Cnty., FL Edl. Facs. Auth. RB, Embry-Riddle Aeronautical Univ.:
Ser. A, 5.75%, 10/15/2029	Baa2	3,180,000	3,271,139
Ser. A, 6.125%, 10/15/2016	Baa2	1,025,000	1,101,260
Ser. A, 6.125%, 10/15/2026	Baa2	5,000,000	5,269,050
			20,924,935
GENERAL OBLIGATION - LOCAL - 0.9%
Marshall Creek, FL CDD Spl. Assmt. GO:
Ser. A, 7.65%, 05/01/2032	NR	2,000,000	2,119,100
Ser. B, 6.75%, 05/01/2007	NR	1,890,000	1,931,372
			4,050,472
HOSPITAL - 7.9%
Cape Canaveral, FL Hosp. Dist. RB, 5.25%, 01/01/2028	A+	1,000,000	988,190
Cmnwlth. of Puerto Rico Indl. Tourist, Edl., Med. & Env. Ctl. Facs. RB, Mennonite Gen. Hosp. Proj., Ser. A, 6.50%, 07/01/2012	BBB-	940,000	933,166
Escambia Cnty., FL Hlth. Facs. Auth. RB, Baptist Hosp., Inc., Ser. B, 6.00%, 10/01/2014	BBB+	2,550,000	2,597,175
Jacksonville, FL Hlth. Facs. Auth. RB, First Mtge. Mental Hlth., Ser. A, 7.00%, 10/01/2029	NR	3,915,000	3,772,377
Leesburg, FL Hosp. RB, Leesburg Regl. Med. Ctr. Proj., Ser. A, 6.125%, 07/01/2018	A	3,110,000	3,207,063
Leesburg, FL Hosp. RRB, Leesburg Regl. Med. Ctr. Proj.:
Ser. A, 5.60%, 07/01/2008	A	5,000,000	5,438,500
Ser. A, 5.625%, 07/01/2013	A	1,515,000	1,558,435
Medical Univ., SC Hosp. Auth. RRB, Hosp. Facs., Ser. A, 6.50%, 08/15/2032	BBB+	3,000,000	3,072,720
Orange Cnty., FL Hlth. Facs. Auth. RB, Lakeside Apts., Inc., 6.50%, 07/01/2013	BBB	1,040,000	1,020,115
South Broward, FL Hosp. Dist. RB, 5.60%, 05/01/2027	A+	7,000,000	7,106,190
St. John’s Cnty., FL IDA RB, Bayview Proj., Ser. A, 7.00%, 10/01/2012	NR	1,125,000	1,101,881
Tampa, FL Hosp. RB, H. Lee Moffitt, Ser. A, 5.75%, 07/01/2019	A	1,500,000	1,562,220
West Orange Healthcare Dist. of FL RB, Ser. A, 5.80%, 02/01/2031	A-	3,000,000	3,043,740
			35,401,772

EVERGREEN
Florida High Income Municipal Bond Fund
Schedule of Investments (continued)
August 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
HOUSING - 20.8%
Boynton Beach, FL MHRB, Clipper Cove Apts., 6.35%, 07/01/2016	A+	$ 750,000	$ 795,990
Brevard Cnty., FL Hsg. Fin. Auth. RB:
Ser. C, 5.00%, 09/01/2015	Aaa	2,000,000	2,045,880
Refunding, Ser. B, 6.50%, 09/01/2022	Aaa	2,000,000	2,236,980
Duval Cnty., FL HFA RB, St. Augustine Apts. Proj., 6.00%, 03/01/2021	A+	4,820,000	4,972,264
Escambia Cnty., FL HFA RB, Ser. A, 5.55%, 10/01/2023	Aaa	3,030,000	3,105,144
Florida HFA RB:
St. Cloud Vlg. Proj.:
Ser. D, 5.95%, 02/01/2030	AAA	4,905,000	5,119,692
Ser. E, 8.00%, 02/01/2030	NR	1,395,000	1,387,188
Sunset Place, Ser. K-3, 6.50%, 10/01/2029	BBB	1,180,000	1,146,299
The Vineyards Proj., Ser. H, 6.50%, 11/01/2025	BBB-	1,500,000	1,516,185
Florida Hsg. Fin. Corp. RB:
Housing Westlake Apts.:
Ser. D-1, 5.20%, 09/01/2026	AAA	1,530,000	1,539,119
Ser. D-1, 5.30%, 09/01/2031	AAA	2,895,000	2,922,965
Hunters Run Apts., Ser. M, 5.40%, 08/15/2029	Aaa	3,000,000	3,056,430
Hillsborough Cnty., FL HFA RB, Clipper Cove Apts. Proj., Ser. A, 7.375%, 07/01/2040	NR	4,000,000	4,049,560
Lee Cnty., FL HFA SFHRB, Multi-Cnty. Proj.:
Ser. A, 4.20%, 09/01/2022	Aaa	1,120,000	1,138,301
Ser. A, 4.60%, 09/01/2033	Aaa	2,360,000	2,394,385
Ser. A, 7.20%, 03/01/2027	Aaa	1,380,000	1,508,713
Ser. A, Sub. Ser. 2, 6.85%, 03/01/2029	Aaa	2,285,000	2,509,684
Ser. A, Sub. Ser. 2, 7.45%, 09/01/2027	AAA	1,280,000	1,428,992
Ser. A, Sub. Ser. 2, 7.50%, 09/01/2027	AAA	2,640,000	3,006,590
Leon Cnty., FL Edl. Facs. Auth. RB, Student Hsg., Ser. A, 8.25%, 05/01/2014	NR	2,325,000	2,429,230
Manatee Cnty., FL HFA MHRB, 7.45%, 05/01/2027	Aaa	1,720,000	1,882,609
Manatee Cnty., FL HFA SFHRB, Sub. Ser. 4, 6.875%, 11/01/2026	Aaa	2,150,000	2,425,071
Orange Cnty., FL HFA MHRB:
Brentwood Park Apts., Ser. C, 6.40%, 07/01/2032	NR	9,935,000	9,356,683
Buena Vista Place II, Ser. I, 6.90%, 07/01/2039	NR	2,845,000	2,710,261
Palm West Apts. Proj., Ser. B, 6.50%, 03/01/2034	NR	2,900,000	2,685,545
Palms at Brentwood, Ser. K, 6.50%, 12/01/2034	NR	14,800,000	13,713,976
Orange Cnty., FL HFA SFHRB, Ser. B, 6.85%, 10/01/2027, (Insd. by GNMA & FNMA)	AAA	2,045,000	2,135,512
Palm Beach Cnty., FL HFA SFHRB:
Ser. A, 6.50%, 10/01/2021, (Insd. by GNMA)	Aaa	1,030,000	1,086,156
Daughters of Charity, Ser. A, 7.60%, 03/01/2023, (Insd. by GNMA)	Aaa	1,890,000	1,911,054
Pinellas Cnty., FL HFA MHRB, Multi-Cnty. Program, 5.35%, 09/01/2024	Aaa	1,000,000	1,018,640
Pinellas Cnty., FL HFA SFHRB, Multi-Cnty. Proj.:
Ser. B-1, 6.00%, 09/01/2021	Aaa	1,615,000	1,713,967
Ser. B-1, 6.10%, 09/01/2026	Aaa	910,000	962,544
Winter Haven, FL Hsg. Auth. MHRB, Abbey Lane Apts.:
Ser. C, 7.00%, 07/01/2012, (Insd. by FNMA)	Aaa	845,000	862,897
Ser. C, 7.00%, 07/01/2024, (Insd. by FNMA)	Aaa	2,000,000	2,042,380
			92,816,886

EVERGREEN
Florida High Income Municipal Bond Fund
Schedule of Investments (continued)
August 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
INDUSTRIAL DEVELOPMENT REVENUE - 10.6%
Dulles Town, VA CDA Spl. Assmt. RB, Dulles Town Ctr. Proj., 6.25%, 03/01/2026	NR	$ 3,000,000	$ 3,021,390
Escambia Cnty., FL PCRB, Champion Intl. Corp. Proj.:
6.40%, 09/01/2030	Baa2	4,200,000	4,278,330
6.90%, 08/01/2022	BBB	5,125,000	5,360,904
Hernando Cnty., FL IDA RB, Crushed Stone Co., 8.50%, 12/01/2014	NR	3,610,000	3,775,013
Hillsborough Cnty., FL IDRB, Lakeshore Villas Proj.:
6.75%, 07/01/2029	NR	8,410,000	7,312,579
Ser. A, 6.50%, 07/01/2029	NR	3,000,000	2,640,090
Maricopa Cnty., AZ PCRB, El Paso Elec. Co. Proj. Ser. A, 6.25%, 05/01/2037	BB+	4,000,000	4,017,040
Maryland Energy Fin. Admin. Ltd. Obl. RB, Office Paper Sys., Inc. Proj., Ser. A, 7.50%, 09/01/2015	NR	4,555,000	4,556,458
Mississippi Business Fin. Corp. RB, 5.80%, 03/01/2022	B	10,750,000	4,358,372
North Springs, FL Impt. Dist. Spl. Assmt. RB:
Ser. A, 7.00%, 05/01/2019	NR	300,000	314,496
Heron Bay Proj., 7.00%, 05/01/2019	NR	1,802,000	1,889,073
Parkland Isles Proj., Ser. B, 6.25%, 05/01/2005	NR	115,000	115,631
Wtr. Mgmt., Ser. A, 8.20%, 05/01/2024	NR	1,202,000	1,330,482
Ocean Hwy. & Port Auth., FL PCRB, Jefferson Smurfit Corp., 6.50%, 11/01/2006	NR	2,605,000	2,553,134
St. Johns Cnty., FL IDRRB, Vicars Landing Proj., Ser. B, 5.125%, 02/15/2017	BBB-	2,000,000	1,980,940
			47,503,932
MISCELLANEOUS REVENUE - 1.7%
Miami Beach, FL Redev. Agcy. Tax Increment RB, City Historic Convention:
Ser. B, 6.25%, 12/01/2016	BBB	1,000,000	1,084,740
Ser. B, 6.35%, 12/01/2022	BBB	500,000	535,620
Orlando, FL Spl. Assmt. RB, Conroy Rd. Interchange Proj.:
Ser. A, 5.50%, 05/01/2010	NR	1,000,000	1,006,130
Ser. A, 5.80%, 05/01/2026	NR	5,000,000	4,917,400
			7,543,890
PORT AUTHORITY - 0.5%
Jacksonville, FL Port Auth., 5.70%, 11/01/2030	Aaa	2,000,000	2,093,080
PUBLIC FACILITIES - 4.4%
Heritage Harbor, FL RB, 7.75%, 05/01/2019	NR	2,777,000	2,801,799
Heritage Isles, FL CDD Spl. Assmt. RB, Ser. A, 7.10%, 10/01/2023	NR	4,000,000	3,815,240
Puerto Rico Pub. Fin. Corp. RB, Comnwlth. Appropriation, Ser. E, 5.75%, 08/01/2030	BBB+	3,500,000	3,806,285
Stoneybrook, FL CDD Golf Course RB, 7.00%, 10/01/2022	NR	9,630,000	9,229,488
			19,652,812
RESOURCE RECOVERY - 0.4%
Pennsylvania Econ. Dev. Fin. Auth. Resource Recovery RB, Colver Proj.:
Ser. D, 7.05%, 12/01/2010	BBB-	750,000	781,545
Ser. D, 7.125%, 12/01/2015	BBB-	1,000,000	1,046,250
			1,827,795
SPECIAL TAX - 0.2%
Brevard Cnty., FL Tourist Dev. Tax RB, Marlin Spring, 6.875%, 03/01/2013	NR	1,000,000	1,046,620

EVERGREEN
Florida High Income Municipal Bond Fund
Schedule of Investments (continued)
August 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
TOBACCO REVENUE - 1.1%
Tobacco Settlement Fin. Corp. RB, Asset Backed, 5.75%, 06/01/2032	A	$ 5,000,000	$ 4,862,800
TRANSPORTATION - 0.5%
Nevada Dept. Business & Industry RB, Las Vegas Monorail Proj., 7.375%, 01/01/2040	NR	2,000,000	1,945,340
UTILITY - 0.6%
Crossings at Fleming Island, FL CDD Util. RB:
6.75%, 10/01/2025	NR	1,525,000	1,568,630
7.375%, 10/01/2019	NR	1,080,000	1,129,464
			2,698,094
WATER & SEWER - 4.4%
Northern Palm Beach Cnty., FL Wtr. Ctl. & Impt. Dist. Spl. Assmt. RB:
Unit Dev. No. 3A, 7.00%, 08/01/2015	NR	500,000	515,025
Unit Dev. No. 43, 6.125%, 08/01/2031	NR	1,420,000	1,407,362
Unit Dev. No. 44-A, 6.60%, 08/01/2031	NR	1,315,000	1,354,437
Unit Dev. No. 5-B, 6.00%, 08/01/2025	NR	2,015,000	2,033,820
Unit Dev. No. 9-B:
5.90%, 08/01/2019	NR	1,000,000	1,013,180
6.00%, 08/01/2029	NR	2,600,000	2,619,370
Unit Dev. No. 9A-A, 7.20%, 08/01/2016	NR	2,500,000	2,703,375
Polk Cnty., FL IDA Solid Wst. Disposal Fac. RB, Tampa Elec. Co. Proj., 5.85%, 12/01/2030	BBB+	2,000,000	2,076,880
Seminole, FL Wtr. Ctl. Dist. Spl. Assmt. RB, 7.25%, 08/01/2022	NR	1,785,000	1,864,004
St. Lucie West Svcs. Dist., FL Util. RB, 7.00%, 10/01/2010	NR	3,870,000	4,019,460
			19,606,913
Total Municipal Obligations			424,695,671

		Shares

SHORT-TERM INVESTMENTS - 2.0%
MUTUAL FUND SHARES - 2.0%
Evergreen Institutional Municipal Money Market Fund (o)		9,099,146	9,099,146
Total Investments - (cost $431,662,716) - 97.1%			433,794,817
Other Assets and Liabilities - 2.9%			12,899,539
Net Assets - 100.0%			$ 446,694,356

See Combined Notes to Schedules of Investments.

EVERGREEN
Florida Municipal Bond Fund
Schedule of Investments
August 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - 96.7%
AIRPORT - 4.6%
Florida Arpt. Fin. Commission RB:
5.50%, 10/01/2011, (Insd. by FGIC)	AAA	$ 3,570,000	$ 3,931,391
5.50%, 10/01/2012, (Insd. by FGIC)	AAA	3,455,000	3,782,327
Hillsborough Cnty., FL Aviation RRB, Tampa Intl. Arpt., Ser. A, 5.50%, 10/01/2008	AAA	6,470,000	7,058,576
Miami-Dade Cnty., FL Aviation RB, Miami Intl. Arpt., 5.75%, 10/01/2020, (Insd. by FGIC)	AAA	4,095,000	4,437,055
Volusia Cnty., FL Arpt. Sys. RRB, Daytona Beach Intl. Arpt.:
6.45%, 10/01/2002	AAA	750,000	753,142
6.55%, 10/01/2003	AAA	790,000	831,657
			20,794,148
CONTINUING CARE RETIREMENT COMMUNITY - 3.9%
Brevard Cnty., FL Hlth. Facs. Auth. RB, Courtenay Springs Vlg., 7.375%, 11/15/2004	NR	400,000	426,644
Collier Cnty., FL Hlth. Facs. Auth. RB, The Moorings, Inc. Proj., 7.00%, 12/01/2019	A-	500,000	523,100
Connecticut Dev. Mtge. Auth. RRB, Church Homes, Inc. Proj., 5.80%, 04/01/2021	BBB	700,000	644,910
Escambia Cnty., FL Hlth. Facs. Auth. RB, Azalea Trace, Inc.:
6.00%, 01/01/2015	NR	2,560,000	2,503,117
6.10%, 01/01/2019	NR	1,310,000	1,243,714
Hillsborough Cnty., FL IDA RB, Lakeshore Villas Proj., Sr. Ser. A, 6.70%, 07/01/2021	NR	5,000,000	4,566,450
Lee Cnty., FL IDA Hlth. Care RB, Shell Point Vlg. Proj., Ser. A, 5.25%, 11/15/2004	BBB-	1,150,000	1,197,529
Palm Beach Cnty., FL Hlth. Facs. Auth. RB, Waterford Proj., 5.50%, 10/01/2015	BBB	2,750,000	2,717,055
Palm Beach Cnty., FL IDA RB, Geriatric Care, Inc. Proj., 6.55%, 12/01/2016, (LOC: Allied Irish Bank Plc)	A	2,000,000	2,363,180
Sarasota Cnty., FL Hlth. Facs. Auth. RB, Sunnyside Properties, 6.00%, 05/15/2010	NR	1,800,000	1,735,344
			17,921,043
EDUCATION - 6.5%
Broward Cnty., FL Edl. Facs. Auth. RB:
6.25%, 04/01/2013	AA	2,955,000	3,396,388
6.25%, 04/01/2015	AA	2,290,000	2,609,524
Dade Cnty., FL Edl. Facs. Auth. RB, St. Thomas Univ.:
6.00%, 01/01/2010, (LOC: SunTrust Bank)	AA-	2,000,000	2,142,460
6.00%, 01/01/2014, (LOC: SunTrust Bank)	AA-	2,000,000	2,146,900
Miami-Dade Cnty., FL Edl. Facs. Auth. RB, Ser. A, 5.75%, 04/01/2012, (Insd. by AMBAC)	AAA	2,950,000	3,366,953
Miami-Dade Cnty., FL Sch. Board COP, Ser. A, 5.875%, 10/01/2016, (Insd. by FSA)	AAA	3,190,000	3,555,766
Pinellas Cnty., FL Edl. Facs. Auth. RRB, Barry Univ. Proj., 6.25%, 10/01/2015	AA	2,530,000	2,881,771
Tampa, FL RB, Univ. Tampa Proj., 5.50%, 04/01/2012	AA	1,100,000	1,221,935
Volusia Cnty., FL Edl. Facs. Auth. RB, Embry-Riddle Aeronautical Univ.:
Ser. A, 6.125%, 10/15/2016	Baa2	3,500,000	3,760,400
Ser. A, 6.125%, 10/15/2026	Baa2	4,100,000	4,320,621
			29,402,718

EVERGREEN
Florida Municipal Bond Fund
Schedule of Investments (continued)
August 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
ELECTRIC REVENUE - 4.3%
Gainesville, FL Util. Sys. RB:
Ser. B, 6.50%, 10/01/2013	AA	$ 4,800,000	$ 5,948,688
Ser. B, 7.50%, 10/01/2008	AA	3,000,000	3,728,790
Ser. B, 7.50%, 10/01/2009	AA	3,000,000	3,785,910
Lakeland, FL Elec. & Wtr. RRB, Energy Sys. First Lien, 6.05%, 10/01/2010, (Insd. by FSA)	AAA	5,000,000	5,892,550
			19,355,938
ESCROW - 5.4%
Orange Cnty., FL Hlth. Facs. Auth. RB:
6.25%, 11/15/2024	A-	4,000,000	4,238,280
Ser. 3, 5.30%, 10/01/2006	AAA	5,225,000	5,815,582
Ser. 3, 5.50%, 10/01/2008	AAA	5,785,000	6,577,024
Ser. 3, 5.70%, 10/01/2011	AAA	2,000,000	2,324,640
Pasco Cnty., FL Hlth. Facs. Auth. Hosp. RB, Ser. 2, 5.60%, 10/01/2010	AAA	5,000,000	5,584,200
			24,539,726
GENERAL OBLIGATION - LOCAL - 1.8%
Broward Cnty., FL Expressway Auth. GO, 9.875%, 07/01/2009	AAA	4,000,000	5,329,480
Flagler Cnty., FL Sch. Dist. GO, 5.85%, 09/01/2002	AAA	775,000	775,093
Palm Beach Cnty., FL GO, 6.50%, 07/01/2010	AAA	1,880,000	2,263,501
			8,368,074
HOSPITAL - 22.8%
Alachua Cnty., FL Hlth. Facs. Auth. RB, Shands Teaching Hosp., Ser. A, 6.25%, 12/01/2016, (Insd. by MBIA)	AAA	4,000,000	4,814,960
Broward Cnty., FL Hlth. Facs. Auth. RRB, Catholic Hlth. Svcs.:
5.25%, 08/15/2010	Aa3	4,660,000	5,090,118
5.50%, 08/15/2014	Aa3	3,730,000	4,050,221
Escambia Cnty., FL Hlth. Facs. Auth. RB:
Ascension Hlth., Ser. C, 5.75%, 11/15/2032	AA	10,000,000	10,367,200
Baptist Hosp., Inc., Ser. B, 6.00%, 10/01/2014	BBB+	2,950,000	3,004,575
Halifax, FL Hosp. Med. Ctr. Healthcare Facs. RB, 4.60%, 04/01/2008	A	1,080,000	1,126,958
Hillsborough Cnty., FL Hosp. Auth. RB, 6.375%, 10/01/2013	AAA	3,440,000	3,521,631
Jacksonville, FL Hlth. Facs. Auth. Hosp. RB, Charity Obl. Group:
Ser. C, 5.75%, 08/15/2012	Aa2	4,300,000	4,900,022
Ser. C, 5.75%, 08/15/2013	Aa2	4,550,000	5,184,907
Ser. C, 5.75%, 08/15/2014	Aa2	2,810,000	3,202,107
Ser. C, 5.75%, 08/15/2015	Aa2	2,090,000	2,381,639
Lee Cnty., FL IDA Hlth. Care RB, Shell Point Vlg. Proj., Ser. A, 5.75%, 11/15/2014	BBB-	1,535,000	1,572,316
Leesburg, FL Hosp. RB, Leesburg Regl. Med. Ctr. Proj.:
Ser. A, 6.125%, 07/01/2012	A	5,000,000	5,240,350
Ser. A, 6.125%, 07/01/2018	A	3,000,000	3,093,630
Ser. B, 5.70%, 07/01/2018	A	4,890,000	4,993,326
North Miami, FL Hlth. Facs. Auth. RB, Catholic Hlth. Svcs., 6.00%, 08/15/2016, (LOC: SunTrust Bank)	Aa3	1,000,000	1,070,580
Orange Cnty., FL Hlth. Facs. Auth. RB:
Ser. C, 6.25%, 10/01/2016, (Insd. by MBIA)	AAA	2,015,000	2,453,182
Lakeside Apts., Inc., 6.50%, 07/01/2013	BBB	3,000,000	2,942,640
Orlando Regl. Healthcare Sys., Ser. 99-D, 5.75%, 10/01/2012, (Insd. by MBIA)	AAA	8,010,000	9,054,744

EVERGREEN
Florida Municipal Bond Fund
Schedule of Investments (continued)
August 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
HOSPITAL - continued
Palm Beach Cnty., FL Hlth. Facs. Auth. RB:
9.50%, 08/01/2013	AAA	$ 2,395,000	$ 3,203,265
Abbey DelRay So. Proj.:
4.80%, 10/01/2002	BBB	805,000	806,038
5.00%, 10/01/2003	BBB	775,000	787,408
5.00%, 10/01/2004	BBB	850,000	867,807
5.10%, 10/01/2005	BBB	930,000	948,926
5.20%, 10/01/2006	BBB	975,000	992,004
5.30%, 10/01/2007	BBB	1,000,000	1,014,840
Good Samaritan Hlth. Sys.:
6.20%, 10/01/2011	Aaa	3,695,000	3,932,514
6.30%, 10/01/2022	Aaa	6,000,000	6,390,120
Polk Cnty., FL IDA RB, Winter Haven Hosp., 6.25%, 09/01/2015, (Insd. by MBIA)	AAA	6,475,000	6,692,625
			103,700,653
HOUSING - 17.1%
Boynton Beach, FL MHRB, Clipper Cove Apts., 6.45%, 01/01/2027	A+	1,500,000	1,584,825
Dade Cnty., FL SFHRB, 7.00%, 03/01/2024	Aaa	110,000	110,883
Duval Cnty., FL HFA SFHRB, 5.85%, 10/01/2027	Aaa	6,155,000	6,728,154
Florida Hsg. Fin. Corp. RB:
6.20%, 08/01/2016	AAA	2,000,000	2,139,800
6.35%, 05/01/2026	BBB-	1,460,000	1,528,999
Ser. 4-Pac, 5.85%, 07/01/2031, (Insd. by FSA)	AAA	2,415,000	2,627,786
Ser. 7, 6.00%, 01/01/2021, (Insd. by FSA)	AAA	9,925,000	10,919,386
Ser. A, 6.875%, 10/01/2012	AAA	1,895,000	1,898,430
Sunset Place Homeowner Mtge.:
Ser. 4-Pac, 5.15%, 10/01/2006	A	685,000	729,683
Ser. 4-Pac, 5.50%, 10/01/2009	A	455,000	488,315
Hialeah, FL Hsg. Auth. RRB, Patterson Pavilion, 5.15%, 05/01/2008	A1	1,045,000	1,067,049
Hillsborough Cnty., FL HFA RB, Ser. A, 6.625%, 10/01/2029	Aaa	4,500,000	5,016,780
Lee Cnty., FL HFA SFHRB, Multi-Cnty. Proj.:
6.50%, 03/01/2031	Aaa	1,400,000	1,513,204
7.00%, 09/01/2031	Aaa	1,785,000	1,972,925
7.125%, 03/01/2028	Aaa	560,000	626,534
7.20%, 03/01/2033	Aaa	1,180,000	1,325,541
Ser. A, 7.20%, 03/01/2027	Aaa	2,560,000	2,798,771
Ser. A, Sub. Ser. 2, 7.50%, 09/01/2027	AAA	615,000	700,399
Manatee Cnty., FL HFA Mtge. RRB:
Sub. Ser. 1, 7.00%, 11/01/2027	Aaa	1,755,000	1,994,294
Sub. Ser. 1, 7.20%, 05/01/2028	Aaa	4,935,000	5,563,275
Metrop. Washington, DC Apt. Auth., Ser. A, 5.75%, 10/01/2019	AAA	5,040,000	5,482,109
Miami-Dade Cnty., FL Hsg. Fin. Auth. RB, Home Ownership Mtge., Ser. A-1, 6.00%, 10/01/2032, (Insd. by GNMA & FNMA)	Aaa	875,000	944,361
North Tampa, FL Hsg. Dev. Corp. RB, Country Oaks Apts., Ser. A, 6.90%, 01/01/2024, (Insd. by FNMA)	Aaa	1,000,000	1,011,180
Orange Cnty., FL HFA RB, 5.625%, 09/01/2028	Aaa	2,890,000	3,110,536
Pinellas Cnty., FL HFA MHRB, Emerald Bay Apts. Proj., Ser. A, 5.00%, 04/01/2028	AAA	3,240,000	3,440,491

EVERGREEN
Florida Municipal Bond Fund
Schedule of Investments (continued)
August 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
HOUSING - continued
Pinellas Cnty., FL HFA SFHRB:
7.25%, 09/01/2029	Aaa	$ 925,000	$ 1,055,712
Multi-Cnty. Proj.:
Ser. A, 6.25%, 08/01/2012, (Insd. by GNMA & FNMA)	AAA	1,305,000	1,362,094
Ser. A-1, 5.95%, 03/01/2030	Aaa	2,195,000	2,284,117
Ser. A-1, 7.20%, 09/01/2029	Aaa	2,825,000	3,195,950
Ser. C-1, 6.30%, 03/01/2029	Aaa	3,945,000	4,207,579
			77,429,162
INDUSTRIAL DEVELOPMENT REVENUE - 7.5%
Escambia Cnty., FL PCRB, Champion Intl. Corp. Proj.:
5.875%, 06/01/2022	BBB	5,230,000	5,157,355
6.40%, 09/01/2030	Baa2	1,500,000	1,527,975
6.90%, 08/01/2022	BBB	8,500,000	8,891,255
Polk Cnty., FL IDA RB, Cargill Fertilizer, Inc. Proj., 5.50%, 11/01/2009	A+	11,300,000	12,383,670
St. Johns Cnty., FL IDA Hosp. RB, Flagler Hosp. Proj., 6.00%, 08/01/2008	A-	945,000	966,896
Texas Gulf Coast Wst. Disposal Auth. RB, Champion Intl. Corp. Proj., 7.45%, 05/01/2026	BBB	5,000,000	5,111,850
			34,039,001
LEASE - 2.4%
Greenville Cnty., SC Sch. Dist. Installment RB, 6.00%, 12/01/2021	AA-	10,000,000	11,074,900
MISCELLANEOUS REVENUE - 1.4%
Gulf Breeze, FL RB, Local Govt. Loan:
5.40%, 12/01/2015	AAA	1,620,000	1,786,293
5.50%, 12/01/2020	AAA	1,645,000	1,812,642
5.70%, 12/01/2020	AAA	2,095,000	2,288,494
Northern Palm Beach Cnty., FL Wtr. Ctl. & Impt. Dist. Spl. Assmt. RB, Unit Dev. No. 5D, 5.50%, 08/01/2015	NR	500,000	504,765
			6,392,194
PORT AUTHORITY - 2.2%
Hillsborough Cnty., FL Port Dist. RB, Tampa Port Auth. Proj.:
Ser. A, 5.75%, 06/01/2015, (Insd. by MBIA)	AAA	1,010,000	1,127,120
Ser. A, 5.75%, 06/01/2016, (Insd. by MBIA)	AAA	1,060,000	1,174,893
Ser. A, 5.75%, 06/01/2017, (Insd. by MBIA)	AAA	1,115,000	1,226,545
Ser. A, 5.75%, 06/01/2018, (Insd. by MBIA)	AAA	1,175,000	1,287,682
Ser. A, 5.75%, 06/01/2019, (Insd. by MBIA)	AAA	1,240,000	1,354,824
Ser. A, 5.75%, 06/01/2020, (Insd. by MBIA)	AAA	1,305,000	1,413,002
Jacksonville, FL Port Auth., 5.70%, 11/01/2030	Aaa	2,375,000	2,485,532
			10,069,598
PUBLIC FACILITIES - 3.1%
Florida Division Bond Fin. Dept. RB, Dept. of Env. Preservation, 5.25%, 07/01/2007, (Insd. by MBIA)	AAA	6,500,000	7,153,575
Miami Beach, FL Redev. Agcy. Tax Increment RB, City Ctr. Historic Convention Vlg., 5.80%, 12/01/2013	BBB	3,000,000	3,131,040
Palm Beach Cnty., FL Criminal Justice Facs. RB, 7.20%, 06/01/2015, (Insd. by FGIC)	AAA	3,000,000	3,929,550
			14,214,165
RESOURCE RECOVERY - 1.3%
Dade Cnty., FL Solid Wst. Sys. Spl. Obl. RB, 6.00%, 10/01/2006, (Insd. by AMBAC)	AAA	5,000,000	5,685,000

EVERGREEN
Florida Municipal Bond Fund
Schedule of Investments (continued)
August 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
SALES TAX - 1.4%
Jacksonville, FL Excise Taxes RB:
Ser. B, 5.75%, 10/01/2012, (Insd. by FGIC)	AAA	$ 2,805,000	$ 3,128,220
Ser. B, 5.75%, 10/01/2013, (Insd. by FGIC)	AAA	3,050,000	3,381,505
			6,509,725
SOLID WASTE - 0.8%
Granite City, IL Solid Wst. Disp. RB, Wst. Mgmt. Proj., 5.00%, 05/01/2027	BBB	3,720,000	3,764,677
SPECIAL TAX - 0.5%
Miami Beach, FL Redev. Agcy. Tax Increment RB, City Ctr. Historic Convention Vlg., 5.625%, 12/01/2009	BBB	2,000,000	2,103,580
TOBACCO REVENUE - 2.8%
Tobacco Settlement Fin. Corp. RB, Asset Backed, 5.75%, 06/01/2032	A	5,000,000	4,862,800
Washington, DC Tobacco Settlement Financing Corp. RB, 6.25%, 05/15/2024	A	7,715,000	7,753,112
			12,615,912
TRANSPORTATION - 3.5%
Orlando & Orange Cnty., FL Expressway Auth. RB:
5.375%, 07/01/2010, (Insd. by AMBAC)	AAA	10,000,000	10,474,900
6.50%, 07/01/2011, (Insd. by FGIC)	AAA	4,550,000	5,544,676
			16,019,576
UTILITY - 0.7%
Florida Muni. Pwr. Agcy. RRB, Stanton II Proj., 5.50%, 10/01/2020, (Insd. by AMBAC)	Aaa	2,925,000	3,169,823
WATER & SEWER - 2.7%
North Springs, FL Wtr. & Swr. RB, Ser. B, 6.50%, 10/01/2016	AAA	1,335,000	1,481,423
Northern Palm Beach Cnty., FL Wtr. Ctl. & Impt. Dist. Spl. Assmt. RB:
Unit Dev. No. 5B, 5.75%, 08/01/2014	NR	1,075,000	1,104,509
Unit Dev. No. 9A-A, 7.20%, 08/01/2016	NR	1,300,000	1,405,755
Unit Dev. No. 9B, 5.85%, 08/01/2013	NR	895,000	927,390
Orlando, FL Util. Commission, Wtr. & Elec. RB, 6.00%, 10/01/2010	AA	4,000,000	4,698,840
Pembroke Pines, FL Cons. Util. Sys. RB, 6.25%, 09/01/2004, (Insd. by FGIC)	AAA	2,500,000	2,618,650
			12,236,567
Total Municipal Obligations			439,406,180
SHORT-TERM MUNICIPAL OBLIGATIONS - 0.8%
INDUSTRIAL DEVELOPMENT REVENUE - 0.8%
Braxton Cnty., WV Solid Wst. Disposal RRB, Weyerhaeuser Co. Proj., 2.40%, 09/04/2002	BBB	3,500,000	3,500,000

		Shares	Value

SHORT-TERM INVESTMENTS - 1.3%
MUTUAL FUND SHARES - 1.3%
Evergreen Institutional Municipal Money Market Fund (o)		5,754,816	5,754,816
Total Investments - (cost $418,242,824) - 98.8%			448,660,996
Other Assets and Liabilities - 1.2%			5,481,110
Net Assets - 100.0%			$ 454,142,106

See Combined Notes to Schedules of Investments.

EVERGREEN
Georgia Municipal Bond Fund
Schedule of Investments
August 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - 95.9%
AIRPORT - 2.6%
Atlanta, GA Arpt. Facs. RRB:
Ser. A, 6.50%, 01/01/2006, (Insd. by AMBAC)	AAA	$ 2,000,000	$ 2,257,879
Ser. A, 6.50%, 01/01/2009, (Insd. by AMBAC)	AAA	1,300,000	1,528,709
Ser. A, 6.50%, 01/01/2010, (Insd. by AMBAC)	AAA	2,000,000	2,366,660
			6,153,248
COMMUNITY DEVELOPMENT DISTRICT - 1.2%
Frederick Cnty., MD Spl. Obl. RB, Urbana CDA, 6.625%, 07/01/2025	NR	750,000	772,972
Gainesville & Hall Cnty., GA Dev. Auth. RB, Sr. Living Facs., Lanier Vlg. Estates:
Ser. C, 6.75%, 11/15/2015	NR	1,000,000	990,410
Ser. C, 7.25%, 11/15/2029	NR	1,000,000	1,005,840
			2,769,222
CONTINUING CARE RETIREMENT COMMUNITY - 1.4%
Fulton Cnty., GA Residential Care Facs. RB:
Canterbury Court Proj., 6.20%, 10/01/2019	BBB+	1,820,000	1,864,936
Sr. Lien RHA Assisted Living, Ser. A, 6.90%, 07/01/2019	NR	1,470,000	1,459,710
			3,324,646
EDUCATION - 16.6%
Atlanta, GA Downtown Dev. Auth. RB, GSU Sch. of Music Proj., 6.75%, 11/01/2014	Aa2	1,500,000	1,680,060
Atlanta, GA Urban Residential Fin. Auth. RRB, Morehouse College Proj., 5.70%, 12/01/2010, (Insd. by MBIA)	AAA	510,000	567,615
Cherokee Cnty., GA Sch. Sys. GO, Georgia Sch. Aid Intercept Program:
5.00%, 02/01/2013	AA	1,500,000	1,645,515
5.25%, 08/01/2016	AA	1,000,000	1,087,420
Clayton Cnty., GA Dev. Auth. RB, Tuff Archives Proj., Ser. A, 5.375%, 07/01/2020, (Insd. by MBIA)	AAA	1,285,000	1,369,283
DeKalb Cnty., GA Dev. Auth. RB, Emory Univ. Proj.:
Ser. A, 5.25%, 11/01/2002	AA	1,000,000	1,006,620
Ser. A, 6.00%, 10/01/2014	AA	3,075,000	3,379,794
DeKalb Cnty., GA Sch. Dist. GO:
5.60%, 07/01/2008	AA	1,000,000	1,049,770
Ser. A, 6.25%, 07/01/2010	AA	2,000,000	2,375,480
Fayette Cnty., GA Sch. Dist. GO:
4.625%, 03/01/2011	AA	500,000	536,495
Georgia Sch. Intercept Program, 6.25%, 03/01/2005	Aa3	1,600,000	1,764,080
Forsyth Cnty., GA Sch. Dist. GO:
5.125%, 07/01/2014	AA-	4,825,000	5,331,528
6.75%, 07/01/2016	AA-	2,000,000	2,511,700
Fulton Cnty., GA Sch. Dist. GO, 5.25%, 01/01/2015	AA	1,000,000	1,118,650
Georgia Private Colleges & Univ. Auth. RB, Emery Univ. Proj., Ser. A, 5.75%, 11/01/2012	AA	1,000,000	1,132,990
Henry Cnty., GA Sch. Dist. GO:
Ser. A, 5.125%, 08/01/2014	AA-	1,000,000	1,088,440
Ser. A, 6.45%, 08/01/2011	AA-	1,000,000	1,186,210
Meriwether Cnty., GA Sch. Dist. GO, 7.00%, 02/01/2007, (Insd. by FSA)	AAA	500,000	587,325
Paulding Cnty., GA Sch. Dist. GO, Ser. A, 6.625%, 02/01/2009	A	1,000,000	1,190,270
Private Colleges & Univ. Auth., GA RRB:
Emory Univ. Proj., Ser. A, 5.50%, 11/01/2019	AA	500,000	541,230
Mercer Univ. Proj., 5.75%, 10/01/2021	A3	500,000	527,670

EVERGREEN
Georgia Municipal Bond Fund
Schedule of Investments
August 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
EDUCATION - continued
Private Colleges & Univ. Facs. Auth., GA RB:
Agnes Scott College Proj., 5.625%, 06/01/2023	AA	$ 1,000,000	$ 1,028,030
Emory Univ. Proj.:
Ser. A, 5.50%, 11/01/2025	AA	1,150,000	1,206,166
Ser. A, 5.75%, 11/01/2017	AA	1,000,000	1,118,460
Mercer Univ. Proj., 6.00%, 11/01/2002, (Insd. by MBIA)	AAA	1,000,000	1,007,990
Rockdale Cnty., GA Sch. Dist. GO:
6.20%, 01/01/2006	A1	1,000,000	1,105,430
6.30%, 01/01/2007	A1	1,500,000	1,663,725
			38,807,946
ELECTRIC REVENUE - 1.3%
Georgia Muni. Elec. Auth. Pwr. RB:
Ser. B, 6.25%, 01/01/2017, (Insd. by MBIA-IBC)	AAA	1,000,000	1,208,190
Ser. EE, 7.25%, 01/01/2024, (Insd. by AMBAC)	AAA	400,000	528,628
Virgin Islands Wtr. & Pwr. Auth. Elec. Sys. RB, 5.30%, 07/01/2018	NR	1,250,000	1,239,862
			2,976,680
ESCROW - 0.2%
Fulton Cnty., GA Wtr. & Swr. ETM RB, 6.375%, 01/01/2014, (Insd. by FGIC)	AAA	390,000	470,882
GENERAL OBLIGATION - LOCAL - 9.8%
Carrollton, GA GO, Georgia Sch. Aid Intercept Program, 3.75%, 07/01/2008	Aa2	580,000	598,717
Cartersville, GA GO, 6.70%, 01/01/2012	A	120,000	142,982
Clayton Cnty., GA Dev. Auth. GO, Tuff Archives Proj., Ser. A, 5.375%, 07/01/2019, (Insd. by MBIA)	AAA	1,170,000	1,257,305
DeKalb Cnty., GA Sch. Dist. GO, Ser. A, 6.25%, 07/01/2011	AA	500,000	599,495
Douglas Cnty., GA Sch. Dist. GO, Georgia Sch. Aid Intercept Program, Ser. A, 3.50%, 01/01/2010 #	AA	1,000,000	997,400
Effingham Cnty., GA Sch. Dist. GO:
6.25%, 02/01/2007, (Insd. by MBIA)	AAA	1,260,000	1,442,700
6.25%, 02/01/2008, (Insd. by MBIA)	AAA	1,160,000	1,343,408
6.25%, 02/01/2009, (Insd. by MBIA)	AAA	500,000	585,315
Fayette Cnty., GA Sch. Dist. GO:
6.125%, 03/01/2015	Aa3	600,000	652,128
6.25%, 03/01/2006	Aa3	2,200,000	2,486,880
Forsyth Cnty., GA GO:
5.50%, 03/01/2020	AA-	1,000,000	1,075,530
6.125%, 03/01/2017	AA-	1,000,000	1,146,800
Forsyth Cnty., GA Sch. Dist. GO, 6.00%, 02/01/2014	AA-	1,000,000	1,153,350
Fulton Cnty., GA Sch. Dist. GO, 5.25%, 01/01/2014	AA	1,800,000	2,017,314
Griffin-Spalding Cnty., GA Sch. Sys. GO, Georgia Sch. Bond Intercept Program, 4.00%, 02/01/2008	AA	750,000	784,530
Gwinnett Cnty., GA Wtr. & Swr. COP, 8.60%, 08/01/2003	AAA	2,500,000	2,661,375
Hall Cnty., GA Sch. Dist. GO:
6.45%, 12/01/2009, (Insd. by AMBAC)	AAA	1,210,000	1,362,509
6.70%, 12/01/2014, (Insd. by AMBAC)	AAA	500,000	565,775
Peach Cnty., GA Sch. Dist. GO, 6.50%, 02/01/2006, (Insd. by MBIA)	AAA	525,000	595,355
Washington Cnty., GA Sch. Dist. GO, 6.875%, 01/01/2014, (Insd. by AMBAC)	AAA	1,300,000	1,469,039
			22,937,907

EVERGREEN
Georgia Municipal Bond Fund
Schedule of Investments (continued)
August 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
GENERAL OBLIGATION - STATE - 8.2%
Georgia GO:
Ser. A, 6.00%, 04/01/2015	AAA	$ 1,780,000	$ 2,131,247
Ser. B, 5.75%, 03/01/2010	AAA	1,000,000	1,152,330
Ser. B, 7.20%, 03/01/2006	AAA	1,005,000	1,163,278
Ser. C, 5.00%, 07/01/2009	AAA	1,000,000	1,109,690
Ser. C, 6.00%, 07/01/2012	AAA	1,970,000	2,280,019
Ser. C, 6.25%, 08/01/2011	AAA	1,140,000	1,368,695
Ser. C, 6.25%, 08/01/2013	AAA	1,250,000	1,521,575
Ser. C, 6.50%, 04/01/2006	AAA	500,000	569,655
Ser. C, 7.25%, 07/01/2004	AAA	765,000	841,294
Ser. C, 7.25%, 07/01/2005	AAA	1,000,000	1,140,290
Ser. C, 7.25%, 07/01/2008	AAA	1,750,000	2,134,370
Ser. D, 5.25%, 10/01/2014	AAA	1,200,000	1,356,132
Ser. D, 6.80%, 08/01/2005	AAA	2,000,000	2,264,740
			19,033,315
HOSPITAL - 7.5%
Arlington Cnty., VA IDA Hosp. Facs. RB, VA Hosp. Ctr. Arlington Hlth. Sys., 5.50%, 07/01/2018	A2	500,000	527,475
Coffee Cnty., GA Hosp. Auth. RB, Regl. Med. Ctr., Ser. A, 6.75%, 12/01/2016	NR	1,600,000	1,605,024
Floyd Cnty., GA Hosp. Auth. RB, Floyd Med. Ctr. Proj., 5.50%, 07/01/2012	Aaa	875,000	994,543
Fulton Cnty., GA Bldg. Auth. RB, Cnty. Government & Hlth. Facs. Proj., Ser. A, 5.80%, 01/01/2005	AA	1,880,000	1,944,296
Gainesville & Hall Cnty., GA Hosp. Auth. RB, Northeast GA Hlth. Sys., Inc. Proj.:
5.50%, 05/15/2021	A-	500,000	504,740
6.00%, 05/15/2014, (Insd. by MBIA)	AAA	2,340,000	2,639,590
Glynn-Brunswick, GA Mem. Hosp. Auth. RB, 6.00%, 08/01/2016, (Insd. by MBIA)	AAA	2,050,000	2,233,188
Horry Cnty., SC Hosp. Fee Spl. Obl. RB, 6.00%, 04/01/2014	A2	1,305,000	1,463,910
Macon Bibb Cnty., GA Hosp. Auth. RB, Med. Ctr. of GA, Ser. A, 5.30%, 08/01/2011, (Insd. by FGIC)	AAA	1,000,000	1,122,200
Med. Ctr. Hosp. Auth., GA RB, Columbus Regl. Healthcare Sys., 6.10%, 08/01/2014, (Insd. by MBIA)	AAA	2,000,000	2,275,500
Savannah, GA Hosp. Auth. RB, St. Joseph’s Hosp. Proj.:
6.125%, 07/01/2012	A2	1,500,000	1,588,200
6.20%, 07/01/2023	A2	500,000	529,710
			17,428,376
HOUSING - 5.9%
Clayton Cnty., GA Hsg. Auth. MHRB, Park Walk Apts., Ltd., 7.125%, 12/01/2025, (Insd. by FHA & FNMA)	Aaa	500,000	525,570
DeKalb Cnty., GA Hsg. Auth. MHRB:
North Hill Apts. Proj., 6.625%, 01/01/2025, (Insd. by FNMA)	AAA	1,385,000	1,475,898
The Lakes at Indian Creek Proj., 7.15%, 01/01/2025, (Insd. by FSA)	AAA	500,000	528,975
Georgia HFA SFHRB:
Sub. Ser. A-2, 5.45%, 12/01/2022	AAA	5,450,000	5,589,629
Sub. Ser. B-2, 5.35%, 12/01/2022	AAA	2,500,000	2,552,825
Sub. Ser. C-2, 5.80%, 12/01/2021	AAA	1,000,000	1,040,380
Sub. Ser. D-2, 5.50%, 06/01/2017	AAA	715,000	744,758
Sub. Ser. D-4, 5.65%, 06/01/2021	AAA	1,285,000	1,336,400
			13,794,435

EVERGREEN
Georgia Municipal Bond Fund
Schedule of Investments (continued)
August 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
INDUSTRIAL DEVELOPMENT REVENUE - 5.8%
Appling Cnty., GA Dev. Auth. PCRB, Oglethorpe Pwr. Corp., Hatch Proj.:
7.125%, 01/01/2015, (Insd. by MBIA)	AAA	$ 1,055,000	$ 1,138,514
7.15%, 01/01/2021, (Insd. by MBIA)	AAA	500,000	538,195
Atlanta, GA Downtown Dev. Auth. RRB, Underground Atlanta Proj., 6.00%, 10/01/2006	AA-	2,000,000	2,048,060
Burke Cnty., GA Dev. Auth. PCRRB, Oglethorpe Pwr. Corp., Vogtle Proj., 7.80%, 01/01/2008, (Insd. by MBIA)	AAA	250,000	262,883
Cartersville, GA Dev. Auth. RB, Wtr. & Wastewater Facs., 7.40%, 11/01/2010	A+	1,120,000	1,379,549
Coweta Cnty., GA Dev. Auth. RB, Newnan Wtr. Sewage & Light Commission Proj., 5.75%, 01/01/2015, (Insd. by AMBAC)	Aaa	2,000,000	2,238,160
Crisp Cnty., GA Dev. Auth. Env. Impt. RB, International Paper Co. Proj., Ser. A, 6.20%, 02/01/2020	BBB	1,250,000	1,281,250
Fulton Cnty., GA Dev. Auth. RB:
Georgia Tech Foundation Sac II Proj.:
Ser. A, 5.75%, 11/01/2013	AA+	1,200,000	1,378,668
Ser. A, 5.75%, 11/01/2017	AA+	1,950,000	2,188,972
Tuff Morehouse Proj., Ser. A, 5.50%, 02/01/2022, (Insd. by AMBAC)	AAA	1,000,000	1,062,630
			13,516,881
LEASE - 5.2%
College Park, GA Business & IDA RB, Civic Ctr. Proj., 5.75%, 09/01/2020, (Insd. by AMBAC)	AAA	1,825,000	2,031,188
Georgia Muni. Assn., Inc. COP, City Court Atlanta Proj.:
5.50%, 12/01/2016, (Insd. by AMBAC)	AAA	2,175,000	2,421,101
5.50%, 12/01/2017, (Insd. by AMBAC)	AAA	2,220,000	2,454,255
5.50%, 12/01/2018, (Insd. by AMBAC)	AAA	2,500,000	2,742,775
5.50%, 12/01/2019, (Insd. by AMBAC)	AAA	2,340,000	2,547,745
			12,197,064
MANUFACTURING - 0.8%
Gwinnett Cnty., GA Hsg. Auth. MHRRB, Singleton Oxford Associates, 5.50%, 04/01/2026	AAA	1,820,000	1,915,878
MISCELLANEOUS REVENUE - 0.2%
Puerto Rico Pub. Fin. Corp. RB, Ser. A, 5.50%, 08/01/2020, (Insd. by MBIA)	AAA	500,000	543,655
POWER - 0.5%
Muni. Elec. Auth. of GA RRB, Proj. One, Ser. A, 5.25%, 01/01/2013, (Insd. by MBIA)	AAA	1,000,000	1,114,790
PUBLIC FACILITIES - 5.5%
Atlanta & Fulton Cnty., GA Recreation Auth. RB, Downtown Arena Pub. Impt. Proj., Ser. A, 5.375%, 12/01/2021, (Insd. by MBIA)	AAA	1,000,000	1,043,290
Butts Cnty., GA COP, 6.75%, 12/01/2014, (Insd. by MBIA)	AAA	300,000	337,047
Cobb-Marietta, GA Coliseum & Exhibit Hall Auth. RRB, 5.50%, 10/01/2012, (Insd. by MBIA)	AAA	1,250,000	1,419,200
College Park, GA Business & IDA RB, Civic Ctr. Proj.:
Ser. A, 5.70%, 09/01/2009, (Insd. by FSA)	AAA	1,000,000	1,155,050
Ser. A, 5.75%, 09/01/2010, (Insd. by FSA)	AAA	1,470,000	1,696,527
Dalton, GA Bldg. Auth. RB, 5.00%, 07/01/2005	A+	1,000,000	1,080,850
Fayette Cnty., GA Pub. Facs. Auth. RB, Criminal Justice Ctr. Proj., 6.25%, 06/01/2017	AA-	550,000	657,332
Fulton Cnty., GA Facs. COP, Fulton Cnty., GA Pub. Purpose Proj., 5.50%, 11/01/2018, (Insd. by AMBAC)	AAA	1,000,000	1,085,330

EVERGREEN
Georgia Municipal Bond Fund
Schedule of Investments (continued)
August 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
PUBLIC FACILITIES - continued
Middle, GA Coliseum Auth. RB, GA Coliseum Proj., Ser. A, 5.375%, 07/01/2014	AA	$ 1,000,000	$ 1,042,650
Richmond Cnty., GA Pub. Facs., Inc. COP, Cnty. Board Ed. Proj., 6.10%, 11/01/2020, (Insd. by AMBAC)	Aaa	2,000,000	2,267,620
Savannah, GA EDA RB, Mighty Eighth Air Force, 5.875%, 01/01/2012	AA	1,000,000	1,066,800
			12,851,696
SPECIAL TAX - 0.4%
Virgin Islands Pub. Fin. Auth. RB, Sr. Lien, Ser. A, 5.50%, 10/01/2018	BBB-	1,000,000	1,015,590
TOBACCO REVENUE - 1.8%
Children’s Trust Fund Tobacco Settlement RB, 5.75%, 07/01/2020	A	1,885,000	1,979,326
Tobacco Settlement Revenue Mgmt. Auth., SC RB, Ser. B, 6.00%, 05/15/2022	A	2,195,000	2,192,256
			4,171,582
TRANSPORTATION - 1.0%
Metropolitan Atlanta Rapid Transit Auth., GA Sales Tax RRB, Ser. P, 6.25%, 07/01/2011, (Insd. by AMBAC)	AAA	2,000,000	2,392,960
UTILITY - 8.4%
Athens-Clarke Cnty., GA Unified Government Wtr. & Swr. RRB:
2.55%, 01/01/2004	AA-	935,000	946,809
4.00%, 01/01/2005	AA-	255,000	266,758
Atlanta, GA Wtr. & Swr. RB, 6.00%, 01/01/2006, (Insd. by FGIC)	AAA	2,000,000	2,234,900
Atlanta, GA Wtr. & Wastewater RB, Ser. A, 5.00%, 11/01/2008, (Insd. by FGIC)	AAA	1,000,000	1,110,170
Augusta, GA Wtr. & Swr. RB:
5.15%, 10/01/2015, (Insd. by FSA)	AAA	2,250,000	2,433,307
5.25%, 10/01/2017, (Insd. by FSA)	AAA	1,980,000	2,126,342
Clayton Cnty., GA Wtr. Auth. RB, 5.00%, 05/01/2013	AA	1,760,000	1,921,903
Cobb Cnty., GA Wtr. & Swr. RRB, 5.125%, 07/01/2008	AAA	1,000,000	1,072,520
DeKalb Cnty., GA Wtr. & Swr. RB:
5.375%, 10/01/2018	AA	1,000,000	1,076,980
5.375%, 10/01/2019	AA	1,000,000	1,069,240
5.375%, 10/01/2020	AA	1,000,000	1,062,330
Gainesville, GA Wtr. & Swr. RB, 5.50%, 11/15/2014, (Insd. by FSA)	AAA	2,015,000	2,257,324
Gwinnett Cnty., GA Wtr. & Swr. Auth. RB, 5.00%, 08/01/2017	AAA	2,000,000	2,094,420
			19,673,003
WATER & SEWER - 11.6%
Henry Cnty., GA Wtr. & Swr. Auth. RB, 5.625%, 02/01/2030, (Insd. by FGIC)	AAA	1,000,000	1,059,260
Augusta, GA Wtr. & Swr. RB, 5.25%, 10/01/2022, (Insd. by FSA)	AAA	1,000,000	1,042,100
Cherokee Cnty., GA Wtr. & Swr. Auth. RB, 5.00%, 08/01/2014, (Insd. by FSA)	AAA	1,215,000	1,317,704
Clayton Cnty., GA Wtr. Auth. Wtr. & Swr. RB:
5.625%, 05/01/2020	AA	2,000,000	2,184,040
6.25%, 05/01/2016	AA	2,000,000	2,320,820
Cobb Cnty. & Marietta, GA Wtr. Auth. Wtr. RB, 5.25%, 11/01/2021	AAA	1,000,000	1,061,490
Columbia Cnty., GA Wtr. & Swr. RB:
6.25%, 06/01/2015, (Insd. by FGIC)	AAA	1,200,000	1,427,688
6.25%, 06/01/2016, (Insd. by FGIC)	AAA	1,250,000	1,487,175
6.25%, 06/01/2017, (Insd. by FGIC)	AAA	1,390,000	1,653,739
Conyers, GA Wtr. & Swr. RB, Ser. A, 6.60%, 07/01/2015, (Insd. by AMBAC)	AAA	1,000,000	1,104,090

EVERGREEN
Georgia Municipal Bond Fund
Schedule of Investments (continued)
August 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
WATER & SEWER - continued
DeKalb Cnty., GA Wtr. & Sewage RB, 5.625%, 10/01/2017	AA	$ 5,020,000	$ 5,552,773
Forsyth Cnty., GA Wtr. & Swr. Auth. RB, 6.25%, 04/01/2017	AA-	1,000,000	1,191,690
Fulton Cnty., GA Wtr. & Swr. RRB, 6.25%, 01/01/2006, (Insd. by FGIC)	AAA	1,420,000	1,595,185
Gainesville, GA Wtr. & Swr. RRB, 5.25%, 11/15/2010, (Insd. by FGIC)	AAA	1,000,000	1,123,860
Jackson Cnty., GA Wtr. & Swr. Auth. RB, Ser. A, 5.75%, 09/01/2017, (Insd. by AMBAC)	AAA	1,530,000	1,717,287
Newman, GA Wtr. & Swr. Community Pub. Utils. RB, 4.50%, 01/01/2011	Aaa	200,000	212,410
Peachtree City, GA Wtr. & Swr. Auth. Swr. Sys. RB, Ser. A, 5.45%, 03/01/2017	AA	300,000	320,088
Virgin Islands Wtr. & Pwr. Auth. Elec. Sys. RB, 5.25%, 07/01/2008	NR	750,000	789,547
			27,160,946
Total Municipal Obligations			224,250,702

			Shares

SHORT-TERM INVESTMENTS - 4.4%
MUTUAL FUND SHARES - 4.4%
Evergreen Institutional Municipal Money Market Fund (o)##		10,313,785	10,313,785
Total Investments - (cost $220,530,641) - 100.3%			234,564,487
Other Assets and Liabilities - (0.3%)			(714,911)
Net Assets - 100.0%			$ 233,849,576

See Combined Notes to Schedules of Investments.

EVERGREEN
Maryland Municipal Bond Fund
Schedule of Investments
August 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - 94.2%
AIRLINES - 1.0%
Puerto Rico Indl. Med. & Env. PCRB, Ser. A, 6.45%, 12/01/2025	BB-	$ 1,000,000	$ 708,760
COMMUNITY DEVELOPMENT DISTRICT - 1.5%
Frederick Cnty., MD Spl. Obl. RB, Urbana CDA, 6.625%, 07/01/2025	NR	1,000,000	1,030,630
CONTINUING CARE RETIREMENT COMMUNITY - 3.5%
Fulton Cnty., GA Residential Care Facs. RB, Sr. Lien RHA Assisted Living, Ser. A, 6.90%, 07/01/2019	NR	490,000	486,570
Maryland Hlth. & Higher Edl. Facs. Auth. RB:
Board Of Child Care:
5.50%, 07/01/2013	A	500,000	544,960
5.625%, 07/01/2020	A	680,000	712,116
5.625%, 07/01/2022	A	280,000	291,679
Refunding Pickersgill, Ser. A, 6.00%, 01/01/2015	A-	350,000	372,222
			2,407,547
EDUCATION - 7.3%
Annapolis, MD EDA RB, St. John’s College Facs., 5.50%, 10/01/2018	BBB+	1,230,000	1,260,578
Maryland Hlth. & Higher Edl. Facs. Auth. RB, Maryland Institute College Of Art, 5.50%, 06/01/2021	Baa1	530,000	539,900
Pennsylvania Higher Edl. RB, UPMC Hlth. Sys., Ser. A, 6.00%, 01/15/2022	A+	2,000,000	2,081,260
Univ. of Maryland Sys. Auxilliary Facs. & Tuition RB, Ser. A, 5.40%, 04/01/2009	AA+	1,000,000	1,097,830
			4,979,568
ELECTRIC REVENUE - 1.1%
Virgin Islands Wtr. & Pwr. Auth. Elec. Sys. RB, 5.30%, 07/01/2018	NR	750,000	743,918
GENERAL OBLIGATION - LOCAL - 7.3%
Anne Arundel Cnty., MD Wtr. & Swr. GO, 5.25%, 04/15/2010	AA+	250,000	260,598
Hagerstown, MD GO, 5.50%, 09/01/2009	A3	275,000	300,520
Montgomery Cnty., MD GO, Ser. A, 5.375%, 01/01/2007	AAA	1,500,000	1,670,895
Ocean City, MD GO, 5.50%, 03/15/2009, (Insd. by MBIA)	AAA	1,000,000	1,076,260
Prince George’s Cnty., MD GO:
5.125%, 10/01/2012	AA	1,240,000	1,399,526
Stormwater Mgmt., 5.40%, 03/15/2007	AA	250,000	260,492
			4,968,291
GENERAL OBLIGATION - STATE - 1.6%
Maryland GO, State & Local Facs. Loan, 5.70%, 03/15/2010	AAA	1,000,000	1,104,670
HOSPITAL - 15.5%
Maryland Hlth. & Higher Edl. Facs. Auth. RB:
Carroll Cnty. Gen. Hosp.:
6.00%, 07/01/2016	Baa1	915,000	994,980
6.00%, 07/01/2017	Baa1	830,000	896,151
6.00%, 07/01/2020	Baa1	1,485,000	1,564,923
Catholic Hlth. Initiatives, 6.00%, 12/01/2013	AA-	1,200,000	1,348,584
Doctor’s Cmnty. Hosp., Inc.:
5.50%, 07/01/2024	BBB-	435,000	398,064
5.70%, 07/01/2003	BBB-	15,000	15,176
5.75%, 07/01/2013	BBB-	550,000	551,733
Union Hosp. of Cecil Cnty., 4.80%, 07/01/2011	A3	330,000	342,834
Univ. of Maryland Med. Ctr., 5.75%, 07/01/2021	A	1,000,000	1,044,970

EVERGREEN
Maryland Municipal Bond Fund
Schedule of Investments (continued)
August 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
HOSPITAL - continued
Maryland Hlth. & Higher Edl. Facs. Auth. RB: - continued
Univ. of Maryland Med. Sys. Proj.:
5.75%, 07/01/2017	A	$ 1,300,000	$ 1,398,995
6.625%, 07/01/2020	Baa1	1,000,000	1,098,370
New Jersey Hlth. Care Facs. Fin. Auth. RB, Johnson Univ. Hosp. Proj., 5.70%, 07/01/2020	A+	925,000	987,234
			10,642,014
HOUSING - 22.1%
Maryland CDA Dept. of Hsg. & Cmnty. Dev. MHRB:
Ser. 2001-B, 5.10%, 05/15/2016	Aa3	890,000	920,669
Ser. B, 5.125%, 05/15/2017	Aa3	750,000	785,288
Maryland CDA Dept. of Hsg. & Cmnty. Dev. RB:
Ser. 1, 5.30%, 04/01/2010	Aa2	1,105,000	1,177,399
Ser. A, 5.50%, 07/01/2022	Aa2	1,000,000	1,039,190
Ser. B, 6.05%, 09/01/2020	Aa2	1,000,000	1,063,820
Ser. D, 6.20%, 09/01/2020, (Insd. by FHA)	Aa2	750,000	803,310
Ser. F, 5.90%, 09/01/2019	Aa2	1,000,000	1,052,500
Ser. H, 5.65%, 09/01/2012, (Insd. by FHA)	Aa2	1,365,000	1,455,022
Ser. H, 5.70%, 09/01/2022	Aa2	1,965,000	2,056,117
Maryland CDA Dept. of Hsg. & Cmnty. Dev. RRB, 5.00%, 08/01/2008	Aaa	100,000	106,632
Maryland CDA Dept. of Hsg. & Cmnty. Dev. SFHRB, Ser. 5, 5.40%, 04/01/2008	Aa2	1,470,000	1,590,320
Montgomery Cnty., MD Hsg. Opportunities MHRB:
5.35%, 07/01/2021	Aaa	375,000	385,605
Ser. A, 5.10%, 11/01/2015	A2	250,000	258,745
Ser. A, 5.55%, 11/01/2022	A2	250,000	257,907
Aston Woods Apts., Ser. A, 4.90%, 05/15/2031, (Insd. by FNMA)	Aaa	950,000	999,742
Cmnty. Hsg., Ser. A, 6.00%, 07/01/2014	Aa2	250,000	260,495
Montgomery Cnty., MD SFHRB, Ser. A, 5.55%, 07/01/2014	Aa2	865,000	921,026
			15,133,787
INDUSTRIAL DEVELOPMENT REVENUE - 7.9%
Allegany Cnty., MD Pollution Ctl. Facs. RB, Westvaco Corp. Proj., 5.90%, 07/01/2004	BBB	200,000	206,722
Calvert Cnty., MD PCRB, Baltimore Gas & Elec. Co. Proj., 5.55%, 07/15/2014	A	1,500,000	1,563,645
Cecil Cnty., MD IDRB, Cargill, Inc. Proj., 5.25%, 03/01/2006	A+	1,000,000	1,087,270
Maryland Energy Fin. Admin. Ltd. Obl. RB, Office Paper Sys., Inc. Proj., Ser. A, 7.50%, 09/01/2015	NR	750,000	750,240
Prince George’s Cnty., MD PCRB, Potomac Elec. Proj., 5.75%, 03/15/2010	A-	1,600,000	1,832,224
			5,440,101
LEASE - 4.0%
Howard Cnty., MD COP, Agricultural Land Presevation No. 90-23, Ser. A, 8.00%, 08/15/2020	AAA	314,000	420,773
Maryland Stadium Auth. Lease RB, Convention Ctr. Expansion Proj., 5.875%, 12/15/2011, (Insd. by AMBAC)	AAA	1,800,000	2,004,876
Prince George’s Cnty., MD COP, Real Estate Acquistion Program, 5.90%, 09/15/2009, (Insd. by MBIA)	AAA	250,000	276,077
			2,701,726
PRE-REFUNDED - 0.5%
Howard Cnty., MD Cons. Pub. Impt. GO, Ser. A, 5.25%, 08/15/2011	AAA	295,000	322,521

EVERGREEN
Maryland Municipal Bond Fund
Schedule of Investments (continued)
August 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
PUBLIC FACILITIES - 2.3%
Baltimore Cnty., MD Revenue Auth. RB, 5.25%, 07/01/2008	A	$ 1,000,000	$ 1,035,750
Frederick Cnty., MD Pub. Facs. GO, 5.00%, 12/01/2015	AA	500,000	538,425
			1,574,175
SOLID WASTE - 2.1%
Northeast, MD Wst. Disp. Auth. RB, Montgomery Cnty., MD Resource Recovery Proj. A:
5.80%, 07/01/2004	A2	500,000	533,975
6.00%, 07/01/2007	A2	50,000	56,129
Ser. A, 6.30%, 07/01/2016	A2	835,000	874,479
			1,464,583
SPECIAL TAX - 1.6%
Anne Arundel Cnty., MD Spl. Obl. RB, Arundel Mills Proj., 7.10%, 07/01/2029	NR	1,000,000	1,079,450
TRANSPORTATION - 4.7%
District of Columbia Metro. Area Transit Auth. RB, 6.00%, 07/01/2010, (Insd. by FGIC)	AAA	300,000	351,894
Maryland Trans. Auth. Spl. Obl. RB, Baltimore/Washington Intl. Arpt. Proj., Ser. A, 6.25%, 07/01/2014, (Insd. by FGIC)	AAA	1,750,000	1,909,582
Maryland Trans. Facs. Auth. RB, 5.80%, 07/01/2006	A+	850,000	955,944
			3,217,420
UTILITY - 1.8%
Maryland Economic Dev. Corp. RB, Univ. of Maryland College Park Proj., 5.375%, 07/01/2016	AAA	1,150,000	1,255,926
WATER & SEWER - 8.4%
Baltimore, MD Wtr. Proj. RRB, Ser. A, 5.80%, 07/01/2015, (Insd. by FGIC)	AAA	1,500,000	1,729,965
Virgin Islands Wtr. & Pwr. Auth. Elec. Sys. RB, 5.125%, 07/01/2003	NR	500,000	511,595
Washington, MD Suburban Sanitation Dist. Wtr. Supply RB:
5.375%, 06/01/2011	AA	1,600,000	1,676,592
5.50%, 06/01/2010	AA	1,700,000	1,842,494
			5,760,646
Total Municipal Obligations			64,535,733

		Shares

SHORT-TERM INVESTMENTS - 4.3%
MUTUAL FUND SHARES - 4.3%
Evergreen Institutional Municipal Money Market Fund (o)		2,983,101	2,983,101
Total Investments - (cost $63,913,809) - 98.5%			67,518,834
Other Assets and Liabilities - 1.5%			1,005,311
Net Assets - 100.0%			$ 68,524,145

See Combined Notes to Schedules of Investments.

EVERGREEN
North Carolina Municipal Bond Fund
Schedule of Investments
August 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - 94.3%
AIRPORT - 3.1%
Charlotte, NC Arpt. RB:
Ser. B, 5.75%, 07/01/2012, (Insd. by MBIA)	AAA	$ 2,395,000	$ 2,654,067
Ser. B, 6.00%, 07/01/2015, (Insd. by MBIA)	AAA	2,755,000	3,048,545
Chicago, IL O’Hare Intl. Arpt. RB, Ser. A, 5.75%, 01/01/2017, (Insd. by MBIA)	AAA	10,000,000	10,880,000
Metropolitan Washington, DC Arpt. Auth. RB, Ser. A, 5.75%, 10/01/2016, (Insd. by FGIC)	AAA	4,125,000	4,553,258
			21,135,870
CONTINUING CARE RETIREMENT COMMUNITY - 1.7%
North Carolina Med. Care Commission Hosp. RB:
5.30%, 11/01/2004	NR	9,595,000	9,703,040
5.75%, 07/01/2019	NR	2,000,000	1,920,680
			11,623,720
EDUCATION - 2.2%
Henderson Cnty., NC COP, Henderson Cnty. Sch. Proj., 5.00%, 03/01/2015, (Insd. by AMBAC)	AAA	1,630,000	1,742,323
Iredell Cnty., NC Pub. Facs. RB, 6.00%, 06/01/2016	Aaa	2,080,000	2,364,149
North Carolina Ed. Facs. Fin. Agcy. RRB, Davidson College Proj., 6.00%, 12/01/2012	AA	100,000	103,002
North Carolina Student Edl. Assistance Auth. RB:
Ser. A, 6.05%, 07/01/2010	A2	1,000,000	1,053,730
Ser. A, 6.30%, 07/01/2015	A2	2,000,000	2,096,060
Ser. C, 6.35%, 07/01/2016	A2	2,375,000	2,508,546
University of North Carolina Sys. Pool RB:
5.00%, 10/01/2008, (Insd. by AMBAC)	AAA	1,300,000	1,437,683
5.75%, 10/01/2013, (Insd. by AMBAC)	AAA	1,255,000	1,430,387
5.75%, 10/01/2014, (Insd. by AMBAC)	AAA	1,330,000	1,506,943
5.75%, 10/01/2015, (Insd. by AMBAC)	AAA	1,125,000	1,268,831
			15,511,654
ELECTRIC REVENUE - 7.1%
North Carolina Eastern Muni. Pwr. Agcy. Pwr. Sys. RB:
Ser. A, 5.70%, 01/01/2013, (Insd. by MBIA)	AAA	5,000,000	5,431,750
Ser. A, 6.50%, 01/01/2018	BBB	3,750,000	4,155,375
Ser. B, 6.00%, 01/01/2022	BBB	5,415,000	5,616,276
Ser. C, 6.00%, 01/01/2018, (Insd. by AMBAC)	AAA	6,500,000	7,642,635
North Carolina Eastern Muni. Pwr. Agcy. Pwr. Sys. RRB:
7.00%, 01/01/2013, (Insd. by MBIA)	AAA	3,400,000	4,266,218
7.50%, 01/01/2010	AAA	1,845,000	2,295,734
Ser. A, 5.625%, 01/01/2014	AAA	7,850,000	8,465,361
North Carolina Muni. Pwr. Agcy., Elec. RB:
Catawba Elec., 7.25%, 01/01/2007, (Insd. by AMBAC)	AAA	5,000,000	5,897,850
Catawba Nuclear Pwr. Proj., Ser. B, 6.375%, 01/01/2013	BBB+	5,000,000	5,533,400
			49,304,599
ESCROW - 3.2%
North Carolina Eastern Muni. Pwr. Agcy. Pwr. Sys. RB, Ser. A, 5.00%, 01/01/2021	AAA	5,000,000	5,271,100
North Carolina Muni. Pwr. Agcy., Elec. RB:
Catawba Elec., 10.50%, 01/01/2010	AAA	4,305,000	5,547,509
Catawba Nuclear Pwr. Proj., 5.50%, 01/01/2013	AAA	10,000,000	11,362,900
			22,181,509

EVERGREEN
North Carolina Municipal Bond Fund
Schedule of Investments (continued)
August 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
GENERAL OBLIGATION - LOCAL - 21.5%
Brunswick Cnty., NC GO, 5.00%, 05/01/2016, (Insd. by FGIC)	AAA	$ 1,375,000	$ 1,471,264
Buncombe Cnty., NC GO, 4.90%, 04/01/2014	AA	1,030,000	1,080,717
Burlington Cnty., NC GO, 5.20%, 02/01/2013, (Insd. by AMBAC)	AAA	1,650,000	1,820,412
Cabarrus Cnty., NC GO, 5.50%, 04/01/2015	AA-	1,500,000	1,662,585
Carteret Cnty., NC GO:
5.40%, 05/01/2013, (Insd. by MBIA)	AAA	1,300,000	1,393,184
5.40%, 05/01/2014, (Insd. by MBIA)	AAA	1,305,000	1,393,257
5.40%, 05/01/2015, (Insd. by MBIA)	AAA	1,400,000	1,490,314
Cary, NC GO, 5.00%, 03/01/2014	AAA	1,000,000	1,088,240
Central Bucks, PA Sch. Dist. GO, 5.50%, 05/15/2016, (Insd. by FGIC)	Aaa	8,125,000	9,014,200
Charlotte, NC GO:
5.00%, 02/01/2010	AAA	5,000,000	5,510,250
5.25%, 02/01/2013	AAA	1,000,000	1,088,750
5.25%, 02/01/2020	AAA	7,655,000	8,052,218
5.25%, 02/01/2021	AAA	7,290,000	7,635,837
5.40%, 06/01/2012	AAA	3,000,000	3,286,800
5.50%, 06/01/2014	AAA	1,000,000	1,125,230
5.50%, 06/01/2015	AAA	1,600,000	1,791,184
5.60%, 06/01/2025	AAA	4,490,000	4,828,142
Dare Cnty., NC COP, 5.125%, 06/01/2018, (Insd. by AMBAC)	AAA	1,000,000	1,059,840
Durham Cnty., NC COP:
5.00%, 05/01/2005	AA+	2,130,000	2,293,691
5.00%, 05/01/2007	AA+	1,000,000	1,097,330
5.00%, 05/01/2014	AA+	1,500,000	1,598,145
Durham Cnty., NC GO:
Ser. 95, 5.80%, 02/01/2010	AAA	2,400,000	2,634,696
Ser. 95, 5.80%, 02/01/2011	AAA	2,400,000	2,634,696
Durham, NC COP:
5.00%, 04/01/2011	AA+	1,640,000	1,795,554
5.25%, 04/01/2013	AA+	1,270,000	1,401,191
5.25%, 04/01/2015	AA+	1,020,000	1,106,710
Durham, NC GO, Ser. 95, 5.80%, 02/01/2012	AAA	2,000,000	2,195,580
Eden Cnty., NC GO:
5.75%, 06/01/2003, (Insd. by FSA)	AAA	855,000	881,420
5.75%, 06/01/2004, (Insd. by FSA)	AAA	845,000	901,657
5.75%, 06/01/2005, (Insd. by FSA)	AAA	835,000	911,219
5.75%, 06/01/2006, (Insd. by FSA)	AAA	825,000	913,473
5.75%, 06/01/2007, (Insd. by FSA)	AAA	815,000	910,216
Gaston Cnty., NC GO:
5.20%, 03/01/2015, (Insd. by AMBAC)	AAA	1,100,000	1,160,709
5.20%, 03/01/2016, (Insd. by AMBAC)	AAA	2,115,000	2,224,620
5.25%, 06/01/2018, (Insd. by AMBAC)	AAA	2,000,000	2,165,660
5.25%, 06/01/2019, (Insd. by AMBAC)	AAA	2,000,000	2,146,040
5.50%, 03/01/2014, (Insd. by FGIC)	AAA	1,475,000	1,690,601
Greensboro, NC Enterprise Sys. GO:
Ser. A, 5.00%, 06/01/2016	AA-	1,065,000	1,129,912
Ser. A, 5.30%, 06/01/2015	AAA	1,000,000	1,047,370
Harnett Cnty., NC COP, 5.375%, 12/01/2017, (Insd. by FSA)	AAA	1,875,000	2,055,975
Johnston Cnty., NC GO, 5.00%, 06/01/2014, (Insd. by FGIC)	AAA	1,000,000	1,088,430
Lee Cnty., NC GO:
5.00%, 04/01/2009, (Insd. by MBIA)	AAA	1,130,000	1,223,338
5.00%, 04/01/2010, (Insd. by MBIA)	AAA	1,725,000	1,857,290
5.00%, 04/01/2011, (Insd. by MBIA)	AAA	2,700,000	2,904,255

EVERGREEN
North Carolina Municipal Bond Fund
Schedule of Investments (continued)
August 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
GENERAL OBLIGATION - LOCAL - continued
Mecklenburg Cnty., NC GO:
5.00%, 04/01/2009	AAA	$ 6,500,000	$ 7,189,650
Ser. B, 4.40%, 02/01/2010	AAA	7,175,000	7,576,011
Ser. B, 4.80%, 03/01/2009	AAA	4,405,000	4,719,913
Moore Cnty., NC GO:
4.90%, 06/01/2014, (Insd. by MBIA)	AAA	1,600,000	1,703,168
4.90%, 06/01/2015, (Insd. by MBIA)	AAA	1,175,000	1,242,645
New Hanover Cnty., NC COP, New Hanover Proj.:
4.80%, 12/01/2009, (Insd. by MBIA)	AAA	1,195,000	1,311,584
4.90%, 12/01/2010, (Insd. by MBIA)	AAA	1,250,000	1,351,563
5.00%, 12/01/2011, (Insd. by MBIA)	AAA	1,315,000	1,452,838
5.25%, 12/01/2018, (Insd. by AMBAC)	AAA	1,640,000	1,755,866
New Hanover Cnty., NC GO, 5.75%, 11/01/2013	AA-	3,000,000	3,445,020
Orange Cnty., NC GO:
5.25%, 02/01/2013	AA+	2,545,000	2,859,995
5.30%, 04/01/2014	AA+	1,325,000	1,465,529
5.30%, 04/01/2015	AA+	1,115,000	1,225,363
Wake Cnty., NC GO:
4.50%, 03/01/2010	AAA	3,000,000	3,153,270
4.60%, 03/01/2012	AAA	5,460,000	5,712,416
Ser. B, 5.25%, 02/01/2017	AAA	1,000,000	1,089,370
Winston Salem, NC COP:
Ser. A, 5.00%, 06/01/2013	AA+	1,050,000	1,144,007
Ser. A, 5.00%, 06/01/2015	AA+	1,250,000	1,337,862
Ser. C, 5.25%, 06/01/2015	AA+	1,980,000	2,136,856
			148,635,128
GENERAL OBLIGATION - STATE - 9.4%
Cmnwlth. of Puerto Rico GO, 6.25%, 07/01/2009, (Insd. by MBIA)	AAA	2,535,000	3,023,393
North Carolina GO:
4.60%, 04/01/2012	AAA	4,000,000	4,260,560
4.60%, 04/01/2013	AAA	4,120,000	4,377,129
Ser. A, 4.75%, 04/01/2011	AAA	15,600,000	16,724,604
Ser. A, 4.75%, 04/01/2014	AAA	11,035,000	11,667,857
Ser. A, 5.00%, 04/01/2016	AAA	13,010,000	13,762,759
Ser. A, 5.10%, 03/01/2008	AAA	1,000,000	1,093,000
Ser. A, 5.20%, 03/01/2014	AAA	2,300,000	2,462,219
Ser. A, 5.20%, 03/01/2015	AAA	5,000,000	5,328,250
Ser. A, 5.25%, 03/01/2015	AAA	1,000,000	1,087,010
Prison Facs., Ser. C, 4.80%, 03/01/2009	AAA	1,000,000	1,022,210
			64,808,991
HOSPITAL - 11.1%
Charlotte Mecklenberg Hosp. Auth., NC RB, Ser. A, 5.60%, 01/15/2009	AA	1,000,000	1,084,050
Cmnwlth. of Puerto Rico RB, Mennonite General Hosp. Proj., Ser. A, 5.625%, 07/01/2027	BBB-	500,000	416,965
Cumberland Cnty., NC Hosp. Facs. RB:
5.25%, 10/01/2010	A-	1,310,000	1,409,940
5.25%, 10/01/2011	A-	900,000	961,785
Durham Cnty., NC COP, Hosp. & Office Facs. Proj., 6.00%, 05/01/2014	Aa2	1,000,000	1,126,700
Escambia Cnty., FL Hlth. Facs. Auth. RB, Ascension Hlth., Ser. C, 5.75%, 11/15/2032	AA	5,000,000	5,183,600
Iredell Cnty., NC Iredell Mem. Hosp. RB, 5.125%, 10/01/2013, (Insd. by AMBAC)	AAA	1,980,000	2,109,947

EVERGREEN
North Carolina Municipal Bond Fund
Schedule of Investments (continued)
August 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
HOSPITAL - continued
Klamath Falls, OR Intercommunity Hosp. Auth. RB, Merle West Med. Ctr. Proj.:
5.20%, 09/01/2009	BBB	$ 150,000	$ 155,636
5.35%, 09/01/2010	BBB	305,000	317,621
5.50%, 09/01/2011	BBB	400,000	417,304
5.60%, 09/01/2012	BBB	550,000	575,415
5.80%, 09/01/2014	BBB	875,000	918,120
5.90%, 09/01/2015	BBB	825,000	861,531
Maryland Hlth. & Higher Edl. Facs. Auth. RB, Univ. of Maryland Med. Ctr., 5.75%, 07/01/2021	A	5,000,000	5,224,850
North Carolina Hsg. Fin. & Dev. Auth. SFHRB, Rex Hosp. Proj., 6.125%, 06/01/2010	A+	2,500,000	2,638,725
North Carolina Med. Care Commission Hosp. RB:
5.25%, 10/01/2013	A+	3,825,000	3,988,175
5.375%, 02/15/2011	A+	2,630,000	2,817,545
Gaston Mem. Hosp. Proj., 5.40%, 02/15/2011	A+	2,000,000	2,122,440
Grace Hosp., Inc.:
6.50%, 10/01/2005	A+	1,110,000	1,239,470
6.50%, 10/01/2006	A+	1,180,000	1,340,350
Presbyterian Hlth. Svcs. Corp. Proj., 6.125%, 10/01/2014	A1	900,000	921,726
Rex Hosp. Proj., 6.25%, 06/01/2017	A+	3,700,000	3,908,791
Southeastern Regl. Med. Ctr., 5.50%, 06/01/2015	A	2,365,000	2,529,273
Stanley Mem. Hosp. Proj.:
5.375%, 10/01/2014, (Insd. by AMBAC)	AAA	5,000,000	5,345,600
6.50%, 10/01/2013	A	2,585,000	2,934,647
Transylvania Community Hosp., Inc.:
4.90%, 10/01/2003	NR	155,000	157,153
5.00%, 10/01/2004	NR	155,000	158,557
5.00%, 10/01/2005	NR	175,000	179,078
5.05%, 10/01/2006	NR	185,000	189,292
5.15%, 10/01/2007	NR	190,000	194,277
5.50%, 10/01/2012	NR	1,130,000	1,139,966
5.75%, 10/01/2019	NR	1,090,000	1,007,378
North Carolina Med. Care Commission Hosp. RRB:
Carolina Medicorp Proj., 5.50%, 05/01/2015	AA-	5,000,000	5,087,250
North Carolina Baptist Hosp. Proj., Ser. A, 6.00%, 06/01/2022	AA-	1,045,000	1,066,820
Rex Healthcare Proj., 4.625%, 06/01/2011, (Insd. by AMBAC)	AAA	1,355,000	1,433,929
Scotland Mem. Hosp. Proj., 5.00%, 10/01/2004	AA	770,000	817,932
Wilson Mem. Hosp. Proj., 5.20%, 11/01/2010, (Insd. by AMBAC)	AAA	1,525,000	1,644,301
Pitt Cnty., NC RRB, Mem. Hosp. Proj.:
5.20%, 12/01/2008	Aaa	3,635,000	3,945,720
5.25%, 12/01/2021	Aaa	3,000,000	3,091,260
5.30%, 12/01/2009	Aaa	3,000,000	3,244,200
South Broward, FL Hosp. Dist. RB, 5.60%, 05/01/2027	A+	3,000,000	3,045,510
			76,952,829
HOUSING - 5.5%
Burlington, NC Burlington Homes RB, Ser. A, 6.00%, 08/01/2009	A1	915,000	949,953
Charlotte, NC Hsg. Dev. Corp. RB, Vantage 78 Apts., 6.60%, 07/15/2021	Aaa	1,320,000	1,321,478
Durham Cnty., NC MHRB, Ivy Commons Proj., 8.00%, 03/01/2029	NR	2,750,000	2,664,970
Fremont, NC Hsg. Dev. Corp. RB, Torhunta Apts., 6.75%, 07/15/2022, (Insd. by FHA)	Aaa	895,000	905,114

EVERGREEN
North Carolina Municipal Bond Fund
Schedule of Investments (continued)
August 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
HOUSING - continued
North Carolina HFA RB:
Ser. 7-A, 5.55%, 01/01/2025	AA	$ 3,100,000	$ 3,240,709
Ser. 8-A, 5.95%, 01/01/2027	AA	2,735,000	2,910,396
Ser. 8-A, 6.00%, 07/01/2011	AA	2,050,000	2,214,922
Ser. 8-A, 6.10%, 07/01/2013	AA	2,300,000	2,470,821
Ser. 14-A, 4.70%, 07/01/2013	AAA	1,600,000	1,644,896
Ser. 14-A, 5.35%, 01/01/2022	AAA	2,135,000	2,176,995
North Carolina Hsg. Fin. & Dev. Auth. SFHRB:
Ser. EE, 5.90%, 09/01/2013	AA	930,000	982,638
Ser. JJ, 6.15%, 03/01/2011	AA	2,955,000	3,123,612
Ser. W, 6.20%, 09/01/2009	AA	590,000	608,290
North Carolina Hsg. Fin. Agcy. RB:
Ser. 9-A, 5.80%, 01/01/2020	AA	5,000,000	5,237,750
Ser. 9-A, 5.875%, 07/01/2031	AA	5,750,000	5,980,173
Raleigh, NC Hsg. Auth. MHRB, Ser. C, 7.00%, 11/01/2030	NR	3,545,000	1,595,250
			38,027,967
INDUSTRIAL DEVELOPMENT REVENUE - 5.8%
Columbus Cnty., NC Indl. Facs. & Pollution Ctl. Fin. Auth. RB, International Paper Co. Proj., Ser. A, 5.85%, 12/01/2020	BBB	3,750,000	3,747,525
Columbus Cnty., NC Indl. Facs. & Pollution Ctl. Fin. RB, International Paper Co. Proj., Ser. A, 6.15%, 04/01/2021	BBB	1,750,000	1,777,773
Craven Cnty., NC Indl. Facs. Pollution Ctl. Fin. Auth. RB, Weyerhaeuser Co. Proj., 6.35%, 01/01/2010	BBB	2,000,000	2,050,140
Georgetown Cnty., SC Env. Impt. RRB, International Paper Co. Proj., Ser. A, 5.70%, 04/01/2014	BBB	2,500,000	2,602,100
Haywood Cnty., NC Indl. Facs. & PCRB, Champion International Corp. Proj.:
6.00%, 03/01/2020	Baa2	2,500,000	2,528,625
6.25%, 09/01/2025	Baa2	2,750,000	2,784,650
Ser. A, 5.75%, 12/01/2025	BBB	2,150,000	2,094,680
Martin Cnty., NC Indl. Facs. PCRB, Weyerhaeuser Co. Proj., 6.80%, 05/01/2021	BBB	11,475,000	11,975,654
Northampton Cnty., NC Indl. Facs. & PCRB, International Paper Co. Proj., Ser. A, 6.20%, 02/01/2025, (LOC: J.P. Morgan Chase & Co.)	BBB	1,000,000	1,018,760
Wake Cnty., NC Indl. Facs. & PCRRB, Carolina Pwr. & Light Co. Proj., 5.375%, 02/01/2017	BBB+	9,130,000	9,589,148
			40,169,055
LEASE - 3.7%
Chapel Hill, NC Parking Facs. RB, COP, 6.35%, 12/01/2018	AA	1,000,000	1,040,740
Charlotte, NC COP:
Cityfair Parking Facs. Proj., Ser. A, 6.125%, 06/01/2010	AA	1,735,000	1,904,180
Stadium Parking Facs. Proj.:
Ser. C, 6.00%, 06/01/2010	AA+	1,245,000	1,363,723
Ser. C, 6.00%, 06/01/2014	AA+	1,475,000	1,615,656
Durham Cnty., NC COP, New Durham Corp.:
Ser. A, 5.25%, 12/01/2010	AA+	1,160,000	1,300,824
Ser. B, 5.25%, 12/01/2011	AA+	1,485,000	1,663,868
Greenville Cnty., SC Sch. Dist. Installment RB, 6.00%, 12/01/2021	AA-	8,700,000	9,635,163
Harnett Cnty., NC COP:
6.20%, 12/01/2009, (Insd. by AMBAC)	AAA	2,900,000	3,218,913
6.40%, 12/01/2014, (Insd. by AMBAC)	AAA	1,000,000	1,114,640

EVERGREEN
North Carolina Municipal Bond Fund
Schedule of Investments (continued)
August 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
LEASE - continued
Kentucky Property & Bldgs. Commission RRB, Proj. 74, 5.375%, 02/01/2015, (Insd. by FSA)	AAA	$ 2,500,000	$ 2,751,000
			25,608,707
MISCELLANEOUS REVENUE - 1.1%
Charlotte, NC Storm Wtr. RRB, 5.25%, 06/01/2016	AA+	1,525,000	1,673,688
Henderson, NC Enterprise Sys. RB, 5.25%, 05/01/2018, (Insd. by AMBAC)	AAA	2,025,000	2,164,725
Texas Wtr. Dev. Board RB, Ser. A, 5.75%, 07/15/2016	AAA	3,275,000	3,589,465
			7,427,878
PORT AUTHORITY - 0.6%
Port of Seattle, WA RRB, Ser. C, 5.625%, 12/01/2013, (Insd. by FGIC)	AAA	3,780,000	4,183,250
PRE-REFUNDED - 1.7%
Cumberland Cnty., NC COP, Civic Ctr. Proj., Ser. A, 6.40%, 12/01/2024, (Insd. by AMBAC)	AAA	2,390,000	2,689,180
Cumberland Cnty., NC GO:
5.90%, 02/01/2010	AA-	2,100,000	2,182,110
5.90%, 02/01/2011	AA-	2,100,000	2,182,110
5.90%, 02/01/2012	AA-	2,100,000	2,182,110
Gastonia, NC Combined Util. Sys. RB:
6.00%, 05/01/2014, (Insd. by MBIA)	AAA	1,000,000	1,092,520
6.10%, 05/01/2019, (Insd. by MBIA)	AAA	1,505,000	1,646,711
			11,974,741
PUBLIC FACILITIES - 2.7%
Charlotte, NC COP:
Convention Facs. Proj., Ser. B, 5.50%, 12/01/2020	AA+	3,695,000	3,971,866
Pub. Safety Facs.:
Ser. D, 5.50%, 06/01/2020	AA+	1,090,000	1,168,055
Ser. D, 5.50%, 06/01/2025	AA+	3,000,000	3,157,170
Forsyth Cnty., NC COP, Pub. Facs. & Equip. Proj., 5.125%, 10/01/2017	AA+	2,000,000	2,124,280
Greensboro, NC COP, Coliseum Complex Impt. Proj., Ser. A, 5.625%, 12/01/2015	A1	2,000,000	2,294,200
Iredell Cnty., NC COP, Statesville Sch. Proj., 6.125%, 06/01/2007, (Insd. by FGIC)	AAA	5,000,000	5,118,800
Pitt Cnty., NC COP Pub. Facs. RB, Ser. A, 5.55%, 04/01/2012, (Insd. by MBIA)	AAA	1,000,000	1,119,040
			18,953,411
RESOURCE RECOVERY - 0.8%
Pennsylvania Econ. Dev. Fin. Auth. Resource Recovery RB, Colver Proj., Ser. D, 7.15%, 12/01/2018	BBB-	5,000,000	5,223,050
SPECIAL TAX - 0.8%
Virgin Islands Pub. Fin. Auth. RRB, Ser. A, 5.40%, 10/01/2012	BBB-	5,000,000	5,250,100
TOBACCO REVENUE - 2.5%
New Jersey Tobacco Settlement Fin. Corp. RB, 5.75%, 06/01/2016	A	10,535,000	10,948,394
Tobacco Settlement Revenue Mgmt. Auth., SC RB, Ser. B, 6.00%, 05/15/2022	A	6,500,000	6,491,875
			17,440,269

EVERGREEN
North Carolina Municipal Bond Fund
Schedule of Investments (continued)
August 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
TRANSPORTATION - 5.0%
Puerto Rico Cmnwlth. Hwy. & Trans. Auth. RB:
Ser. D, 5.75%, 07/01/2041	A	$25,990,000	$ 28,612,651
Ser. Y, 5.50%, 07/01/2036, (Insd. by MBIA)	AAA	5,650,000	6,134,431
			34,747,082
UTILITY - 3.2%
Charlotte, NC Wtr. & Swr. Sys. RB:
5.00%, 06/01/2008	AAA	1,340,000	1,482,522
5.125%, 06/01/2013	AAA	2,000,000	2,194,300
Concord, NC Util. Sys. RRB, Ser. B, 5.00%, 12/01/2017, (Insd. by MBIA)	AAA	2,375,000	2,479,358
Greensboro, NC Enterprise Sys. RB:
Ser. A, 5.375%, 06/01/2019	AA-	6,650,000	6,901,769
Ser. A, 6.50%, 06/01/2006	AA-	1,465,000	1,657,354
North Carolina Eastern Muni. Pwr. Agcy. RB, Ser. B, 7.00%, 01/01/2008	A	1,000,000	1,160,510
Winston Salem, NC Wtr. & Swr. Sys. RB:
4.80%, 06/01/2013	AAA	2,745,000	2,904,677
4.875%, 06/01/2014	AAA	3,350,000	3,536,394
			22,316,884
WATER & SEWER - 1.6%
Broad River, NC Wtr. Auth. Wtr. Sys. RB, 5.75%, 06/01/2018, (Insd. by MBIA)	Aaa	1,410,000	1,562,477
Charlotte, NC Storm Wtr. RRB, 6.00%, 06/01/2025	AA+	1,000,000	1,179,030
Charlotte, NC Wtr. & Swr. Sys. RB, 5.75%, 06/01/2016	AAA	1,755,000	2,043,505
San Antonio, TX Wtr. RRB:
5.50%, 05/15/2016, (Insd. by FSA)	AAA	1,500,000	1,652,805
5.50%, 05/15/2017, (Insd. by FSA)	AAA	2,000,000	2,188,700
5.50%, 05/15/2018, (Insd. by FSA)	AAA	2,000,000	2,172,160
			10,798,677
Total Municipal Obligations			652,275,371
SHORT-TERM MUNICIPAL OBLIGATIONS - 1.5%
INDUSTRIAL DEVELOPMENT REVENUE - 1.5%
Martin Cnty., NC Indl. Facs. PCRB, Weyerhaeuser Co. Proj., 3.32%, 09/05/2002	A-1	10,000,000	10,000,000

		Shares

SHORT-TERM INVESTMENTS - 3.2%
MUTUAL FUND SHARES - 3.2%
Evergreen Institutional Municipal Money Market Fund (o)		22,410,958	22,410,958
Total Investments - (cost $648,160,631) - 99.0%			684,686,329
Other Assets and Liabilities - 1.0%			6,887,361
Net Assets - 100.0%			$ 691,573,690

See Combined Notes to Schedules of Investments.

EVERGREEN
South Carolina Municipal Bond Fund
Schedule of Investments
August 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - 94.6%
AIRPORT - 1.1%
Horry Cnty., SC Arpt. RB, Ser. A, 5.60%, 07/01/2017	AAA	$ 300,000	$ 317,316
Metropolitan Washington, DC Arpt. Auth. RB, Ser. A, 5.75%, 10/01/2017	AAA	4,000,000	4,381,240
			4,698,556
COMMUNITY DEVELOPMENT DISTRICT - 0.2%
Frederick Cnty., MD Spl. Obl. RB, Urbana CDA, 6.625%, 07/01/2025	NR	750,000	772,973
CONTINUING CARE RETIREMENT COMMUNITY - 0.2%
Fulton Cnty., GA Residential Care Facs. RB, Sr. Lien RHA Assisted Living, Ser. A, 6.90%, 07/01/2019	NR	980,000	973,140
EDUCATION - 5.5%
Berkeley Cnty., SC Sch. Dist. COP, Berkeley Sch. Facs. Group, Inc., 5.15%, 02/01/2008, (Insd. by MBIA)	AAA	2,270,000	2,455,868
Citadel Military College, SC RB, 5.125%, 04/01/2017, (Insd. by AMBAC)	AAA	1,245,000	1,295,547
Clemson Univ., SC Univ. RB:
6.00%, 05/01/2012, (Insd. by AMBAC)	AAA	540,000	615,978
6.00%, 05/01/2013, (Insd. by AMBAC)	AAA	2,785,000	3,166,239
Fairfield Cnty., SC Sch. Dist. COP, Fairfield Primary Geiger & Kelly Miller Proj., 5.50%, 03/01/2007	AA	1,205,000	1,296,953
Fulton Cnty., GA Dev. Auth. RB, 5.50%, 10/01/2017, (Insd. by AMBAC)	AAA	2,895,000	3,189,364
Richland Cnty., SC Edl. Facs. RB, Benedict College Proj., 6.25%, 07/01/2014	AA	1,190,000	1,346,164
South Carolina Edl. Assistance Auth. RB, Gtd. Student Loans, Ser. C, 5.875%, 09/01/2007	A	250,000	267,160
Univ. South Carolina Athletic Facs. RB:
5.50%, 05/01/2018, (Insd. by AMBAC)	AAA	1,300,000	1,424,423
5.50%, 05/01/2020, (Insd. by AMBAC)	AAA	1,425,000	1,539,114
Univ. South Carolina RB:
Ser. A, 5.50%, 06/01/2014	Aa3	575,000	635,599
Ser. A, 5.50%, 06/01/2015	Aa3	605,000	664,097
York Cnty., SC Sch. Dist. No. 3 GO:
5.00%, 03/01/2012	AA+	3,410,000	3,762,457
Ser. A, 5.125%, 03/01/2018	AA+	1,000,000	1,060,680
			22,719,643
ELECTRIC REVENUE - 4.2%
Oconee Cnty., SC PCRB, 5.80%, 04/01/2014	A+	2,500,000	2,597,800
Piedmont, SC Muni. Pwr. Agcy. RRB:
6.25%, 01/01/2009	AAA	1,150,000	1,348,938
6.75%, 01/01/2019	AAA	500,000	619,200
South Carolina Pub. Svc. Auth. RB:
Ser. A, 5.25%, 01/01/2020, (Insd. by FSA)	AAA	1,000,000	1,054,610
Ser. A, 5.50%, 01/01/2018, (Insd. by FSA)	AAA	1,615,000	1,771,461
Ser. A, 5.50%, 01/01/2019, (Insd. by FSA)	AAA	4,185,000	4,555,331
Ser. B, 5.70%, 01/01/2008, (Insd. by FGIC)	AAA	1,000,000	1,101,820
Ser. B, 6.50%, 01/01/2006, (Insd. by FGIC)	AAA	1,250,000	1,414,175
Refunding & Impt., Ser. A, 5.25%, 01/01/2018, (Insd. by FSA)	AAA	1,615,000	1,732,087
Virgin Islands Wtr. & Pwr. Auth. Elec. Sys. RB, 5.25%, 07/01/2009	NR	1,250,000	1,312,063
			17,507,485
ESCROW - 0.1%
Calhoun Cnty., SC Solid Wst. Disposal Facs. RB, Eastman Kodak Co. Proj., 6.75%, 05/01/2017	BBB+	400,000	498,308

EVERGREEN
South Carolina Municipal Bond Fund
Schedule of Investments (continued)
August 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
GENERAL OBLIGATION - LOCAL - 24.7%
Anderson Cnty., SC Sch. Dist. No. 2 GO:
Ser. B, 6.00%, 03/01/2014	AA+	$ 1,200,000	$ 1,376,604
Ser. B, 6.00%, 03/01/2016	AA+	1,325,000	1,509,771
Barnwell Cnty., SC Sch. Dist. No. 45 GO, 5.40%, 02/01/2009, (Insd. by AMBAC)	AAA	850,000	919,522
Beaufort Cnty., SC GO:
5.00%, 02/01/2013, (Insd. by FGIC)	AAA	1,300,000	1,398,293
5.00%, 02/01/2014, (Insd. by FGIC)	AAA	1,000,000	1,067,950
5.25%, 02/01/2017, (Insd. by FGIC)	AAA	1,160,000	1,234,739
Beaufort Cnty., SC Sch. Dist. GO:
Ser. A, 5.00%, 03/01/2015	Aa1	1,600,000	1,709,600
Ser. A, 5.00%, 03/01/2016	Aa1	2,395,000	2,539,610
Berkeley Cnty., SC Sch. Dist. GO:
5.375%, 04/01/2014	AA+	2,200,000	2,398,022
5.375%, 04/01/2015	AA+	2,000,000	2,169,480
5.375%, 04/01/2016	AA+	4,500,000	4,855,455
5.375%, 04/01/2017	AA+	5,000,000	5,368,900
5.375%, 04/01/2018	AA+	3,705,000	3,963,016
5.375%, 04/01/2019	AA+	5,500,000	5,849,800
5.50%, 01/15/2014, (Insd. by FSA)	AAA	1,570,000	1,776,926
5.50%, 01/15/2016, (Insd. by FSA)	AAA	1,100,000	1,226,808
5.50%, 01/15/2018, (Insd. by FSA)	AAA	9,715,000	10,685,529
Charleston Cnty., SC GO, 5.50%, 06/01/2014	AA+	1,250,000	1,390,262
Charleston Cnty., SC Sch. Dist. GO, 5.00%, 02/01/2017	AA+	1,670,000	1,765,006
Charleston, SC GO, Ser. B, 5.00%, 07/01/2011	AA+	1,245,000	1,374,866
Chester Cnty., SC Sch. Dist. GO:
5.30%, 02/01/2011, (Insd. by AMBAC)	AAA	1,155,000	1,182,015
5.30%, 02/01/2012, (Insd. by AMBAC)	AAA	1,140,000	1,166,665
Dorchester Cnty., SC Sch. Dist. No. 2 GO:
5.125%, 02/01/2012, (Insd. by FGIC)	AAA	1,065,000	1,128,186
5.20%, 02/01/2017, (Insd. by FGIC)	AAA	2,250,000	2,314,530
5.20%, 02/01/2018, (Insd. by FGIC)	AAA	3,000,000	3,077,430
Edgefield Cnty., SC Sch. Dist. GO, 6.40%, 02/01/2009, (Insd. by FSA)	AAA	870,000	905,870
Fairfield Cnty., SC GO, 6.50%, 09/01/2014	AAA	1,000,000	1,034,060
Florence Cnty., SC Sch. Dist. No. 1 GO:
5.80%, 05/01/2007, (Insd. by FGIC)	AAA	1,150,000	1,204,360
5.80%, 05/01/2008, (Insd. by FGIC)	AAA	1,175,000	1,228,251
5.80%, 05/01/2009, (Insd. by FGIC)	AAA	1,200,000	1,254,384
Georgetown Cnty., SC Sch. Dist. GO, 5.75%, 03/01/2013	AA+	2,000,000	2,292,060
Greenville Cnty., SC GO:
5.35%, 04/01/2019	AAA	980,000	1,048,394
5.40%, 04/01/2021	AAA	1,120,000	1,186,663
5.50%, 04/01/2025	AAA	2,700,000	2,853,009
Greenville, SC Mem. Auditorium Dist. GO, Bi-Lo Ctr. Proj., 5.75%, 04/01/2018, (Insd. by AMBAC)	AAA	400,000	454,304
Kershaw Cnty., SC Sch. Dist. GO, 5.50%, 02/01/2011	AA+	1,000,000	1,122,030
Laurens Cnty., SC Hlth. Care Sys. GO, 5.70%, 01/01/2008, (Insd. by MBIA)	AAA	1,030,000	1,063,228
Laurens Cnty., SC Sch. Dist. No. 55 GO, 5.50%, 03/01/2016, (Insd. by FGIC)	AAA	1,025,000	1,124,435
North Charleston, SC GO:
5.50%, 08/01/2005	AA-	1,000,000	1,055,150
5.50%, 08/01/2006	AA-	1,670,000	1,762,100

EVERGREEN
South Carolina Municipal Bond Fund
Schedule of Investments (continued)
August 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
GENERAL OBLIGATION - LOCAL - continued
Oconee Cnty., SC Sch. Dist. GO:
5.00%, 09/01/2010, (Insd. by MBIA)	AAA	$ 1,000,000	$ 1,084,240
5.10%, 09/01/2011, (Insd. by MBIA)	AAA	1,155,000	1,254,272
5.10%, 09/01/2012, (Insd. by MBIA)	AAA	1,090,000	1,183,686
5.10%, 09/01/2013, (Insd. by MBIA)	AAA	275,000	289,146
Orangeburg Cnty., SC Sch. Dist. No. 5 GO:
5.25%, 03/01/2017	AA+	1,665,000	1,769,912
5.75%, 03/01/2014, (Insd. by FSA)	AAA	500,000	575,010
Richland Cnty., SC GO, Ser. C, 5.80%, 03/01/2007	AA	1,645,000	1,698,397
Richland Cnty., SC Sch. Dist. No. 1 GO:
5.00%, 03/01/2016	AA+	975,000	1,010,549
5.75%, 03/01/2016	AA+	1,000,000	1,111,780
5.75%, 03/01/2017	AA+	2,160,000	2,389,651
Ser. A, 5.00%, 03/01/2016	AA+	2,980,000	3,172,418
Spartanburg Cnty., SC GO:
5.375%, 04/01/2019	AA	1,000,000	1,069,050
5.375%, 04/01/2020	AA	1,005,000	1,067,019
Spartanburg Cnty., SC Sch. Dist. No. 5 GO, 5.25%, 05/01/2011	AA+	1,000,000	1,120,850
			101,833,263
GENERAL OBLIGATION - STATE - 1.9%
Commonwealth of Puerto Rico GO, 5.65%, 07/01/2015, (Insd. by MBIA)	AAA	1,000,000	1,168,720
Puerto Rico Pub. Fin. Corp. GO, Ser. A, 5.50%, 08/01/2019, (Insd. by MBIA)	AAA	3,000,000	3,278,190
South Carolina GO:
Ser. A, 4.60%, 05/01/2011	AAA	2,385,000	2,570,171
Med. Univ. SC:
6.00%, 03/01/2003	AAA	350,000	357,840
6.00%, 03/01/2004	AAA	375,000	385,264
			7,760,185
HOSPITAL - 9.1%
Charleston Cnty., SC Hlth. Facs. RB, Episcopal Church Proj.:
7.125%, 04/01/2020	NR	300,000	303,480
Ser. A, 6.25%, 04/01/2019	NR	750,000	750,653
Florence Cnty., SC Hosp. RRB, Mcleod Regl. Med. Ctr. Proj., 5.25%, 11/01/2009, (Insd. by FGIC)	AAA	1,000,000	1,039,150
Greenville Hosp. Sys., SC Hosp. Facs. RRB:
Ser. A, 5.00%, 05/01/2004	AA	2,840,000	2,973,224
Ser. A, 5.75%, 05/01/2014	AA	1,000,000	1,061,560
Ser. B, 5.60%, 05/01/2010	AA	1,115,000	1,194,544
Greenwood Cnty., SC Hosp. Facs. RB, Self Mem. Hosp., 5.50%, 10/01/2021	A+	2,260,000	2,266,283
Horry Cnty., SC Hosp. Fee Spl. Obl. RB:
4.75%, 04/01/2007	A2	585,000	627,506
6.00%, 04/01/2014	A2	500,000	560,885
6.00%, 04/01/2015	A2	1,000,000	1,116,940
Loris, SC Community Hosp. RB:
Ser. A, 5.50%, 01/01/2016	BBB	1,000,000	975,940
Ser. B, 5.625%, 01/01/2020	BBB	1,000,000	972,420
Medical Univ., SC Hosp. Auth. RRB:
Ser. A, 6.25%, 08/15/2022	BBB+	6,500,000	6,620,250
Ser. A, 6.375%, 08/15/2027	BBB+	1,500,000	1,523,235

EVERGREEN
South Carolina Municipal Bond Fund
Schedule of Investments (continued)
August 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
HOSPITAL - continued
Richland Cnty., SC Hosp. Facs. RB, 7.10%, 07/01/2005, (Insd. by FSA)	AAA	$ 1,890,000	$ 2,072,139
South Carolina Jobs EDA Hosp. Facs. RB:
Anderson Area Med. Ctr.:
5.25%, 02/01/2015, (Insd. by MBIA)	AAA	1,500,000	1,565,970
5.50%, 02/01/2011, (Insd. by FSA)	AAA	265,000	291,725
5.625%, 02/01/2010, (Insd. by FSA)	AAA	1,050,000	1,170,908
Georgetown Mem. Hosp., 6.00%, 11/01/2014	Aaa	1,600,000	1,793,744
Spartanburg Cnty., SC Hlth. Svcs. Dist. RRB:
5.00%, 04/15/2011, (Insd. by AMBAC)	AAA	2,595,000	2,794,244
5.50%, 04/15/2015, (Insd. by AMBAC)	AAA	4,035,000	4,374,497
5.50%, 04/15/2017, (Insd. by FSA)	AAA	500,000	540,710
Sumter Cnty., SC Hosp. Facs. RB, Tuomey Regl. Med. Ctr., 6.50%, 11/15/2002, (Insd. by MBIA)	AAA	1,035,000	1,045,681
			37,635,688
HOUSING - 3.7%
Rock Hill, SC Hsg. Dev. Corp. MHRRB, 7.50%, 07/01/2010	Aaa	105,000	106,578
South Carolina Hsg. Auth. RB, Homeownership Mtge. Purchase, Ser. A, 6.15%, 07/01/2008	AA	2,485,000	2,625,179
South Carolina Hsg. Fin. & Dev. Auth. MHRB:
Ser. A, 6.80%, 11/15/2011, (Insd. by FHA & FNMA)	Aaa	95,000	97,002
Runaway Bay Apts. Proj., 6.125%, 12/01/2015	AA-	300,000	317,142
South Carolina Hsg. Fin. & Dev. Auth. Mtge. RB:
Ser. A, 5.95%, 07/01/2029	AAA	430,000	447,208
Ser. A, 6.35%, 07/01/2025, (Insd. by FHA)	Aa2	440,000	455,369
Ser. A, 6.55%, 07/01/2015	Aa2	75,000	77,812
Ser. B-1, 5.75%, 07/01/2015, (Insd. by FSA)	Aaa	3,275,000	3,469,568
Heritage Ct. Apts.:
Ser. A, 5.85%, 07/01/2010	Aa2	655,000	671,257
Ser. A, 6.15%, 07/01/2025, (Insd. by FHA)	Aa2	595,000	605,681
South Carolina Hsg. Fin. & Dev. Auth. RB, Single Family Mtge. Purchase, 5.50%, 07/01/2025	Aaa	1,000,000	1,064,720
Spartanburg, SC Leased Hsg. Corp. Mtge. RRB, 7.50%, 10/01/2011	A1	450,000	464,251
Univ. South Carolina RB:
5.60%, 06/01/2017, (Insd. by AMBAC)	AAA	1,015,000	1,094,373
5.70%, 06/01/2020, (Insd. by MBIA)	AAA	3,465,000	3,655,817
			15,151,957
INDUSTRIAL DEVELOPMENT REVENUE - 1.2%
Darlington Cnty., SC IDRB:
Nucor Corp. Proj., Ser. A, 5.75%, 08/01/2023	AA-	500,000	509,095
Sonoco Products Co. Proj., 6.00%, 04/01/2026	A-	750,000	773,962
Fairfield Cnty., SC PCRB, 6.50%, 09/01/2014	A-	2,000,000	2,067,140
South Carolina Jobs EDA Hosp. Facs. RB, Oconee Mem. Hosp., Inc., 6.15%, 03/01/2015	AAA	200,000	214,826
South Carolina Jobs EDA-IDRB, Plast-Line, Inc. Proj.:
5.50%, 07/01/2006, (LOC: Keybank)	A	220,000	224,796
5.70%, 07/01/2009, (LOC: Keybank)	A	200,000	204,238
5.80%, 07/01/2010, (LOC: Keybank)	A	190,000	194,004
5.90%, 07/01/2011, (LOC: Keybank)	A	230,000	234,839
6.25%, 07/01/2017, (LOC: Keybank)	A	400,000	407,720
			4,830,620

EVERGREEN
South Carolina Municipal Bond Fund
Schedule of Investments (continued)
August 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
LEASE - 1.3%
Greenville Cnty., SC Sch. Dist. Installment RB, 6.00%, 12/01/2020	AA-	$ 5,000,000	$ 5,559,000
PORT AUTHORITY - 0.2%
South Carolina Port Auth. RB:
6.50%, 07/01/2006, (Insd. by AMBAC)	AAA	500,000	511,960
6.625%, 07/01/2011, (Insd. by AMBAC)	AAA	500,000	511,905
			1,023,865
POWER - 1.4%
Piedmont, SC Muni. Pwr. Agcy. RRB:
5.50%, 01/01/2013, (Insd. by MBIA)	AAA	695,000	796,456
5.60%, 01/01/2009, (Insd. by MBIA)	AAA	1,695,000	1,925,520
Ser. A, 6.50%, 01/01/2014, (Insd. by FGIC)	AAA	290,000	359,133
South Carolina Pub. Svc. Auth. RB,
Ser. C, 5.00%, 01/01/2014, (Insd. by AMBAC)	AAA	2,500,000	2,553,975
			5,635,084
PUBLIC FACILITIES - 5.0%
Charleston Cnty., SC COP, Refunding Charleston Pub. Facs. Corp.:
5.50%, 12/01/2015, (Insd. by MBIA)	AAA	5,500,000	5,722,530
6.00%, 12/01/2009, (Insd. by MBIA)	AAA	3,495,000	4,086,774
Charleston Cnty., SC RB, Care Alliance Hlth. Svcs.,
Ser. A, 5.125%, 08/15/2015, (Insd. by FSA)	AAA	4,000,000	4,379,360
Florence Cnty., SC COP, Law Enforcement Ctr. Proj.:
5.70%, 03/01/2003, (Insd. by AMBAC)	AAA	1,485,000	1,516,913
6.00%, 03/01/2006, (Insd. by AMBAC)	AAA	1,220,000	1,270,666
Hilton Head Islands, SC Pub. Facs. Corp. COP,
5.40%, 03/01/2009, (Insd. by AMBAC)	AAA	1,000,000	1,083,870
Puerto Rico Pub. Bldgs Auth. RB, Ser. B, 5.25%, 07/01/2021, (Insd. by FSA)	AAA	2,000,000	2,082,520
South Carolina Resources Auth. RB, Ser. A, 7.00%, 06/01/2003	AA	340,000	344,882
			20,487,515
RESOURCE RECOVERY - 1.2%
Charleston Cnty., SC Resource Recovery RB:
5.15%, 01/01/2009, (Insd. by AMBAC)	AAA	3,000,000	3,261,210
5.25%, 01/01/2010, (Insd. by AMBAC)	AAA	1,500,000	1,634,025
			4,895,235
SPECIAL TAX - 0.4%
Virgin Islands Pub. Fin. Auth. RB, Sr. Lien, Ser. A, 5.50%, 10/01/2018	BBB-	1,500,000	1,523,385
STUDENT LOAN - 0.5%
South Carolina Edl. Assistance Auth. RB:
Gtd. Student Loan Sr. Lien, Ser. A-3, 5.80%, 09/01/2004	AAA	1,000,000	1,065,330
Gtd. Student Loan Sub. Lien, Ser. B, 5.70%, 09/01/2005	A	1,000,000	1,075,190
			2,140,520
TOBACCO REVENUE - 2.0%
Tobacco Settlement Revenue Mgmt. Auth., SC RB,
Ser. B, 6.00%, 05/15/2022	A	8,200,000	8,189,750

EVERGREEN
South Carolina Municipal Bond Fund
Schedule of Investments (continued)
August 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
TRANSPORTATION - 4.3%
Columbia, SC Parking Facs. RRB, 5.875%, 12/01/2013, (Insd. by AMBAC)	AAA	$ 2,000,000	$ 2,202,040
South Carolina Trans. Infrastructure Bank RB:
Ser. A, 4.50%, 10/01/2014, (Insd. by MBIA)	AAA	5,475,000	5,645,710
Ser. A, 5.00%, 10/01/2007, (Insd. by MBIA)	AAA	1,040,000	1,151,114
Ser. A, 5.00%, 10/01/2012, (Insd. by MBIA)	AAA	1,000,000	1,075,400
Ser. A, 5.375%, 10/01/2018, (Insd. by MBIA)	AAA	5,000,000	5,349,450
Virginia Beach, VA Dev. Auth. RB, Town Ctr. Proj., Ser. A, 5.375%, 08/01/2019, (Insd. by FSA)	AA	2,225,000	2,381,151
			17,804,865
UTILITY - 8.2%
Camden, SC Pub. Util. RB, Refunding & Impt., 5.50%, 03/01/2022, (Insd. by MBIA)	AAA	1,000,000	1,044,950
Greenwood, SC Combined Pub. Util. RB, Refunding & Impt.:
5.35%, 12/01/2005, (Insd. by AMBAC)	AAA	1,400,000	1,493,366
5.50%, 12/01/2008, (Insd. by AMBAC)	AAA	1,000,000	1,061,270
5.70%, 12/01/2010, (Insd. by AMBAC)	AAA	1,320,000	1,404,612
Greer, SC Combined Util. Sys. RB, 4.75%, 09/01/2011, (Insd. by AMBAC)	AAA	1,125,000	1,202,029
Hilton Head Pub. Service SC Dist. No. 1 RB:
5.50%, 08/01/2015, (Insd. by MBIA)	AAA	2,000,000	2,171,320
Refunding & Impt., 5.50%, 08/01/2020	AAA	4,000,000	4,183,560
Rock Hill, SC Util. Sys. RRB:
5.25%, 01/01/2008, (Insd. by AMBAC)	AAA	2,630,000	2,710,636
Ser. C, 5.00%, 01/01/2007, (Insd. by FSA)	AAA	1,745,000	1,907,372
South Carolina Pub. Svc. Auth. RB:
Ser. A, 5.00%, 01/01/2014, (Insd. by MBIA)	AAA	1,000,000	1,051,230
Ser. A, 5.50%, 01/01/2014, (Insd. by FSA)	AAA	4,095,000	4,621,535
Ser. A, 5.50%, 01/01/2017, (Insd. by FSA)	AAA	1,480,000	1,635,903
Ser. A, 5.75%, 01/01/2014, (Insd. by MBIA)	AAA	2,500,000	2,802,800
Ser. A, 5.75%, 01/01/2015, (Insd. by MBIA)	AAA	2,000,000	2,236,820
Ser. B, 5.00%, 01/01/2018, (Insd. by MBIA)	AAA	3,045,000	3,156,386
Winnsboro, SC Util. RRB, 5.25%, 08/15/2013, (Insd. by MBIA)	AAA	1,020,000	1,144,726
			33,828,515
WATER & SEWER - 18.2%
Anderson Cnty., SC Joint Muni. Wtr. Sys. RB:
5.50%, 07/15/2015, (Insd. by FSA)	AAA	1,610,000	1,799,771
5.50%, 07/15/2016, (Insd. by FSA)	AAA	1,695,000	1,883,111
Berkeley Cnty., SC PCRB, 6.50%, 10/01/2014	BBB+	750,000	775,268
Berkeley Cnty., SC Wtr. & Swr. RRB:
5.50%, 06/01/2013, (Insd. by MBIA)	AAA	1,500,000	1,565,865
5.55%, 06/01/2014, (Insd. by MBIA)	AAA	2,420,000	2,527,763
Charleston, SC Wtrwrks. & Swr. RRB:
5.00%, 01/01/2009	AA-	1,500,000	1,648,260
5.125%, 01/01/2010	AA-	3,700,000	4,088,389
5.125%, 01/01/2013	AA-	4,295,000	4,754,264
5.25%, 01/01/2018	AA-	1,000,000	1,068,390
Columbia, SC Wtrwks. & Swr. Sys. RB:
6.00%, 02/01/2014	AA	2,000,000	2,273,780
6.00%, 02/01/2015	AA	1,960,000	2,221,542
Columbia, SC Wtrwrks. & Swr. Sys. RRB:
5.50%, 02/01/2009	AA	500,000	563,770
5.70%, 02/01/2010	AA	3,970,000	4,539,020

EVERGREEN
South Carolina Municipal Bond Fund
Schedule of Investments (continued)
August 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
WATER & SEWER - continued
Florence, SC Wtr. & Swr. RB, 7.50%, 03/01/2014, (Insd. by AMBAC)	AAA	$ 695,000	$ 870,105
Florence, SC Wtr. & Swr. RRB, 5.20%, 03/01/2007, (Insd. by AMBAC)	AAA	1,600,000	1,660,064
Georgetown Cnty., SC Wtr. & Swr. Dist. RB, Refunding & Impt. Jr. Lien, 6.50%, 06/01/2017	NR	200,000	226,896
Grand Strand, SC Wtr. & Swr. Auth. RRB:
5.375%, 06/01/2017, (Insd. by FSA)	AAA	4,115,000	4,484,609
5.375%, 06/01/2018, (Insd. by FSA)	AAA	4,335,000	4,688,389
6.375%, 06/01/2012, (Insd. by MBIA)	AAA	4,555,000	5,519,658
Greenville, SC Swr. Sys. RB, 5.50%, 04/01/2019, (Insd. by MBIA)	AAA	1,080,000	1,171,174
Greenville, SC Wtrwrks. RB:
5.25%, 02/01/2016	AAA	1,735,000	1,885,303
5.25%, 02/01/2017	AAA	2,170,000	2,340,410
5.50%, 02/01/2022	AAA	2,000,000	2,096,720
Lexington, SC Wtr. & Swr. RB:
5.50%, 04/01/2029	AAA	2,000,000	2,240,340
Ser. A, 5.75%, 04/01/2020, (Insd. by MBIA)	Aaa	500,000	548,405
Mount Pleasant, SC Wtr. & Swr. RB, Refunding & Impt.:
5.25%, 12/01/2017, (Insd. by FGIC)	AAA	2,140,000	2,310,665
5.25%, 12/01/2018, (Insd. by FGIC)	AAA	1,270,000	1,361,478
North Charleston, SC Swr. Dist. Swr. RRB, Ser. A, 6.375%, 07/01/2012, (Insd. by MBIA)	AAA	3,750,000	4,549,837
Western Carolina Regl. Swr. Auth. SC RRB:
5.375%, 03/01/2017	AAA	1,000,000	1,078,100
5.375%, 03/01/2018, (Insd. by FSA)	AAA	2,940,000	3,152,268
5.40%, 03/01/2007, (Insd. by FGIC)	AAA	2,090,000	2,171,719
5.50%, 03/01/2010, (Insd. by FGIC)	AAA	2,300,000	2,385,606
Winnsboro, SC Util. RRB, 5.25%, 08/15/2014, (MBIA)	AAA	550,000	616,501
			75,067,440
Total Municipal Obligations			390,536,992

		Shares

SHORT-TERM INVESTMENTS - 5.4%
MUTUAL FUND SHARES - 5.4%
Evergreen Institutional Municipal Money Market Fund (o)		22,365,852	22,365,852
Total Investments - (cost $388,721,514) - 100.0%			412,902,844
Other Assets and Liabilities - 0.0%			(5,470)
Net Assets - 100.0%			$ 412,897,374

See Combined Notes to Schedules of Investments.

EVERGREEN
Virginia Municipal Bond Fund
Schedule of Investments
August 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - 97.0%
AIRPORT - 3.2%
Charlottesville-Albemarle, VA Arpt. Auth. RB, 6.13%, 12/01/2013	BBB	$ 250,000	$ 261,558
Metropolitan Washington, DC Arpt. Auth. RB:
Ser. A, 5.50%, 10/01/2012	AAA	750,000	836,655
Ser. A, 5.75%, 10/01/2017	AAA	1,860,000	2,037,277
Ser. A, 5.75%, 10/01/2018	AAA	6,680,000	7,288,414
			10,423,904
COMMUNITY DEVELOPMENT DISTRICT - 1.6%
Big Stone Gap, VA Redev. & Hsg. Auth. Correctional Facs. RB, Wallens Ridge Dev. Proj., 5.50%, 09/01/2015	AA+	1,700,000	1,856,128
Frederick Cnty., MD Spl. Obl. RB, Urbana CDA:
6.25%, 07/01/2010	NR	954,000	950,985
6.63%, 07/01/2025	NR	500,000	515,315
Richmond, VA IDA Student Hsg., Univ. Real Estate Foundation, 5.45%, 01/01/2021	A3	1,750,000	1,795,203
			5,117,631
CONTINUING CARE RETIREMENT COMMUNITY - 1.0%
Albemarle Cnty., VA IDA RB Residential Care Facs., Our Lady of Peace, Inc.:
6.45%, 07/01/2015	NR	100,000	97,774
6.63%, 07/01/2021	NR	145,000	141,574
Chesterfield Cnty., VA Hlth. Ctr. Community Mtge. RB, Lucy Nursing Home Proj., 5.88%, 12/01/2021, (Insd. by GNMA)	AAA	500,000	517,775
Fulton Cnty., GA Residential Care Facs. RB, Sr. Lien RHA Assisted Living, Ser. A, 6.90%, 07/01/2019	NR	980,000	973,140
Virginia Beach, VA Dev. Auth. Hlth. Care Facs. RB, Sentara Hlth. Sys., 5.25%, 11/01/2015	AA	1,250,000	1,316,212
			3,046,475
EDUCATION - 13.5%
Virginia Cmnwlth. Univ. RB, Ser. A, 5.75%, 05/01/2021	AA-	2,000,000	2,124,540
Virginia College Bldg. Auth. Edl. Facs. RB:
21st Century College Program:
5.00%, 08/01/2008	AA+	500,000	549,460
5.00%, 08/01/2015	AA+	1,530,000	1,605,353
5.25%, 02/01/2016	AA+	875,000	950,092
5.25%, 02/01/2017	AA+	3,920,000	4,224,702
Hampton Univ. Proj., 5.75%, 04/01/2014	A+	750,000	771,577
Pub. Higher Ed. Fin. Program, Ser. A, 5.75%, 09/01/2019	AA+	220,000	239,391
Virginia Polytechnic Institute & State Univ. RB:
Ser. A, 5.50%, 06/01/2016	AA	1,600,000	1,739,616
Univ. Svcs. Sys., Ser. C, 5.50%, 06/01/2016	AA	1,500,000	1,613,265
Virginia Pub. Sch. Auth. RB:
Ser. A, 5.00%, 08/01/2013	AA+	1,250,000	1,369,487
Ser. A, 5.13%, 08/01/2011	AA+	1,370,000	1,523,139
Ser. A, 5.50%, 08/01/2015	AA+	1,500,000	1,660,200
Ser. A, 6.13%, 08/01/2012	AA	4,000,000	4,386,120
Ser. A, 6.20%, 08/01/2014	AA	200,000	219,836
Ser. B, 5.13%, 08/01/2014	AA	6,345,000	6,724,304
Ser. B, 5.25%, 01/01/2010	AA	2,550,000	2,703,408
Ser. B, 5.50%, 08/01/2011	AA+	1,405,000	1,578,152
Ser. B, 5.75%, 01/01/2008	AA	300,000	309,801
Ser. C, 6.25%, 01/01/2004	AA	1,000,000	1,031,100

EVERGREEN
Virginia Municipal Bond Fund
Schedule of Investments (continued)
August 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
EDUCATION - continued
Virginia Pub. Sch. Auth. RB: - continued
Ser. I, 5.00%, 08/01/2012	AA+	$ 2,000,000	$ 2,187,380
Ser. I, 5.10%, 08/01/2013	AA+	4,650,000	4,953,087
Spl. Obl. York Cnty., 5.90%, 07/15/2013	AA	850,000	933,700
			43,397,710
ESCROW - 0.2%
Henrico Cnty., VA Wtr. & Swr. RB, 5.70%, 05/01/2008	AA+	715,000	777,255
GENERAL OBLIGATION - LOCAL - 23.5%
Alexandria, VA GO, 5.00%, 01/01/2013	AAA	1,900,000	2,105,295
Arlington Cnty., VA GO:
5.25%, 06/01/2014	AAA	1,000,000	1,082,490
5.25%, 02/01/2017	AAA	2,065,000	2,238,873
5.90%, 08/01/2010	AAA	1,000,000	1,100,850
6.00%, 06/01/2004	AAA	850,000	914,931
Bristol, VA GO., 5.50%, 11/01/2018, (Insd. by FSA)	AAA	1,095,000	1,220,312
Chesapeake, VA GO, 5.38%, 05/01/2010	AA	3,000,000	3,307,230
Chesterfield Cnty., VA GO:
5.25%, 03/01/2010	AAA	2,000,000	2,062,560
5.75%, 01/15/2016	AAA	1,700,000	1,895,194
5.75%, 01/15/2017	AAA	1,000,000	1,110,090
Culpeper Cnty., VA Sch. Auth. GO, 6.00%, 01/15/2019, (Insd. by FSA)	AAA	1,640,000	1,848,657
Fairfax Cnty., VA GO:
Ser. A, 4.50%, 06/01/2010	AAA	650,000	691,295
Ser. A, 5.00%, 06/01/2012	AAA	1,000,000	1,063,260
Ser. A, 5.13%, 06/01/2014	AAA	1,170,000	1,261,950
Ser. A, 5.25%, 06/01/2018	AAA	2,110,000	2,242,255
Hampton, VA GO:
5.00%, 04/01/2017	AA	1,565,000	1,663,219
5.13%, 01/15/2015	AA	1,685,000	1,863,324
5.75%, 02/01/2013	AA	1,125,000	1,285,808
5.75%, 02/01/2016	AA	1,960,000	2,210,174
6.00%, 01/15/2008	AA	500,000	555,540
Henrico Cnty., VA, GO, 5.30%, 01/15/2010	AAA	2,000,000	2,064,560
James City Cnty., VA GO, 5.20%, 12/15/2010, (Insd. by FGIC)	AAA	1,000,000	1,099,210
King George Cnty., VA IDA Lease GO, King George Cnty. Sch. Proj., 6.40%, 08/01/2016	NR	700,000	732,648
Loudoun Cnty., VA GO:
Ser. A, 5.50%, 10/01/2007	AA+	1,000,000	1,061,470
Ser. B, 5.00%, 01/01/2003	AA+	1,000,000	1,012,310
Ser. C, 5.20%, 12/01/2013	AA+	1,715,000	1,880,275
Ser. C, 5.25%, 12/01/2014	AA+	1,000,000	1,092,730
Refunding Pub. Impt.:
Ser. A, 5.25%, 05/01/2013	AA+	2,000,000	2,243,060
Ser. A, 5.25%, 05/01/2018	AA+	1,785,000	1,923,748
Manassas, VA GO, Ser. A, 5.00%, 01/01/2012	AA-	1,000,000	1,078,830
Newport News, VA GO, 5.75%, 01/15/2017	AA	1,940,000	2,117,394
Norfolk, VA GO:
5.00%, 07/01/2010, (Insd. by FGIC)	AAA	1,000,000	1,089,450
5.25%, 06/01/2011	AA	3,000,000	3,272,400
5.50%, 02/01/2008	AA	2,000,000	2,074,860
5.70%, 06/01/2008, (Insd. by MBIA)	AAA	2,000,000	2,192,820

EVERGREEN
Virginia Municipal Bond Fund
Schedule of Investments (continued)
August 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
GENERAL OBLIGATION - LOCAL - continued
Portsmouth, VA GO:
6.25%, 11/01/2002	AA-	$ 250,000	$ 252,072
Ser. A, 5.50%, 06/01/2018, (Insd. by FGIC)	AAA	1,500,000	1,624,920
Prince William Cnty., VA GO, Ser. C, 5.00%, 08/01/2006	AA	500,000	525,065
Richmond, VA GO, 5.50%, 01/15/2014, (Insd. by FSA)	AAA	2,000,000	2,245,720
Roanoke, VA GO:
6.00%, 10/01/2013	AA	1,730,000	1,997,960
6.00%, 10/01/2014	AA	1,835,000	2,113,002
6.00%, 10/01/2015	AA	1,950,000	2,237,547
6.00%, 10/01/2016	AA	2,070,000	2,368,287
Stafford Cnty., VA GO, 5.50%, 01/01/2017	A+	1,100,000	1,215,698
Suffolk, VA GO:
5.70%, 06/01/2010, (Insd. by AMBAC)	AAA	250,000	279,662
5.90%, 06/01/2013, (Insd. by AMBAC)	AAA	750,000	818,790
Virginia Beach, VA GO:
5.40%, 07/15/2009	AA+	1,575,000	1,786,223
6.00%, 09/01/2009	AA+	1,000,000	1,105,550
Virginia Higher Edl. GO, Ser. C, 5.80%, 06/01/2004	AAA	250,000	250,898
			75,480,466
GENERAL OBLIGATION - STATE - 0.5%
Commonwealth of Puerto Rico GO, Ser. A, 6.25%, 07/01/2013, (Insd. by MBIA)	AAA	1,200,000	1,465,056
HOSPITAL - 8.4%
Albemarle Cnty., VA IDA RB, Martha Jefferson Hosp., 5.75%, 10/01/2008	A2	1,000,000	1,042,780
Arlington Cnty., VA IDA Hosp. Facs. RB:
Arlington Hosp., 5.30%, 09/01/2015	A1	455,000	481,536
VA Hosp. Ctr. Arlington Hlth. Sys.:
5.50%, 07/01/2011	A2	1,410,000	1,555,004
5.50%, 07/01/2017	A2	1,025,000	1,089,698
5.50%, 07/01/2018	A2	1,000,000	1,054,950
Danville, VA IDA Hosp. RB, Danville Regl. Med. Ctr., 6.20%, 10/01/2009, (Insd. by FGIC)	AAA	2,545,000	2,809,654
Fairfax Cnty., VA IDA RB, Inova Hlth. Sys. Proj., 5.88%, 08/15/2016	AA	370,000	396,270
Hanover Cnty., VA IDA RB, Mem. Regl. Med. Ctr. Proj.:
6.38%, 08/15/2018, (Insd. by MBIA)	AAA	1,000,000	1,214,440
6.50%, 08/15/2008, (Insd. by MBIA)	AAA	2,360,000	2,779,962
Henrico Cnty., VA IDA Lease RB, Bon Secours Hlth. Sys. Proj., 5.60%, 08/15/2010, (Insd. by MBIA)	AAA	2,000,000	2,172,520
Medical Univ., SC Hosp. Auth. RRB, Ser. A, 6.38%, 08/15/2027	BBB+	1,500,000	1,523,235
Prince William Cnty., VA IDA RB, Potomac Hosp. Corp.:
6.75%, 10/01/2015	Aaa	500,000	579,555
6.85%, 10/01/2025	Aaa	1,000,000	1,162,080
Roanoke, VA IDA Hosp. RB, Carilion Hlth. Sys.:
Ser. A, 5.50%, 07/01/2017	AAA	3,445,000	3,756,187
Ser. A, 5.50%, 07/01/2018	AAA	3,670,000	3,974,023
Virginia Beach, VA IDA RB, Virginia Beach Gen. Hosp. Proj., 5.00%, 02/15/2007, (Insd. by AMBAC)	AAA	500,000	548,655
Washington Cnty., VA IDA RB, Johnston Mem. Hosp., 6.00%, 07/01/2014	A2	750,000	843,345
			26,983,894

EVERGREEN
Virginia Municipal Bond Fund
Schedule of Investments (continued)
August 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
HOUSING - 8.4%
Alexandria, VA Redev. & Hsg. Auth. MHRB, Buckingham Vlg. Apts., 4.88%, 07/01/2006	A-	$ 585,000	$ 584,052
Arlington Cnty., VA IDA MHRB:
Patrick Henry Apts. Proj., 6.05%, 11/01/2032, (Insd. by FNMA)	Aaa	2,000,000	2,110,760
Woodbury Park Apts.:
Ser. A, 5.35%, 07/01/2018	A	2,000,000	2,027,960
Ser. B, 6.50%, 07/01/2024	NR	1,600,000	1,601,760
Fairfax Cnty., VA Redev. & Hsg. Auth. Mtge. RB, Elderly Hsg., 6.00%, 09/01/2016, (Insd. by FHA)	AAA	500,000	521,445
Harrisonburg, VA Redev. & Hsg. Auth. MHRB, Greens of Salem Run Proj., 6.20%, 04/01/2017, (LOC: PNC Bank & Insd. by FSA)	AAA	500,000	526,875
Portsmouth, VA Redev. & Hsg. Auth. MHRB, 6.30%, 09/01/2026, (Insd. by FNMA)	AAA	640,000	670,867
Prince William Cnty., VA IDA RB, Melrose Apts. Proj.:
Ser. A, 5.25%, 07/01/2018	A-	1,000,000	986,180
Ser. C, 7.00%, 07/01/2029	NR	3,000,000	2,932,230
Virginia Hsg. Dev. Auth. MHRB:
Ser. H, 5.55%, 05/01/2015	AA+	1,000,000	1,047,740
Ser. H, 6.00%, 05/01/2010	AA+	500,000	529,460
Ser. H, 6.10%, 11/01/2011	AA+	1,000,000	1,058,550
Ser. H, 6.35%, 11/01/2011	AA+	300,000	311,829
Ser. I, 5.45%, 05/01/2018	AA+	500,000	525,225
Ser. K, 5.90%, 05/01/2011	AA+	400,000	424,976
Ser. O, 6.05%, 11/01/2017	AA+	500,000	529,960
Virginia Hsg. Dev. Auth. RB, Cmnwlth. Mtge.:
Ser. B, Sub. Ser. B-1, 5.80%, 07/01/2016	AA+	1,750,000	1,895,355
Ser. B, Sub. Ser. B-1, 5.95%, 07/01/2018	AA+	2,555,000	2,564,990
Ser. C, Sub. Ser. C-2, 5.75%, 07/01/2007	AA+	1,000,000	1,093,780
Ser. D, Sub. Ser. D-1, 6.10%, 01/01/2019	AA+	3,525,000	3,699,030
Ser. D, Sub. Ser. D-3, 6.10%, 07/01/2015	AA+	1,000,000	1,042,390
Ser. F, Sub. Ser. F-1, 6.25%, 07/01/2012	AA+	135,000	137,801
Ser. F, Sub. Ser. F-1, 6.40%, 07/01/2017	AA+	170,000	173,332
			26,996,547
INDUSTRIAL DEVELOPMENT REVENUE - 5.1%
Dulles Town, VA CDA Spl. Assmt. RB, Dulles Town Ctr. Proj., 6.25%, 03/01/2026	NR	6,310,000	6,354,990
Isle Wright Cnty., VA IDA RB Solid Wst. Disposal Facs., Union Camp Corp. Proj., 6.55%, 04/01/2024	BBB	2,535,000	2,579,464
Montgomery Cnty., VA IDA Lease RB, Ser. B, 6.00%, 01/15/2017, (Insd. by AMBAC)	AAA	2,190,000	2,511,339
Norfolk, VA IDA RB, Sentara Hosp., Ser. A, 6.50%, 11/01/2013	AA	3,500,000	3,856,440
Orange Cnty., VA IDA IDRB, Pub. Facs. Orange Cnty. Proj., 5.38%, 02/01/2017, (Insd. by AMBAC)	Aaa	1,055,000	1,161,460
			16,463,693
LEASE - 4.2%
Brunswick, VA IDA Correctional Facs. Lease RB:
5.65%, 07/01/2009, (Insd. by MBIA)	AAA	2,215,000	2,444,319
5.75%, 07/01/2011, (Insd. by MBIA)	AAA	2,930,000	3,291,445
Fairfax Cnty., VA Redev. & Hsg. Auth. Mtge. RB, Inova Hlth. Sys. Proj., 5.35%, 06/01/2006	AA+	250,000	273,697

EVERGREEN
Virginia Municipal Bond Fund
Schedule of Investments (continued)
August 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
LEASE - continued
Henrico Cnty., VA IDA Lease RB, Regl. Jail Proj., 7.00%, 08/01/2013	AA	$ 700,000	$ 811,426
Montgomery, Cnty. VA IDRB, Auth. Lease:
5.50%, 01/15/2018, (Insd. by AMBAC)	AAA	1,000,000	1,100,890
5.50%, 01/15/2020, (Insd. by AMBAC)	AAA	1,120,000	1,215,794
Prince William Cnty., VA Lease COP:
5.20%, 12/01/2005, (Insd. by MBIA)	AAA	500,000	549,795
5.25%, 12/01/2016	Aa2	575,000	624,789
Prince William Cnty., VA Park Auth. RB, 6.30%, 10/15/2006	NR	500,000	557,470
Virginia Biotechnology Research Park RB:
Biotech Five Proj., Ser. A, 5.25%, 10/01/2014	A	1,540,000	1,569,368
Cons. Laboratories Proj., 5.00%, 09/01/2011	AA+	1,000,000	1,107,650
			13,546,643
MISCELLANEOUS REVENUE - 0.5%
Puerto Rico Pub. Fin. Corp. RB, Ser. A, 5.50%, 08/01/2020, (Insd. by MBIA)	AAA	500,000	543,655
Virginia Pub. Bldg. Auth. Pub. Facs. RB, Ser. A, 6.00%, 08/01/2011	AA+	1,000,000	1,165,560
			1,709,215
PORT AUTHORITY - 1.0%
Virginia Port Auth. Commonwealth Port Fund RB, Resolution, 5.50%, 07/01/2018	AA+	3,000,000	3,230,670
PUBLIC FACILITIES - 6.8%
Big Stone Gap, VA Redev. & Hsg. Auth. Correctional Facs. Lease RB, Wallens Ridge Dev. Proj., 6.00%, 09/01/2007	AA+	3,675,000	4,140,549
King & Queen Cnty., VA IDA RB, King & Queen Courts Complex, Ser. A, 5.63%, 07/15/2017	AA	1,000,000	1,056,150
Peumansend Creek, VA Regl. Jail Auth. RB, 5.75%, 06/01/2017, (Insd. by MBIA)	AAA	1,300,000	1,401,816
Prince William Cnty., VA IDA RB, ATCC Proj., 6.00%, 02/01/2014	Aa3	500,000	522,975
Prince William Cnty., VA Park Auth. RB, 6.88%, 10/15/2016	NR	1,300,000	1,464,957
Virginia Pub. Bldg. Auth. Pub. Facs. RB:
Ser. A, 5.00%, 08/01/2004	AA+	300,000	319,212
Ser. A, 5.00%, 08/01/2009	AA+	3,000,000	3,305,340
Ser. A, 5.40%, 08/01/2012	AA+	2,000,000	2,081,240
Ser. A, 5.50%, 08/01/2013	AA+	3,335,000	3,729,164
Ser. A, 5.50%, 08/01/2015	AA+	2,000,000	2,201,840
Ser. A, 6.00%, 08/01/2009	AA+	1,000,000	1,169,830
Ser. B, 5.50%, 08/01/2014	AA+	515,000	564,208
			21,957,281
RESOURCE RECOVERY - 1.3%
Arlington Cnty., VA IDA Resource Recovery RB, Ogden Martin Sys. of Alexandria/Arlington, Inc. Proj., 5.38%, 01/01/2013, (Insd. by FSA)	AAA	3,810,000	4,073,347
SPECIAL TAX - 1.3%
Virgin Islands Pub. Fin. Auth. RB, Sr. Lien:
Ser. A, 5.50%, 10/01/2013	BBB-	1,000,000	1,049,950
Ser. A, 5.50%, 10/01/2018	BBB-	2,000,000	2,031,180
Ser. A, 5.50%, 10/01/2022	BBB-	1,000,000	1,002,530
			4,083,660

EVERGREEN
Virginia Municipal Bond Fund
Schedule of Investments (continued)
August 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
TOBACCO REVENUE - 2.1%
Tobacco Settlement Fin. Corp. RB, Asset Backed, 5.75%, 06/01/2032	A	$ 2,500,000	$ 2,431,400
Tobacco Settlement Revenue Mgmt. Auth., SC RB, Ser. B, 6.00%, 05/15/2022	A	2,020,000	2,017,475
Washington, DC Tobacco Settlement Financing Corp. RB, 6.25%, 05/15/2024	A	2,350,000	2,361,609
			6,810,484
TRANSPORTATION - 5.6%
Chesapeake Bay, VA Dist. RB, Bridge & Tunnel Commission, 5.88%, 07/01/2010, (Insd. by FGIC)	AAA	2,890,000	3,252,666
Peninsula, VA Port Auth. RB, Port Fac. CSX Trans. Proj., 6.00%, 12/15/2012	Baa2	2,000,000	2,117,920
Richmond, VA Metropolitan Expressway Auth. RRB, 5.25%, 07/15/2017	AAA	1,350,000	1,500,808
Virginia Beach, VA Dev. Auth. RB, Town Ctr. Proj., Ser. A, 5.38%, 08/01/2020	AA	2,485,000	2,638,946
Virginia Cmnwlth. Trans. Board RB:
Federal Hwy. Reimbursement, 5.50%, 10/01/2010	AA	1,000,000	1,141,270
Northern VA Trans. Dist. Program:
Ser. A, 6.00%, 05/15/2008	AA+	2,030,000	2,185,254
Ser. B, 7.25%, 05/15/2020	AA+	1,700,000	2,038,181
U.S. Route 58 Corridor Dev. Program, Ser. B, 5.50%, 05/15/2015	AA+	1,000,000	1,095,100
Virginia Port Auth. RB, 5.90%, 07/01/2016	AA+	750,000	798,698
Washington, DC, Metro Area Transit Auth. RB, 6.00%, 07/01/2007, (Insd. by FGIC)	AAA	1,000,000	1,149,120
			17,917,963
UTILITY - 0.4%
Upper Occoquan, VA Swr. Auth. RB, 5.45%, 07/01/2003, (Insd. by AMBAC)	AAA	250,000	258,510
Virginia Res. Wtr. & Swr. Auth. RB, Sussex Cnty. Proj., Ser. A, 5.60%, 10/01/2025	AA	1,000,000	1,136,930
			1,395,440
WATER & SEWER - 8.4%
Bristol, VA Util. Sys. RRB, 5.75%, 07/15/2016, (Insd. by FSA)	AAA	1,000,000	1,141,250
Buena Vista, VA IDA Wtr. & Swr. Facs. RB, Route 60 Proj., 6.25%, 07/15/2011	NR	390,000	404,851
Chesterfield Cnty., VA Wtr. & Swr. RB, 6.38%, 11/01/2007	AAA	500,000	513,980
Fairfax Cnty., VA Swr. RB, 5.63%, 07/15/2011	AA	2,605,000	2,911,765
Fairfax Cnty., VA Wtr. Auth. RB:
5.63%, 04/01/2017	AAA	1,640,000	1,812,512
6.00%, 04/01/2022	AAA	1,265,000	1,412,587
6.13%, 04/01/2016	AAA	1,545,000	1,783,641
Henrico Cnty., VA Wtr. & Swr. RB, 5.70%, 05/01/2008	AA+	285,000	307,629
Loudoun Cnty., VA Sanitation Auth. Wtr. & Swr. RB:
6.00%, 01/01/2003, (Insd. by FGIC)	AAA	250,000	253,905
6.25%, 01/01/2010, (Insd. by FGIC)	AAA	1,550,000	1,606,575
Virginia Beach, VA Wtr. & Swr. RB, 5.75%, 08/01/2016	AA	1,735,000	1,936,798
Virginia Resources Auth. Clean Wtr. RB:
5.38%, 10/01/2022	AAA	425,000	445,259
State Revolving Fund:
5.50%, 10/01/2015	AAA	2,150,000	2,378,674
5.75%, 10/01/2019	AAA	180,000	198,695
5.88%, 10/01/2014	AAA	1,250,000	1,426,275
6.00%, 10/01/2016	AAA	3,965,000	4,537,546

EVERGREEN
Virginia Municipal Bond Fund
Schedule of Investments (continued)
August 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
WATER & SEWER - continued
Virginia Resources Auth. Infrastructure RB:
Pooled Loan Bond Program, Ser. A, 5.50%, 05/01/2016, (Insd. by MBIA)	AAA	$ 1,280,000	$ 1,418,560
Refunding Loan Bond Program, Ser. A, 5.00%, 05/01/2016	AA	1,290,000	1,367,155
Virginia Resources Wtr. & Swr. Auth. RB, Appomattox River Auth., Ser. A, 5.25%, 10/01/2013	AA	1,000,000	1,033,800
			26,891,457
Total Municipal Obligations			311,768,791
SHORT-TERM MUNICIPAL OBLIGATIONS - 0.3%
GENERAL OBLIGATION - STATE - 0.3%
Hawaii GO, Ser. 1988-A, 3.75%, 09/04/2002	NR	1,000,000	1,000,000

		Shares

SHORT-TERM INVESTMENTS - 2.4%
MUTUAL FUND SHARES - 2.4%
Evergreen Institutional Municipal Money Market Fund (o)		7,875,426	7,875,426
Total Investments - (cost $301,284,244) - 99.7%			320,644,217
Other Assets and Liabilities - 0.3%			874,514
Net Assets - 100.0%			$ 321,518,731

See Combined Notes to Schedules of Investments.

Combined Notes to Schedules of Investments
August 31, 2002

(v)	Credit ratings are unaudited and rated by Moody’s Investors Service where Standard and Poor’s ratings are not available.
(o)	The advisor of the fund and the advisor of the money market fund are each a subsidiary of Wachovia Corporation.
#	When-issued security
##	All or a portion of the security has been segregated for when-issued securities.

Summary of Abbreviations:
AMBAC	American Municipal Bond Assurance Corporation	IBC	Insured Bond Certification
CDA	Community Development Authority	IDA	Industrial Development Authority
CDD	Community Development District	IDRB	Industrial Development Revenue Bond
COP	Certificate of Participation	IDRRB	Industrial Development Refunding Revenue Bond
EDA	Economic Development Authority	LOC	Letter of Credit
ETM	Escrowed to Maturity	MBIA	Municipal Bond Investors Assurance Corporation
FGIC	Financial Guaranty Insurance Company	MHRB	Multifamily Housing Revenue Bond
FHA	Federal Housing Authority	MHRRB	Multifamily Housing Refunding Revenue Bond
FNMA	Federal National Mortgage Association	PCRB	Pollution Control Revenue Bond
FSA	Financial Security Assurance Incorporated	PCRRB	Pollution Control Revenue Refunding Bond
GNMA	Government National Mortgage Association	RB	Revenue Bond
GO	General Obligation	RHA	Residential Housing Association
HFA	Housing Finance Authority	RRB	Refunding Revenue Bond
		SFHRB	Single Family Housing Revenue Bond

The following table shows the percent of portfolio assets invested by geographic location as of August 31, 2002 (Unaudited):

	Florida High Income Fund	Florida Fund	Georgia Fund	Maryland Fund	North Carolina Fund	South Carolina Fund	Virginia Fund

Arizona	0.9%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
California	1.6%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Connecticut	0.0%	0.1%	0.0%	0.0%	0.0%	0.0%	0.0%
District of Columbia	0.0%	2.9%	0.0%	0.5%	0.7%	1.1%	4.3%
Florida	85.4%	89.4%	0.0%	0.0%	1.2%	0.0%	0.0%
Georgia	1.9%	0.0%	91.1%	0.7%	0.0%	1.0%	0.3%
Hawaii	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.3%
Illinois	0.0%	0.8%	0.0%	0.0%	1.6%	0.0%	0.0%
Kansas	1.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Kentucky	0.0%	0.0%	0.0%	0.0%	0.4%	0.0%	0.0%
Maryland	1.6%	0.0%	0.3%	86.9%	0.8%	0.2%	0.5%
Mississippi	1.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Nevada	0.4%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
New Jersey	1.1%	1.1%	0.0%	1.4%	1.6%	0.0%	0.8%
North Carolina	0.0%	0.0%	0.0%	0.0%	76.7%	0.0%	0.0%
Oregon	0.0%	0.0%	0.0%	0.0%	0.5%	0.0%	0.0%
Pennsylvania	0.4%	0.0%	0.0%	3.1%	2.1%	0.0%	0.0%
Puerto Rico	1.1%	0.0%	1.1%	1.0%	5.6%	1.6%	0.6%
South Carolina	0.7%	2.5%	1.6%	0.0%	2.7%	89.4%	1.1%
Texas	0.0%	1.1%	0.0%	0.0%	1.4%	0.0%	0.0%
U.S. Virgin Islands	0.0%	0.0%	1.3%	1.9%	0.8%	0.7%	1.3%
Virginia	0.7%	0.0%	0.2%	0.0%	0.0%	0.6%	88.4%
Washington	0.0%	0.0%	0.0%	0.0%	0.6%	0.0%	0.0%
West Virginia	0.0%	0.8%	0.0%	0.0%	0.0%	0.0%	0.0%
Non State Specific	2.2%	1.3%	4.4%	4.5%	3.3%	5.4%	2.4%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

See Combined Notes to Schedules of Investments.

EVERGREEN
Southern State Municipal Bond Funds
Statements of Assets and Liabilities
August 31, 2002

	Florida High Income Fund	Florida Fund	Georgia Fund	Maryland Fund	North Carolina Fund	South Carolina Fund	Virginia Fund

Assets
Identified cost of securities	$ 431,662,716	$ 418,242,824	$ 220,530,641	$ 63,913,809	$ 648,160,631	$ 388,721,514	$ 301,284,244
Net unrealized gains on securities	2,132,101	30,418,172	14,033,846	3,605,025	36,525,698	24,181,330	19,359,973

Market value of securities	433,794,817	448,660,996	234,564,487	67,518,834	684,686,329	412,902,844	320,644,217
Cash	0	9,015	0	0	0	0	0
Receivable for securities sold	0	0	0	0	0	2,161,627	0
Receivable for Fund shares sold	6,163,840	264,586	384,960	217,728	252,883	92,226	258,424
Interest receivable	8,579,849	7,545,003	3,083,334	1,001,602	9,356,859	5,781,017	3,917,047
Prepaid expenses and other assets	32,022	25,070	30,903	5,661	27,860	26,786	38,089

Total assets	448,570,528	456,504,670	238,063,684	68,743,825	694,323,931	420,964,500	324,857,777

Liabilities
Distributions payable	1,442,594	1,628,852	776,865	166,625	2,542,799	1,394,616	976,358
Payable for securities purchased	0	0	3,374,953	0	0	6,425,650	2,108,222
Payable for Fund shares redeemed	214,589	647,468	20,912	24,550	99,580	199,385	209,415
Advisory fee payable	22,262	11,330	11,549	3,141	21,246	18,977	14,776
Distribution Plan expenses payable	22,704	0	2,447	1,972	4,054	2,537	4,635
Due to other related parties	4,824	4,975	2,558	748	7,566	4,518	3,518
Accrued expenses and other liabilities	169,199	69,939	24,824	22,644	74,996	21,443	22,122

Total liabilities	1,876,172	2,362,564	4,214,108	219,680	2,750,241	8,067,126	3,339,046

Net assets	$ 446,694,356	$ 454,142,106	$ 233,849,576	$ 68,524,145	$ 691,573,690	$ 412,897,374	$ 321,518,731

Net assets represented by
Paid-in capital	$ 475,544,484	$ 455,118,120	$ 222,907,807	$ 66,136,106	$ 665,116,906	$ 389,289,406	$ 304,444,018
Overdistributed net investment income	(218,840)	(145,779)	(110,279)	(38,307)	(311,638)	(127,557)	(125,724)
Accumulated net realized losses on securities	(30,763,389)	(31,248,407)	(2,981,798)	(1,178,679)	(9,757,276)	(445,805)	(2,159,536)
Net unrealized gains on securities	2,132,101	30,418,172	14,033,846	3,605,025	36,525,698	24,181,330	19,359,973

Total net assets	$ 446,694,356	$ 454,142,106	$ 233,849,576	$ 68,524,145	$ 691,573,690	$ 412,897,374	$ 321,518,731

Net assets consists of
Class A	$ 196,678,496	$ 132,374,581	$ 18,569,765	$ 23,224,111	$ 72,699,627	$ 59,623,503	$ 77,477,304
Class B	135,831,655	30,728,368	17,574,876	9,160,992	18,371,535	8,164,609	22,292,799
Class C	22,649,608	9,780,689	410,312	3,131,971	875,022	204,264	827,875
Class I	91,534,597	281,258,468	197,294,623	33,007,071	599,627,506	344,904,998	220,920,753

Total net assets	$ 446,694,356	$ 454,142,106	$ 233,849,576	$ 68,524,145	$ 691,573,690	$ 412,897,374	$ 321,518,731

Shares outstanding
Class A	19,187,583	13,969,865	1,812,730	2,086,641	6,973,093	5,754,830	7,391,465
Class B	13,251,065	3,242,897	1,715,625	823,012	1,762,204	788,050	2,126,748
Class C	2,209,607	1,032,154	40,053	281,394	83,934	19,716	78,981
Class I	8,929,732	29,681,483	19,258,800	2,965,391	57,514,854	33,290,203	21,076,185

Net asset value per share
Class A	$ 10.25	$ 9.48	$ 10.24	$ 11.13	$ 10.43	$ 10.36	$ 10.48
Class A -- Offering price (based on sales charge of 4.75%)	$ 10.76	$ 9.95	$ 10.75	$ 11.69	$ 10.95	$ 10.88	$ 11.00
Class B	$ 10.25	$ 9.48	$ 10.24	$ 11.13	$ 10.43	$ 10.36	$ 10.48
Class C	$ 10.25	$ 9.48	$ 10.24	$ 11.13	$ 10.43	$ 10.36	$ 10.48
Class I	$ 10.25	$ 9.48	$ 10.24	$ 11.13	$ 10.43	$ 10.36	$ 10.48

See Combined Notes to Financial Statements.

EVERGREEN
Southern State Municipal Bond Funds
Statements of Operations
Year Ended August 31, 2002

	Florida High Income Fund	Florida Fund	Georgia Fund	Maryland Fund	North Carolina Fund	South Carolina Fund	Virginia Fund

Investment income
Interest	$ 28,073,289	$ 24,912,238	$ 6,308,352	$ 3,148,559	$ 18,471,221	$ 6,951,299	$ 10,828,232

Expenses
Advisory fee	2,244,973	1,933,865	514,071	255,756	1,489,384	586,373	877,538
Distribution Plan expenses
Class A	495,925	314,965	33,561	56,200	117,591	43,610	159,565
Class B	1,299,233	333,233	161,141	72,905	207,029	58,998	192,395
Class C	169,275	79,809	510	22,827	985	296	790
Administrative services fees	431,726	460,444	122,398	60,894	354,615	139,613	208,938
Transfer agent fee	205,678	140,059	30,483	33,160	76,263	34,617	82,441
Trustees’ fees and expenses	7,656	9,536	2,355	1,381	6,537	2,600	4,146
Printing and postage expenses	50,815	31,288	8,844	6,601	26,921	15,461	17,307
Custodian fee	119,006	125,849	43,318	20,484	116,197	22,372	64,653
Registration and filing fees	42,689	50,715	14,941	23,804	16,905	60,531	33,175
Professional fees	24,644	24,308	23,239	16,746	27,132	21,959	27,885
Interest expense	1,195	0	0	0	0	0	0
Other	9,595	5,132	4,496	2,004	2,991	2,841	2,562

Total expenses	5,102,410	3,509,203	959,357	572,762	2,442,550	989,271	1,671,395
Less: Expense reductions	(5,024)	(5,575)	(1,395)	(660)	(3,512)	(996)	(2,142)
Fee waivers	(409,006)	(876,923)	(107,188)	0	(744,252)	(36,361)	(13,265)

Net expenses	4,688,380	2,626,705	850,774	572,102	1,694,786	951,914	1,655,988

Net investment income	23,384,909	22,285,533	5,457,578	2,576,457	16,776,435	5,999,385	9,172,244

Net realized and unrealized gains or losses on securities
Net realized gains or losses on securities	(6,989,688)	(5,567,391)	(440,071)	2,506	2,362,253	881,907	788,936

Net change in unrealized gains or losses on securities	(1,400,316)	936,793	3,715,067	885,509	7,891,030	7,643,231	4,087,739

Net realized and unrealized gains or losses on securities	(8,390,004)	(4,630,598)	3,274,996	888,015	10,253,283	8,525,138	4,876,675

Net increase in net assets resulting from operations	$ 14,994,905	$ 17,654,935	$ 8,732,574	$ 3,464,472	$ 27,029,718	$ 14,524,523	$ 14,048,919

See Combined Notes to Financial Statements.

EVERGREEN
Southern State Municipal Bond Funds
Statements of Changes in Net Assets
Year Ended August 31, 2002

	Florida High Income Fund	Florida Fund	Georgia Fund	Maryland Fund	North Carolina Fund	South Carolina Fund	Virginia Fund

Operations
Net investment income	$ 23,384,909	$ 22,285,533	$ 5,457,578	$ 2,576,457	$ 16,776,435	$ 5,999,385	$ 9,172,244
Net realized gains or losses on securities	(6,989,688)	(5,567,391)	(440,071)	2,506	2,362,253	881,907	788,936
Net change in unrealized gains or losses on securities	(1,400,316)	936,793	3,715,067	885,509	7,891,030	7,643,231	4,087,739

Net increase in net assets resulting from operations	14,994,905	17,654,935	8,732,574	3,464,472	27,029,718	14,524,523	14,048,919

Distributions to shareholders from
Net investment income
Class A	(11,217,036)	(6,156,026)	(600,022)	(953,656)	(2,211,372)	(730,104)	(2,782,270)
Class B	(6,324,093)	(1,326,600)	(602,413)	(253,963)	(827,749)	(207,815)	(693,610)
Class C	(825,828)	(316,846)	(1,694)	(79,479)	(3,381)	(992)	(2,620)
Class I	(5,095,105)	(14,618,456)	(4,338,004)	(1,297,290)	(13,996,567)	(5,177,465)	(5,772,061)

Total distributions to shareholders	(23,462,062)	(22,417,928)	(5,542,133)	(2,584,388)	(17,039,069)	(6,116,376)	(9,250,561)

Capital share transactions
Proceeds from shares sold	103,262,960	72,655,617	29,775,153	21,287,972	69,173,664	26,098,515	52,649,096
Net asset value of shares issued in reinvestment of distributions	7,610,292	3,475,968	925,815	948,031	2,211,800	973,209	2,351,938
Payment for shares redeemed	(97,314,112)	(102,413,559)	(17,130,809)	(7,958,466)	(80,884,104)	(17,396,236)	(34,355,501)
Net asset value of shares issued in acquisitions	0	0	126,308,957	0	427,618,188	335,964,187	122,159,928

Net increase (decrease) in net assets resulting from capital share transactions	13,559,140	(26,281,974)	139,879,116	14,277,537	418,119,548	345,639,675	142,805,461

Total increase (decrease) in net assets	5,091,983	(31,044,967)	143,069,557	15,157,621	428,110,197	354,047,822	147,603,819
Net assets
Beginning of period	441,602,373	485,187,073	90,780,019	53,366,524	263,463,493	58,849,552	173,914,912

End of period	$ 446,694,356	$ 454,142,106	$ 233,849,576	$ 68,524,145	$ 691,573,690	$ 412,897,374	$ 321,518,731

Overdistributed net investment income	$ (218,840)	$ (145,779)	$ (110,279)	$ (38,307)	$ (311,638)	$ (127,557)	$ (125,724)

See Combined Notes to Financial Statements.

EVERGREEN
Southern State Municipal Bond Funds
Statements of Changes in Net Assets
Year Ended August 31, 2001

	Florida High Income Fund	Florida Fund	Georgia Fund	Maryland Fund	North Carolina Fund	South Carolina Fund	Virginia Fund

Operations
Net investment income	$ 23,661,413	$ 25,638,648	$ 4,192,443	$ 2,192,585	$ 13,618,604	$ 2,830,775	$ 8,006,750
Net realized losses on securities	(1,063,397)	(643,003)	(415,268)	(213,592)	(734,519)	(23,498)	(170,868)
Net change in unrealized gains or losses on securities	9,842,834	17,501,731	4,245,506	2,187,582	10,151,548	2,791,803	7,011,694

Net increase in net assets resulting from operations	32,440,850	42,497,376	8,022,681	4,166,575	23,035,633	5,599,080	14,847,576

Distributions to shareholders from
Net investment income
Class A	(12,392,992)	(5,850,766)	(420,087)	(999,144)	(1,415,085)	(115,464)	(2,344,613)
Class B	(5,940,474)	(1,796,537)	(561,836)	(161,059)	(1,304,058)	(179,752)	(605,315)
Class C	(566,660)	(258,966)	0	(15,771)	0	0	0
Class I*	(4,892,132)	(17,714,656)	(3,221,074)	(1,047,506)	(10,905,368)	(2,543,698)	(5,061,697)

Total distributions to shareholders	(23,792,258)	(25,620,925)	(4,202,997)	(2,223,480)	(13,624,511)	(2,838,914)	(8,011,625)

Capital share transactions
Proceeds from shares sold	119,990,917	64,389,106	18,987,346	14,968,136	27,704,418	13,107,669	33,009,870
Net asset value of shares issued in reinvestment of distributions	7,531,618	3,389,476	640,753	924,411	1,942,528	227,125	1,994,992
Payment for shares redeemed	(97,760,323)	(130,900,916)	(16,206,560)	(7,998,081)	(51,503,017)	(18,039,876)	(37,026,857)

Net increase (decrease) in net assets resulting from capital share transactions	29,762,212	(63,122,334)	3,421,539	7,894,466	(21,856,071)	(4,705,082)	(2,021,995)

Total increase (decrease) in net assets	38,410,804	(46,245,883)	7,241,223	9,837,561	(12,444,949)	(1,944,916)	4,813,956
Net assets
Beginning of period	403,191,569	531,432,956	83,538,796	43,528,963	275,908,442	60,794,468	169,100,956

End of period	$ 441,602,373	$ 485,187,073	$ 90,780,019	$ 53,366,524	$ 263,463,493	$ 58,849,552	$ 173,914,912

Overdistributed net investment income	$ (141,687)	$ (13,383)	$ (25,723)	$ (30,376)	$ (73,632)	$ (11,912)	$ (47,407)

* Effective at the close of business on May 11, 2001, Class Y shares were renamed as Institutional shares (Class I).

See Combined Notes to Financial Statements.

EVERGREEN
Southern State Municipal Bond Funds
Combined Notes to Financial Statements

1. ORGANIZATION

The Evergreen Southern State Municipal Bond Funds consist of Evergreen Florida High Income Municipal Bond Fund (“Florida High Income Fund”), Evergreen Florida Municipal Bond Fund (“Florida Fund”), Evergreen Georgia Municipal Bond Fund (“Georgia Fund”), Evergreen Maryland Municipal Bond Fund (“Maryland Fund”), Evergreen North Carolina Municipal Bond Fund (“North Carolina Fund”), Evergreen South Carolina Municipal Bond Fund (“South Carolina Fund”) and Evergreen Virginia Municipal Bond Fund (“Virginia Fund”), (collectively the “Funds”). Each Fund, except Florida High Income Fund, is a non-diversified series of Evergreen Municipal Trust (the “Trust”), a Delaware business trust organized on September 18, 1997. The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

The Funds offer Class A, Class B, Class C and Institutional (“Class I”) shares. Class A shares are sold with a front-end sales charge. Class B and Class C shares are sold without a front-end sales charge, but pay a higher ongoing distribution fee than Class A and are sold subject to a contingent deferred sales charge that is payable upon redemption and decreases depending on how long the shares have been held. Class I shares are sold without a front-end sales charge or contingent deferred sales charge.

2. SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies consistently followed by the Funds in the preparation of their financial statements. The policies are in conformity with generally accepted accounting principles, which require management to make estimates and assumptions that affect amounts reported herein. Actual results could differ from these estimates.

A. Valuation of Investments

Portfolio debt securities acquired with more than 60 days to maturity are valued at prices obtained from an independent pricing service which takes into consideration such factors as similar security prices, yields, maturities, liquidity and ratings. Securities for which valuations are not available from an independent pricing service may be valued by brokers which use prices provided by market makers or estimates of market value obtained from yield data relating to investment or securities with similar characteristics.

Short-term securities with remaining maturities of 60 days or less at the time of purchase are valued at amortized cost, which approximates market value.

Investments in other mutual funds are valued at net asset value. Securities for which market quotations are not available are valued at fair value as determined in good faith, according to procedures approved by the Board of Trustees.

B. When-issued and Delayed Delivery Transactions

The Funds record when-issued securities no later than one business day after the trade date and maintain security positions such that sufficient liquid assets will be available to make payment for the securities purchased. Securities purchased on a when-issued or delayed delivery basis are marked-to-market daily and begin earning interest on the settlement date. Losses may occur on these transactions due to changes in market conditions or the failure of counterparties to perform under the contract.

C. Security Transactions and Investment Income

Security transactions are recorded no later than one business day after the trade date. Realized gains and losses are computed using the specific cost of the security sold. Interest income is recorded on the accrual basis and includes accretion of discounts and amortization of premiums.

D. Federal Taxes

Each Fund intends to continue to qualify as a regulated investment company and distribute all of its taxable and tax-exempt income, including any net capital gains (which have already been offset by available capital loss carryovers). Accordingly, no provision for federal taxes is required.

EVERGREEN
Southern State Municipal Bond Funds
Combined Notes to Financial Statements (continued)

E. Distributions

Distributions to shareholders from net investment income are accrued daily and paid monthly. Distributions from net realized gains are recorded on the ex-dividend date.

Such distributions are determined in conformity with income tax regulations, which may differ from generally accepted accounting principles.

Reclassifications have been made to the Funds’ components of net assets to reflect income and gains available for distribution (or available capital loss carryovers, as applicable) under income tax regulations. The primary permanent differences causing such reclassifications are due to utilizing earnings and profits distributed to shareholders on redemption of shares as part of the dividends paid deduction for income tax purposes.

F. Class Allocations

Income, common expenses and realized and unrealized gains and losses are allocated to the classes based on the relative net assets of each class. Distribution and service fees, if any, are calculated daily at the class level based on the appropriate net assets of each class and the specific expense rates applicable to each class.

G. Organization Expenses

Organization expenses for the Florida High Income Fund are amortized to operations over a five-year period on a straight-line basis. In the event any of the initial shares of the Funds are redeemed by any holder during the five-year amortization period, redemption proceeds will be reduced by any unamortized organization expenses in the same proportion as the number of initial shares being redeemed bears to the number of initial shares outstanding at the time of the redemption. As of August 31, 2002, all organization expenses have been fully amortized.

3. ADVISORY FEES AND OTHER TRANSACTIONS WITH AFFILIATES

Evergreen Investment Management Company, LLC (“EIMC”), an indirect, wholly-owned subsidiary of Wachovia Corporation (“Wachovia” )(formerly First Union Corporation), is the investment advisor to the Funds. Each Fund, except Florida High Income Fund, pays the investment advisor a fee at an annual rate of 0.42% of each Fund’s average daily net assets. Florida High Income Fund pays the investment advisor a fee at an annual rate of 0.52% of its average daily net assets.

During the year ended August 31, 2002, the amount of investment advisory fees waived by the investment advisor and the impact on each Fund’s expense ratio represented as a percentage of its average daily net assets were as follows:

	Fees Waived	% of Average Daily Net Assets

Florida High Income Fund	$ 409,006	0.09%
Florida Fund	723,900	0.16%
Georgia Fund	107,188	0.09%
North Carolina Fund	744,252	0.21%
South Carolina Fund	36,361	0.03%
Virginia Fund	13,265	0.01%

Evergreen Investment Services, Inc. (“EIS”), an indirect, wholly owned subsidiary of Wachovia, is the administrator to the Funds. As administrator, EIS provides the Funds with facilities, equipment and personnel and is paid an administrative fee of 0.10% of each Fund’s average daily net assets.

Evergreen Service Company, LLC (“ESC”), an indirect, wholly owned subsidiary of Wachovia, is the transfer and dividend disbursing agent for the Funds.

EVERGREEN
Southern State Municipal Bond Funds
Combined Notes to Financial Statements (continued)

4. DISTRIBUTION PLANS

Evergreen Distributor, Inc. (“EDI”), a wholly owned subsidiary of BISYS Fund Services, Inc., serves as principal underwriter to the Funds.

Each Fund has adopted Distribution Plans, as allowed by Rule 12b-1 of the 1940 Act, for each class of shares, except Class I. Under the Distribution Plans, distribution fees for each class are calculated and paid daily. These fees are 0.25% for Class A and 1.00% for Class B and Class C.

For the year ended August 31, 2002, Florida Fund had 12b-1 fees waived for Class A in the amount of $153,023, which represents 0.12% of Class A average net assets.

5. ACQUISITIONS

During the year ended August 31, 2002, several of the Funds had acquired various open-end management investment companies registered under the 1940 Act.

On June 7, 2002, Georgia Fund acquired substantially all the assets and assumed certain liabilities of Wachovia Georgia Municipal Fund in exchange for Class A and Class I shares of Georgia Fund.

On June 7, 2002, North Carolina Fund acquired substantially all the assets and assumed certain liabilities of Wachovia North Carolina Municipal Fund in exchange for Class A and Class I shares of North Carolina Fund.

On June 7, 2002, South Carolina Fund acquired substantially all the assets and assumed certain liabilities of Wachovia South Carolina Municipal Fund in exchange for Class A and Class I shares of South Carolina Fund.

On June 7, 2002, Virginia Fund acquired substantially all the assets and assumed certain liabilities of Wachovia Virginia Municipal Fund in exchange for Class A and Class I shares of Virginia Fund.

These acquisitions were accomplished by a tax-free exchange of the respective shares of each Fund. The value of net assets acquired, number of shares issued, unrealized appreciation acquired and the aggregate net assets of each acquiring fund immediately after the acquisition were as follows:

Acquiring Fund	Acquired Fund	Value of Net Assets Acquired	Number of Shares Issued	Unrealized Appreciation	Net Assets After Acquisition

Georgia Fund	Wachovia GeorgiaMunicipal Fund	$ 126,308,957	12,583,670	$ 3,959,230	$ 218,620,479
North CarolinaFund	Wachovia North Carolina Municipal Fund	427,618,188	41,833,040	12,839,374	680,814,159
South CarolinaFund	Wachovia South Carolina Municipal Fund	335,964,187	33,161,042	12,331,028	399,328,349
Virginia Fund	Wachovia VirginiaMunicipal Fund	122,159,928	11,882,095	4,444,836	308,625,304

EVERGREEN
Southern State Municipal Bond Funds
Combined Notes to Financial Statements (continued)

6. CAPITAL SHARE TRANSACTIONS

The Funds have an unlimited number of shares of beneficial interest with $0.001 par value authorized. Shares of beneficial interest of the Funds are currently divided into Class A, Class B, Class C and Class I. Transactions in shares of the Funds were as follows:

Florida High Income Fund

	Year Ended August 31,
	2002		2001
	Shares	Amount	Shares	Amount

Class A
Shares sold	4,012,412	$ 41,235,816	5,187,103	$ 53,374,646
Automatic conversion of Class B shares to Class A shares	377,571	3,870,140	170,458	1,763,005
Shares issued in reinvestment of distributions	419,924	4,312,816	440,483	4,542,209
Shares redeemed	(5,964,622)	(61,305,453)	(6,191,182)	(63,742,017)

Net decrease	(1,154,715)	(11,886,681)	(393,138)	(4,062,157)

Class B
Shares sold	2,981,334	30,583,874	2,306,607	23,811,536
Automatic conversion of Class B shares to Class A shares	(377,571)	(3,870,140)	(170,458)	(1,763,005)
Shares issued in reinvestment of distributions	281,691	2,891,830	260,656	2,687,164
Shares redeemed	(1,683,563)	(17,284,394)	(1,608,428)	(16,554,366)

Net increase	1,201,891	12,321,170	788,377	8,181,329

Class C
Shares sold	1,173,377	12,026,222	523,621	5,397,802
Shares issued in reinvestment of distributions	34,423	353,289	24,093	248,513
Shares redeemed	(291,177)	(2,985,194)	(163,563)	(1,687,060)

Net increase	916,623	9,394,317	384,151	3,959,255

Class I
Shares sold	1,894,426	19,417,048	3,630,795	37,406,933
Shares issued in reinvestment of distributions	5,101	52,357	5,213	53,732
Shares redeemed	(1,532,366)	(15,739,071)	(1,528,149)	(15,776,880)

Net increase	367,161	3,730,334	2,107,859	21,683,785

Net increase		$ 13,559,140		$ 29,762,212

Florida Fund

	Year Ended August 31,
	2002		2001
	Shares	Amount	Shares	Amount

Class A
Shares sold	2,573,644	$ 24,185,986	1,873,465	$ 17,573,914
Automatic conversion of Class B shares to Class A shares	1,600,058	15,028,089	246,000	2,320,033
Shares issued in reinvestment of distributions	275,836	2,590,932	247,573	2,318,568
Shares redeemed	(3,081,629)	(28,907,857)	(2,113,788)	(19,745,443)

Net increase	1,367,909	12,897,150	253,250	2,467,072

Class B
Shares sold	1,171,435	10,990,661	571,739	5,363,021
Automatic conversion of Class B shares to Class A shares	(1,600,058)	(15,028,089)	(246,000)	(2,320,033)
Shares issued in reinvestment of distributions	67,138	631,092	88,112	824,651
Shares redeemed	(551,060)	(5,195,685)	(1,290,794)	(12,109,231)

Net decrease	(912,545)	(8,602,021)	(876,943)	(8,241,592)

Class C
Shares sold	534,319	5,025,531	148,725	1,401,910
Shares issued in reinvestment of distributions	10,759	101,096	8,902	83,384
Shares redeemed	(227,991)	(2,151,338)	(155,815)	(1,455,456)

Net increase	317,087	2,975,289	1,812	29,838

Class I
Shares sold	3,448,469	32,453,439	4,279,721	40,050,261
Shares issued in reinvestment of distributions	16,271	152,848	17,394	162,873
Shares redeemed	(7,037,141)	(66,158,679)	(10,434,752)	(97,590,786)

Net decrease	(3,572,401)	(33,552,392)	(6,137,637)	(57,377,652)

Net decrease		$ (26,281,974)		$ (63,122,334)

EVERGREEN
Southern State Municipal Bond Funds
Combined Notes to Financial Statements (continued)

Georgia Fund

	Year Ended August 31,
	2002		2001
	Shares	Amount	Shares	Amount

Class A
Shares sold	312,551	$ 3,143,006	555,025	$ 5,490,449
Automatic conversion of Class B shares to Class A shares	284,978	2,854,460	22,928	229,075
Shares issued in reinvestment of distributions	39,935	402,072	24,892	247,050
Shares redeemed	(329,442)	(3,308,873)	(288,092)	(2,855,455)
Shares issued in acquisition of Wachovia Georgia Municipal Fund	466,289	4,680,315	0	0

Net increase	774,311	7,770,980	314,753	3,111,119

Class B
Shares sold	592,870	5,980,550	357,986	3,571,325
Automatic conversion of Class B shares to Class A shares	(284,978)	(2,854,460)	(22,928)	(229,075)
Shares issued in reinvestment of distributions	41,667	419,064	38,686	383,412
Shares redeemed	(189,486)	(1,909,784)	(130,755)	(1,297,461)

Net increase	160,073	1,635,370	242,989	2,428,201

Class C (a)
Shares sold	43,882	445,857
Shares issued in reinvestment of distributions	139	1,421
Shares redeemed	(3,968)	(40,516)

Net increase	40,053	406,762

Class I
Shares sold	1,993,290	20,205,740	1,006,616	9,925,572
Shares issued in reinvestment of distributions	10,199	103,258	1,039	10,291
Shares redeemed	(1,180,379)	(11,871,636)	(1,222,454)	(12,053,644)
Shares issued in acquisition of Wachovia Georgia Municipal Fund	12,117,381	121,628,642	0	0

Net increase (decrease)	12,940,491	130,066,004	(214,799)	(2,117,781)

Net increase		$ 139,879,116		$ 3,421,539

(a) For the period from March 27, 2002 (commencement of class operations), to August 31, 2002.

Maryland Fund

	Year Ended August 31,
	2002		2001
	Shares	Amount	Shares	Amount

Class A
Shares sold	229,212	$ 2,514,085	236,933	$ 2,546,472
Automatic conversion of Class B shares to Class A shares	4,412	48,002	2,890	31,326
Shares issued in reinvestment of distributions	60,476	662,490	70,706	760,737
Shares redeemed	(277,618)	(3,043,201)	(266,234)	(2,860,179)

Net increase	16,482	181,376	44,295	478,356

Class B
Shares sold	363,417	3,982,927	221,519	2,391,919
Automatic conversion of Class B shares to Class A shares	(4,412)	(48,002)	(2,890)	(31,326)
Shares issued in reinvestment of distributions	17,641	193,385	11,831	127,507
Shares redeemed	(59,683)	(653,996)	(54,445)	(576,937)

Net increase	316,963	3,474,314	176,015	1,911,163

Class C
Shares sold	190,894	2,094,922	114,965	1,243,373
Shares issued in reinvestment of distributions	5,928	64,987	1,077	11,697
Shares redeemed	(34,390)	(379,529)	(2,357)	(25,615)

Net increase	162,432	1,780,380	113,685	1,229,455

Class I
Shares sold	1,159,329	12,696,038	816,238	8,786,372
Shares issued in reinvestment of distributions	2,478	27,169	2,270	24,470
Shares redeemed	(352,863)	(3,881,740)	(417,966)	(4,535,350)

Net increase	808,944	8,841,467	400,542	4,275,492

Net increase		$ 14,277,537		$ 7,894,466

EVERGREEN
Southern State Municipal Bond Funds
Combined Notes to Financial Statements (continued)

North Carolina Fund

	Year Ended August 31,
	2002		2001
	Shares	Amount	Shares	Amount

Class A
Shares sold	2,994,929	$ 30,793,533	748,748	$ 7,609,117
Automatic conversion of Class B shares to Class A shares	918,918	9,381,792	1,012,465	10,340,879
Shares issued in reinvestment of distributions	142,719	1,463,649	89,152	905,683
Shares redeemed	(1,182,116)	(12,045,745)	(668,038)	(6,787,415)
Shares issued in acquisition of Wachovia North Carolina Municipal Fund	629,437	6,434,113	0	0

Net increase	3,503,887	36,027,342	1,182,327	12,068,264

Class B
Shares sold	484,225	4,955,718	134,605	1,362,707
Automatic conversion of Class B shares to Class A shares	(918,918)	(9,381,792)	(1,012,465)	(10,340,879)
Shares issued in reinvestment of distributions	54,795	561,286	87,153	883,126
Shares redeemed	(227,435)	(2,324,105)	(425,981)	(4,309,461)

Net decrease	(607,333)	(6,188,893)	(1,216,688)	(12,404,507)

Class C (a)
Shares sold	83,713	864,812
Shares issued in reinvestment of distributions	221	2,298

Net increase	83,934	867,110

Class I
Shares sold	3,171,858	32,559,601	1,847,679	18,732,594
Shares issued in reinvestment of distributions	17,940	184,567	15,171	153,719
Shares redeemed	(6,477,891)	(66,514,254)	(3,992,819)	(40,406,141)
Shares issued in acquisition of Wachovia North Carolina Municipal Fund	41,203,603	421,184,075	0	0

Net increase (decrease)	37,915,510	387,413,989	(2,129,969)	(21,519,828)

Net increase (decrease)		$ 418,119,548		$ (21,856,071)

(a) For the period from March 27, 2002 (commencement of class operations), to August 31, 2002.

South Carolina Fund

	Year Ended August 31,
	2002		2001
	Shares	Amount	Shares	Amount

Class A
Shares sold	660,017	$ 6,725,065	239,272	$ 2,408,747
Automatic conversion of Class B shares to Class A shares	89,921	906,930	7,203	72,097
Shares issued in reinvestment of distributions	43,737	448,468	6,831	68,256
Shares redeemed	(315,707)	(3,225,338)	(96,166)	(964,211)
Shares issued in acquisition of Wachovia South Carolina Municipal Fund	4,921,801	49,864,746	0	0

Net increase	5,399,769	54,719,871	157,140	1,584,889

Class B
Shares sold	436,462	4,432,331	96,224	964,603
Automatic conversion of Class B shares to Class A shares	(89,921)	(906,930)	(7,203)	(72,097)
Shares issued in reinvestment of distributions	13,404	136,214	12,798	127,622
Shares redeemed	(51,973)	(527,024)	(94,544)	(944,578)

Net increase	307,972	3,134,591	7,275	75,550

Class C (a)
Shares sold	19,650	200,589
Shares issued in reinvestment of distributions	66	679

Net increase	19,716	201,268

Class I
Shares sold	1,442,482	14,740,530	981,039	9,734,319
Shares issued in reinvestment of distributions	38,060	387,848	3,140	31,247
Shares redeemed	(1,337,337)	(13,643,874)	(1,618,417)	(16,131,087)
Shares issued in acquisition of Wachovia South Carolina Municipal Fund	28,239,241	286,099,441	0	0

Net increase (decrease)	28,382,446	287,583,945	(634,238)	(6,365,521)

Net increase (decrease)		$ 345,639,675		$ (4,705,082)

(a) For the period from March 27, 2002 (commencement of class operations), to August 31, 2002.

EVERGREEN
Southern State Municipal Bond Funds
Combined Notes to Financial Statements (continued)

Virginia Fund

	Year Ended August 31,
	2002		2001
	Shares	Amount	Shares	Amount

Class A
Shares sold	1,897,356	$ 19,517,136	1,372,882	$ 13,911,515
Automatic conversion of Class B shares to Class A shares	207,350	2,135,072	15,574	159,130
Shares issued in reinvestment of distributions	174,163	1,794,472	152,472	1,542,860
Share redeemed	(954,355)	(9,822,388)	(747,944)	(7,562,831)
Shares issued in acquisition of Wachovia Virginia Municipal Fund	676,173	6,951,830	0	0

Net increase	2,000,687	20,576,122	792,984	8,050,674

Class B
Shares sold	769,100	7,938,319	447,779	4,554,988
Automatic conversion of Class B shares to Class A shares	(207,350)	(2,135,072)	(15,574)	(159,130)
Shares issued in reinvestment of distributions	47,146	485,638	42,654	431,623
Shares redeemed	(213,122)	(2,193,925)	(263,053)	(2,648,889)

Net increase	395,774	4,094,960	211,806	2,178,592

Class C (a)
Shares sold	78,769	821,276
Shares issued in reinvestment of distributions	212	2,226

Net increase	78,981	823,502

Class I
Shares sold	2,366,096	24,372,365	1,436,035	14,543,367
Shares issued in reinvestment of distributions	6,709	69,602	2,031	20,509
Share redeemed	(2,163,504)	(22,339,188)	(2,650,853)	(26,815,137)
Shares issued in acquisition of Wachovia Virginia Municipal Fund	11,205,922	115,208,098	0	0

Net increase (decrease)	11,415,223	117,310,877	(1,212,787)	(12,251,261)

Net increase (decrease)		$ 142,805,461		$ (2,021,995)

(a) For the period from March 27, 2002 (commencement of class operations), to August 31, 2002.

7. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of investment securities (excluding short-term securities) were as follows for the year ended August 31, 2002:

	Cost of Purchases	Proceeds from Sales

Florida High Income Fund	$ 112,564,854	$ 109,945,691
Florida Fund	128,908,766	161,601,866
Georgia Fund	18,044,938	12,105,341
Maryland Fund	22,301,686	11,587,875
North Carolina Fund	68,699,664	101,977,818
South Carolina Fund	23,342,006	30,881,552
Virginia Fund	55,962,543	39,593,618

On August 31, 2002, the composition of unrealized appreciation and depreciation on securities based on the aggregate cost of securities for federal income tax purposes were as follows:

	Tax Cost	Gross Unrealized Appreciation	Gross Unrealized Depreciation	Net Unrealized Appreciation

Florida High Income Fund	$ 431,662,716	$ 12,303,506	$ (10,171,405)	$ 2,132,101
Florida Fund	418,242,824	30,552,806	(134,634)	30,418,172
Georgia Fund	220,530,641	14,075,896	(42,050)	14,033,846
Maryland Fund	63,917,025	3,792,705	(190,896)	3,601,809
North Carolina Fund	648,162,184	38,880,291	(2,356,146)	36,524,145
South Carolina Fund	388,916,959	24,121,789	(135,904)	23,985,885
Virginia Fund	301,317,154	19,422,341	(95,278)	19,327,063

EVERGREEN
Southern State Municipal Bond Funds
Combined Notes to Financial Statements (continued)

As of August 31, 2002, the Funds had capital loss carryovers for federal income tax purposes as follows:

	Total Capital Loss Carryovers	Expiration
		2004	2008	2009	2010

Florida High Income Fund	$ 25,025,442	$ 0	$ 4,365,480	$ 18,590,266	$ 2,069,696
Florida Fund	26,045,570	1,089,463	7,387,972	17,071,351	496,784
Georgia Fund	2,562,313	0	863,799	1,413,932	284,582
Maryland Fund	1,161,358	0	215,659	804,652	141,047
North Carolina Fund	9,755,723	0	2,915,998	6,839,725	0
South Carolina Fund	250,360	0	0	250,360	0
Virginia Fund	2,126,626	0	0	2,126,626	0

Florida Fund’s capital loss carryovers expiring in 2004 were created as a result of the January 26, 1998 acquisition of substantially all the assets and assumption of certain liabilities of Evergreen Florida Tax Free Fund in exchange for Florida Fund shares. In accordance with income tax regulations, certain Florida Fund gains may not be used to offset this capital loss carryover.

As a result of acquisitions, certain portions of the capital loss carryovers of North Carolina Fund and South Carolina Fund were limited during the year ended August 31, 2002 in accordance with income tax regulations.

For income tax purposes, capital losses incurred after October 31 within the Fund’s fiscal year are deemed to arise on the first business day of the following fiscal year. As of August 31, 2002, Florida High Income Fund, Florida Fund, Georgia Fund and Maryland Fund incurred and will elect to defer post October losses of $5,737,947, $5,202,837, $419,485 and $14,105, respectively.

8. INTERFUND LENDING

Pursuant to an exemptive order issued by the SEC, the Funds, along with other certain funds in the Evergreen fund family may participate in an interfund lending program. This program allows the Funds to borrow from, or lend money to, other participating funds.

9. DISTRIBUTIONS TO SHAREHOLDERS

As of August 31, 2002, the components of distributable earnings on a tax basis were as follows:

	Overdistributed Exempt-Interest Income	Unrealized Appreciation	Capital Loss Carryforwards and Post-October Losses

Florida High Income Fund	$ (218,840)	$ 2,132,101	$ (30,763,389)
Florida Fund	(145,779)	30,418,172	(31,248,407)
Georgia Fund	(110,279)	14,033,846	(2,981,798)
Maryland Fund	(38,307)	3,601,809	(1,175,463)
North Carolina Fund	(311,638)	36,524,145	(9,755,723)
South Carolina Fund	(127,557)	23,985,885	(250,360)
Virginia Fund	(125,724)	19,327,063	(2,126,626)

The differences between the components of distributable earnings on a tax basis and the amounts reflected in the Statements of Assets and Liabilities are primarily due to wash sales.

The tax character of distributions paid for the year ended August 31, 2002 was as follows:

	Ordinary Income	Exempt-Interest Income

Florida High Income Fund	$ 119,537	$ 23,342,525
Florida Fund	207,324	22,210,604
Georgia Fund	22,872	5,519,261
Maryland Fund	8,507	2,575,881
North Carolina Fund	125,951	16,913,118
South Carolina Fund	19,929	6,096,447
Virginia Fund	40,443	9,210,118

EVERGREEN
Southern State Municipal Bond Funds
Combined Notes to Financial Statements (continued)

10. EXPENSE REDUCTIONS

Through expense offset arrangements with ESC and the Funds’ custodian a portion of the fund expenses have been reduced. The amount of expense reductions received by each Fund and the impact of the total expense reductions on each Fund’s annualized expense ratio represented as a percentage of its average net assets were as follows:

	Total Expense Reductions	% of Average Net Assets

Florida High Income Fund	$ 5,024	0.00%
Florida Fund	5,575	0.00%
Georgia Fund	1,395	0.00%
Maryland Fund	660	0.00%
North Carolina Fund	3,512	0.00%
South Carolina Fund	996	0.00%
Virginia Fund	2,142	0.00%

11. DEFERRED TRUSTEES’ FEES

Each independent Trustee of each Fund may defer any or all compensation related to performance of their duties as Trustees. The Trustees’ deferred balances are allocated to deferral accounts, which are included in the accrued expenses for the Fund. The investment performance of the deferral accounts are based on the investment performance of certain Evergreen Funds. Any gains earned or losses incurred in the deferral accounts are reported in the Fund’s Trustees’ fees and expenses. At the election of the Trustees, the deferral account will be paid either in one lump sum or in quarterly installments for up to ten years.

12. FINANCING AGREEMENT

The Fund and certain other Evergreen funds share in a $150 million unsecured revolving credit commitment for temporary and emergency purposes, including the funding of redemptions, as permitted by each Fund’s borrowing restrictions. Borrowings under this facility bear interest at 0.50% per annum above the Federal Funds rate. All of the participating funds are charged an annual commitment fee of 0.09% of the unused balance, which is allocated pro rata.

During the year ended August 31, 2002, Florida High Income Fund had average borrowings outstanding of $50,110 at a rate of 2.38% and paid interest of $1,195, which represents 0.00% of its average net assets.

13. CONCENTRATION OF RISK

Each Fund invests a substantial portion of its assets in issuers of municipal debt securities located in a single state, therefore, it may be more affected by economic and political developments in that state or region than would be a comparable general tax-exempt mutual fund. In addition, Florida High Income Fund holds certain unrated bonds where the Fund is the only holder of the issue, which may increase the risks associated with this Fund.

EVERGREEN
Southern State Municipal Bond Funds
Independent Auditors’ Report

Board of Trustees and Shareholders
Evergreen Municipal Trust

We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of the Evergreen Florida High Income Municipal Bond Fund, Evergreen Florida Municipal Bond Fund, Evergreen Georgia Municipal Bond Fund, Evergreen Maryland Municipal Bond Fund, Evergreen North Carolina Municipal Bond Fund, Evergreen South Carolina Municipal Bond Fund and Evergreen Virginia Municipal Bond Fund, portfolios of Evergreen Municipal Trust, as of August 31, 2002, and the related statements of operations for the year then ended, statements of changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years or periods in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Funds’ management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of August 31, 2002 by correspondence with the custodian. As to securities purchased or sold but not yet received or delivered, we performed other appropriate auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Evergreen Florida High Income Municipal Bond Fund, Evergreen Florida Municipal Bond Fund, Evergreen Georgia Municipal Bond Fund, Evergreen Maryland Municipal Bond Fund, Evergreen North Carolina Municipal Bond Fund, Evergreen South Carolina Municipal Bond Fund, and Evergreen Virginia Municipal Bond Fund as of August 31, 2002, and the results of their operations, changes in their net assets, and financial highlights for each of the years or periods described above in conformity with accounting principles generally accepted in the United States of America.

Boston, Massachusetts
October 4, 2002

EVERGREEN
Southern State Municipal Bond Funds
Additional Information (Unaudited)

Federal Income Tax Status of Distributions

For the fiscal year ended August 31, 2002, the percentage representing the portion of distributions from net investment income, which are exempt from federal income tax, other than alternative minimum tax was as follows:

Florida High Income	99.49%
Florida Fund	99.09%
Georgia Fund	99.55%
Maryland Fund	99.66%
North Carolina Fund	99.19%
South Carolina Fund	99.60%
Virginia Fund	99.54%

This page left intentionally blank

This page left intentionally blank

This page left intentionally blank

BOARD OF TRUSTEES

Name, address and date of birth	Position with trust	Begining year of term of office*	Principal occupations for last five years	Number of portfolios overseen in Evergreen funds complex	Other directorships held outside of Evergreen funds complex

Charles A. Austin III 200 Berkeley Street Boston, MA 02116 DOB: 10/23/1934	Trustee	1991	Investment Counselor, Anchor Capital Advisors, Inc. (investment advice); Director, The Andover Companies (insurance); Trustee, Arthritis Foundation of New England; The Francis Ouimet Society; Former Investment Counselor, Appleton Partners, Inc. (investment advice); Former Director, Executive Vice President and Treasurer, State Street Research & Management Company (investment advice); Former Director, Health Development Corp. (fitness-wellness centers); Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	95	None

K. Dun Gifford 200 Berkeley Street Boston, MA 02116 DOB: 10/23/1938	Trustee	1974	Chairman and President, Oldways Preservation and Exchange Trust (education); Trustee, Treasurer and Chairman of the Finance Committee, Cambridge College; Former Managing Partner, Roscommon Capital Corp.; Former Chairman of the Board, Director, and Executive Vice President, The London Harness Company (leather goods purveyor); Former Chairman, Gifford, Drescher & Associates (environmental consulting); Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	95	None

Leroy Keith, Jr. 200 Berkeley Street Boston, MA 02116 DOB: 2/14/1939	Trustee	1983	Partner, Stonington Partners, Inc. (private investment firm); Trustee of Phoenix Series Fund, Phoenix Multi-Portfolio Fund, and The Phoenix Big Edge Series Fund; Former Chairman of the Board and Chief Executive Officer, Carson Products Company (manufacturing); Former Director of Phoenix Total Return Fund and Equifax, Inc. (worldwide information management); Former President, Morehouse College; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	95	Trustee, Phoenix Series Fund, Phoenix Multi-Portfolio Fund, and The Phoenix Big Edge Series Fund

Gerald M. McDonnell 200 Berkeley Street Boston, MA 02116 DOB: 7/14/1939	Trustee	1988	Sales Manager, SMI-STEEL -- South Carolina (steel producer); Former Sales and Marketing Management, Nucor Steel Company; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	95	None

Thomas L. McVerry 200 Berkeley Street Boston, MA 02116 DOB: 8/2/1938	Trustee	1993	Director of Carolina Cooperative Credit Union; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	95	None

William Walt Pettit 200 Berkeley Street Boston, MA 02116 DOB: 8/26/1955	Trustee	1984	Partner and Vice President in the law firm of Kellam & Pettit, P.A.; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	95	None

David M. Richardson 200 Berkeley Street Boston, MA 02116 DOB: 9/19/1941	Trustee	1982	President, Richardson, Runden & Company (new business development/consulting company); Managing Director, Kennedy Information, Inc. (executive recruitment information and research company); Trustee, 411 Technologies, LLP (communications); Director, J&M Cumming Paper Co. (paper merchandising); Columnist, Commerce and Industry Association of New Jersey; Former Vice Chairman, DHR International, Inc. (executive recruitment); Former Senior Vice President, Boyden International Inc. (executive recruitment); Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	95	None

Russell A. Salton, III MD 200 Berkeley Street Boston, MA 02116 DOB: 6/2/1947	Trustee	1984	Medical Director, Healthcare Resource Associates, Inc.; Former Medical Director, U.S. Health Care/Aetna Health Services; Former Consultant, Managed Health Care; Former President, Primary Physician Care; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	95	None

Michael S. Scofield 200 Berkeley Street Boston, MA 02116 DOB: 2/20/1943	Trustee	1984	Attorney, Law Offices of Michael S. Scofield; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	95	None

Richard J. Shima 200 Berkeley Street Boston, MA 02116 DOB: 8/11/1939	Trustee	1993	Independent Consultant; Director, Trust Company of CT; Trustee, Saint Joseph College (CT); Director of Hartford Hospital, Old State House Association; Trustee, Greater Hartford YMCA; Former Chairman, Environmental Warranty, Inc. (insurance agency); Former Executive Consultant, Drake Beam Morin, Inc. (executive outplacement); Former Director of Enhance Financial Services, Inc.; Former Director of CTG Resources, Inc. (natural gas); Former Director Middlesex Mutual Assurance Company; Former Chairman, Board of Trustees, Hartford Graduate Center; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	95	None

Richard K. Wagoner, CFA** 200 Berkeley Street Boston, MA 02116 DOB: 12/12/1937	Trustee	1999	Current Member and Former President, North Carolina Securities Traders Association; Member, Financial Analysts Society; Former Chief Investment Officer, Executive Vice President and Head of Capital Management Group, First Union National Bank; Former Consultant to the Boards of Trustees of the Evergreen Funds; Former Member, New York Stock Exchange; Former Trustee, Mentor Funds and Cash Resource Trust.	95	None

* Each Trustee serves until a successor is duly elected or qualified or until his death, resignation, retirement or removal from office.

** Mr. Wagoner is an “interested person” of the funds because of his ownership of shares in Wachovia Corporation (formerly First Union Corporation), the parent to the funds’ investment advisor.

Additional information about the funds’ Board of Trustees can be found in the Statement of Additional Information (SAI) and is available upon request without charge by calling 800.343.2898.

Mutual funds to meet all your needs We offer a complete family of mutual funds designed to help you meet a wide range of financial goals.

Global & International funds invest in securities of companies around the globe.

Domestic Equity funds invest in securities of companies primarily located in the United States.

Blend Equity funds invest in a blend of equity investment styles.

Balanced funds invest in a mix of stocks and bonds to maximize benefits of asset allocation.

Fixed Income funds invest in securities with the potential to produce regular income.

Tax Advantaged funds invest in securities that produce federally tax-free income.*

Money Market funds invest in short-term money market instruments with a high degree of liquidity.

* Income may be subject to the federal alternative minimum tax as well as state and local taxes.

543699 10/2002

Visit us online at EvergreenInvestments.com

For more information
Evergreen Express Line 800.346.3858
Evergreen Investor Services 800.343.2898

The Dalbar Mutual Fund Service Award symbolizes the achievement of the highest tier of service to shareholders within the mutual fund industry. It is awarded only to firms that exceed industry norms in key service areas. Evergreen Investments was measured against 62 mutual fund service providers.

Evergreen Investments
200 Berkeley Street
Boston, MA 02116-5034